Exhibit 2.3

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”), AND THE OMITTED TEXT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FACILITY AGREEMENT

EUR 555,000,000

MULTICURRENCY REVOLVING CREDIT FACILITY

for

MARINE HARVEST ASA

arranged by

ABN AMRO BANK N.V.

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

DNB MARKETS, a part of DNB BANK ASA

NORDEA BANK NORGE ASA

with

DNB BANK ASA

acting as Facility Agent and

DNB BANK ASA

acting as Security Agent

Dated 4 November 2014

TABLE OF CONTENT

1	DEFINITIONS AND INTERPRETATION	4
2	THE FACILITY	30
3	PURPOSE	36
4	CONDITIONS OF UTILISATION	36
5	UTILISATION	38
6	OPTIONAL CURRENCIES	39
7	ANCILLARY FACILITIES	39
8	REPAYMENT	44
9	PREPAYMENT AND CANCELLATION	46
10	INTEREST	52
11	INTEREST PERIODS	53
12	CHANGES TO THE CALCULATION OF INTEREST	54
13	FEES	55
14	TAX GROSS UP AND INDEMNITIES	55
15	INCREASED COSTS	59
16	OTHER INDEMNITIES	61
17	MITIGATION BY THE LENDERS	62
18	COSTS AND EXPENSES	63
19	GUARANTEE AND INDEMNITY	64
20	TRANSACTION security	76
21	REPRESENTATIONS	77
22	INFORMATION UNDERTAKINGS	85
23	FINANCIAL COVENANTS	90
24	GENERAL UNDERTAKINGS	93
25	EVENTS OF DEFAULT	104
26	CHANGES TO THE LENDERS	109
27	CHANGES TO THE OBLIGORS	114
28	ROLE OF THE AGENT, THE ARRANGER AND OTHERS	116
29	CONDUCT OF BUSINESS BY THE FINANCE PARTIES	123
30	SHARING AMONG THE FINANCE PARTIES	124
31	PAYMENT MECHANICS	125
32	CONFIDENTIALITY	129

33	SET-OFF	133
34	NOTICES	133
35	CALCULATIONS AND CERTIFICATES	135
36	PARTIAL INVALIDITY	135
37	REMEDIES AND WAIVERS	135
38	AMENDMENTS AND WAIVERS	135
39	COUNTERPARTS	138
40	GOVERNING LAW	138
41	ENFORCEMENT	138

SCHEDULES:

SCHEDULE 1:	THE ORIGINAL PARTIES
Part I: The Original Borrower
Part II: The Original Guarantor
Part III: The Original Lenders and Commitments
Part IV: The Original Hedge Counterparties

SCHEDULE 2:	CONDITIONS PRECEDENT
Part I: Conditions precedent to signing
Part II: Conditions precedent to initial Utilisation
Part II: Conditions precedent required to be delivered by an Additional Obligor

SCHEDULE 3:	REQUESTS
Part I: Form of Utilisation Request
Part II: Form of Ancillary Facility Request Part III: Form of Chilean Note

SCHEDULE 4:	TRANSACTION SECURITY DOCUMENTS

SCHEDULE 5:	FORM OF TRANSFER CERTIFICATE

SCHEDULE 6:	FORM OF ASSIGNMENT AGREEMENT

SCHEDULE 7:	FORM OF ACCESSION LETTER

SCHEDULE 8:	FORM OF RESIGNATION LETTER

SCHEDULE 9:	FORM OF COMPLIANCE CERTIFICATE

SCHEDULE 10:	PERMITTED EXISTING FINANCIAL INDEBTEDNESS AND SECURITY

SCHEDULE 11:	FORM OF INCREASE CONFIRMATION

SCHEDULE 12:	FORM OF CHILEAN GUARANTEE

SCHEDULE 13:	TIMETABLES

SCHEDULE 14:	ADDITIONAL OBLIGORS TO ACCEDE AT THE CLOSING DATE

THIS FACILITY AGREEMENT is dated 4 November 2014 and is made between:

(1)	MARINE HARVEST ASA (the “Company”, the “Original Borrower” and the “Original Guarantor”);

(2)
ABN AMRO BANK N.V., COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A, DNB MARKETS, a part of DNB BANK ASA and NORDEA BANK NORGE ASA, as mandated lead arrangers (whether acting individually or together, the “Arranger”);

(3)	THE FINANCIAL INSTITUTIONS listed in Part III of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”);

(4)	THE FINANCIAL INSTITUTIONS listed in Part IV of Schedule 1 (The Original Parties) as hedge counterparties (the “Original Hedge Counterparties”);

(5)	DNB BANK ASA as facility agent of the other Finance Parties (in such capacity, the “Agent”); and

(6)	DNB BANK ASA as security agent of the other Secured Parties (in such capacity, the “Security Agent”).

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceding Lender” shall have the meaning given to such term in paragraph g) of Clause 2.2 (Accordion Increase Option).

“Accession Letter” means a document substantially in the form set out in Schedule 7 (Form of Accession Letter).

“Additional Borrower” means a company which becomes an Additional Borrower after the date of this Agreement in accordance with Clause 27 (Changes to the Obligors).

“Adhesion” means a document substantially in the form set out in the Chilean Security Agent Agreement pursuant to which a Finance Party or a Chilean Obligor becomes a party to the Chilean Security Agent Agreement.

“Additional Guarantor” means a company which becomes an Additional Guarantor after the date of this Agreement in accordance with Clause 27 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Administrative Party” means an Arranger, the Agent or the Security Agent.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company and, in relation to Coöperatieve Centrale Raiffeisen-Boerenleenbank BA only, any related bank (aangesloten bank) or member (lid). For the avoidance of doubt, in the case of DNB Bank ASA, the term Affiliate will include DNB Group, Agencia en Chile.

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London, the Norwegian or any other relevant foreign exchange market at or about 11:00 hours (London time) on a particular day.

“Agreement” means this facility agreement, as it may be amended, supplemented and varied in writing from time to time, including its Schedules and any Transfer Certificate.

“Ancillary Commencement Date” means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available to a Borrower, which date shall be a Business Day within the Availability Period.

“Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent, and whether or not utilised) to make available to a Borrower from time to time under an Ancillary Facility and which has been authorised as such under Clause 7 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.

“Ancillary Document” means each document relating to or evidencing the terms of an Ancillary Facility.

“Ancillary Facility” means any ancillary facility made available by an Ancillary Lender in accordance with Clause 7 (Ancillary Facilities).

“Ancillary Facility Request” means a notice substantially in the form set out in Part II of Schedule 3 (Requests).

“Ancillary Lender” means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 7 (Ancillary Facilities).

“Ancillary Outstandings” means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force, the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility:

a)	the principal amount under each overdraft facility and on-demand short term loan facility (net of any Available Credit Balance);

b)	the face amount of each guarantee, bond and letter of credit under that Ancillary Facility; and

c)	the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility,

in each case as determined by the Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document.

“Annual Financial Statements” has the meaning given to that term in Clause 22 (Information Undertakings).

“Anti-corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Aquaculture Licence” means a licence to operate and engage in aquaculture activities (No. akvakulturtillatelse) or similar.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, permit, licence (including any Aquaculture Licence), exemption, filing, notarisation or registration.

“Availability Period” means the period from and including the date of this Agreement to and including the date falling one (1) Month prior to the Termination Date.

“Available Commitment” means a Lender’s Commitment minus (subject to Clause 7.8 (Affiliates of Lenders as Ancillary Lenders) and as set out below):

a)	the Base Currency Amount of its participation in any outstanding Utilisations and the Base Currency Amount of the aggregate of its (and its Affiliate’s) Ancillary Commitments; and

b)
in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date and the Base Currency Amount of its (and its Affiliate’s) Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date, other than:

(i)	that Lender’s participation in any Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date; and

(ii)	that Lender’s (or its Affiliate’s) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.

“Available Credit Balance” means, in relation to an Ancillary Facility, credit balances on any account of any Borrower of that Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that those credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Base Currency” means EUR.

“Base Currency Amount” means:

a)
in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three (3) Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement); and

b)
in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Company pursuant to Clause 7.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three (3) Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, on the date the Agent receives the notice of the Ancillary Commitment in accordance with terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation, or (as the case may be) cancellation or reduction of an Ancillary Facility.

“Basel II” has the meaning given to that term in paragraph a) of Clause 15.3 (Exceptions).

“Basel III” has the meaning given to that term in paragraph b) of Clause 15.1 (Increased Costs).

“Belgian Obligor” means an Obligor incorporated and existing under the laws of Belgium.

“Bjugn Property” means the real estate with land and title number “gnr 3 bnr 183 knr 1627” and “gnr 3 bnr 186 kn 1627” located in the municipality of Bjugn, Norway and owned by Marine Harvest Fish Feed AS, which property will become subject to Transaction Security in accordance with paragraph b)(x) of Clause 20.1 (General – secured obligations).

“Borrower” means the Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 27 (Changes to the Obligors).

“Break Costs” means the amount (if any) by which:

a)
the interest (excluding the applicable Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Amsterdam, London and Oslo and:

a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

b)	(in relation to any date for payment or purchase of euro) any TARGET Day.

“Capital Expenditure” means any expenditure or obligation in respect of expenditure which, in accordance with GAAP, is treated as capital expenditure.

“Cash” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Cash Equivalent Assets” has the meaning given to that term in Clause 23.1 (Financial definitions).

“CDOR” means, in relation to any Loan in CAD:

a)	the applicable Screen Rate; or

b)	(if no Screen Rate is available for the Interest Period of that Loan) the Reference Bank Rate,

as of the Specified Time on the Quotation Day for CAD and for a period equal in length to the Interest Period of that Loan and, if that rate is less than zero, CDOR shall be deemed to be zero.

“Chilean Borrower” means a Borrower incorporated under the laws of Chile.

“Chilean Guarantee” means a guarantee entered into by a Chilean Guarantor (in the form of a fianza y Codeuda solidaria), to be executed as a public deed in the Spanish language and made subject to Chilean law, substantially in the form of the English translation contained in Schedule 12 (Form of Chilean Guarantee).

“Chilean Guarantor” means a Guarantor incorporated under the laws of Chile.

“Chilean Note” has the meaning given to that term in paragraph c) of Clause 4.2 (Further conditions precedent).

“Chilean Obligor” means an Obligor incorporated under the laws of Chile.

“Chilean Security Agent Agreement” means the Chilean law Security Agent Agreement (contrato de agencia de garantías) under which the Finance Parties appoint the Security Agent to act as Chilean security agent pursuant Article 18 of Law 20.190 of the Republic of Chile, executed by each party to it by public deed executed before a Chilean Notary Public in Chile substantially in the form of the English translation contained in schedule 5 of the Intercreditor Agreement (Form of Chilean Security Agent Agreement).

“Closing Date” means the initial Utilisation Date under this Agreement, being no later than 30 November 2014.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means:

a)
in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Commitment” in Part III of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase); and

b)	in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Companies Act” means the Norwegian Public Limited Companies Act of 13 June 1997 No. 45 (No. allmennaksjeloven) or the Norwegian Private Limited Companies Act of 13 June 1997 No. 44 (No. aksjeloven), as the case may be.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 9 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Company, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facilities from either:

a)	any member of the Group or any of its advisers; or

b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 32 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs a) or b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“CRD IV” has the meaning given to that term in paragraph b) of Clause 15.1 (Increased Costs).

“Default” means an Event of Default or any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

a)
which has failed to make its participation in a Loan available (or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

b)	which has otherwise rescinded or repudiated a Finance Document; or

c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

such payment is made within five (5) Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Designated Gross Amount” has the meaning given to that term in Clause 7.2 (Availability).

“Designated Net Amount” has the meaning given to that term in Clause 7.2 (Availability).

“Disruption Event” means either or both of:

a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“DNB Hedge” means the hedging transactions made between the Company and DNB Bank ASA on 27 July 2012 for the total hedging amounts of USD 107,000,000, EUR 283,000,000 and GBP 23,500,000, which transactions will mature on 24 March 2022.

“Dutch Obligor” means an Obligor incorporated in the Netherlands.

“EBITDA” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Environment” means humans, animals, plants and all other living organisms including the ecological system of which they form part and the following media:

a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

c)	land (including, without limitation, land under water).

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

a)	the pollution or protection of the Environment;

b)	the conditions of the workplace; or

c)
the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from properties owned or used by any member of the Group.

“EURIBOR” means, in relation to any Loan in euro:

a)	the applicable Screen Rate; or

b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

c)	if:

(i)	no Screen Rate is available for the Interest Period of that Loan; and

(ii)	it is not possible to calculate the Interpolated Screen Rate for that Loan,

the Reference Bank Rate,

as of, in the case of paragraphs a) and c) above, the Specified Time on the Quotation Day for euro and for a period equal in length to the Interest Period of that Loan and, if that rate is less than zero, EURIBOR shall be deemed to be zero.

“Event of Default” means any event or circumstance specified as such in Clause 25 (Events of Default).

“Existing Facility Agreement” means the amended and restated EUR 775,000,000 facility agreement made between, amongst others, the Company and DNB Bank ASA (as facility agent) originally dated 4 May 2010 (as amended by an amendment agreement dated 27 April 2011, as amended and restated by amendment and restatement agreements dated 16 December 2011 and 26 July 2012, respectively, as further amended by amendment letters dated 14 January 2013, 17 January 2013 and 31 May 2013, respectively, as further amended pursuant to an amendment request dated 8 January 2013 (as accepted and agreed by the Agent) and as amended and restated pursuant to an amendment and restatement agreement dated 13 June 2014).

“FA Act” means the Norwegian Financial Agreements Act of 25 June 1999 No. 46 (No. Finansavtaleloven).

“Facility” means the multicurrency revolving credit facility made available under this Agreement as described in paragraph a) of Clause 2.1 (The Facility), part of which may be designated as Ancillary Facilities in accordance with Clause 7 (Ancillary Facilities).

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

a)	sections 1471 to 1474 of the Code or any associated regulations;

b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph a) above; or

c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs a) or b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

b)
in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs a) or b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means:

a)
any letter or letters dated on or about the date of this Agreement between the Arranger and the Company (or the Agent, the Security Agent and the Company) setting out any of the fees referred to in Clause 13 (Fees); and

b)
any agreement setting out fees payable to a Finance Party referred to in paragraph f) of Clause 2.3 (Increase) or Clause 13.4 (Interest, commission and fees on Ancillary Facilities) of this Agreement or under any other Finance Document.

“Finance Document” means this Agreement, any Accession Letter, any Ancillary Document, any Compliance Certificate, any Chilean Guarantee, any Chilean Note, any Fee Letter, any Hedging Agreement, the Intercreditor Agreement, the Chilean Security Agent Agreement, any Resignation Letter, any Transaction Security Document, any Transfer Certificate, any Utilisation Request and any other document designated as a “Finance Document” by the Agent and the Company, provided that where the term “Finance Document” is used in, and construed for the purposes of this Agreement or the Intercreditor Agreement, a Hedging Agreement shall be a Finance Document only for the purposes of:

a)	the definition of “Material Adverse Effect”;

b)	the definition of “Transaction Security Document”;

c)	a Chilean Guarantee;

d)	Clause 9.3 (Mandatory prepayment – breach of Sanctions Laws), Clause 19 (Guarantee and indemnity) and Clause 20 (Transaction Security);

e)	sub-paragraph a)(vi) of Clause 1.2 (Construction); and

f)	Clause 25 (Events of Default) (other than Clause 25.16 (Acceleration).

“Finance Party” means a Lender, an Ancillary Lender (including any Affiliate of a Lender which is an Ancillary Lender), an Administrative Party or a Hedge Counterparty, provided that where the term “Finance Party” is used in, and construed for the purposes of this Agreement or the Intercreditor Agreement, a Hedge Counterparty shall be a Finance Party only for the purposes of:

a)	the definition of “Secured Parties”;

b)	Clause 25.12 (Intercreditor Agreement); and

c)	Clause 29 (Conduct of business by the Finance Parties).

“Financial Indebtedness” means any indebtedness for or in respect of:

a)	moneys borrowed and debit balances at banks or other financial institutions;

b)	any acceptance under any acceptance credit facility or bill discounting facility (or dematerialised equivalent);

c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument, including (for the avoidance of doubt) in respect of a convertible bond;

d)	the amount of any liability in respect of Financial Leases;

e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis) and that meet any requirement for de-recognition under GAAP;

f)	any amount raised under any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing or otherwise classified as borrowings under GAAP;

g)
any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

h)
any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition or (ii) any liabilities of any member of the Group relating to any post-retirement benefit scheme;

i)	any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under GAAP; and

j)
the amount of any liability in respect of any guarantee or indemnity in respect of any of the items referred to in paragraphs a) through i) above and provided that any of the items referred to in this definition of Financial Indebtedness, including this paragraph j), shall only be counted once for this purpose.

“Financial Lease” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Financial Quarter” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Financial Year” has the meaning given to that term in Clause 23.1 (Financial definitions).

“French Guarantor” means a Guarantor incorporated or established in France.

“GAAP” means:

a)	in relation to the consolidated financial statements of the Group, the generally accepted accounting principles in Norway, including IFRS; and

b)	in relation to any member of the Group, the generally accepted accounting principles in its jurisdiction of incorporation, including (where relevant) IFRS.

“Gearing Ratio” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Group” means the Company and its Subsidiaries at any time.

“Group Structure Chart” means the corporate chart setting out the corporate structure of the Group as per the Closing Date required to be delivered by the Company to the Agent as a conditions precedent in accordance with Clause 4.1 (Initial conditions precedent).

“Guarantor” means the Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 27 (Changes to the Obligors).

“Hedge Counterparty” means:

a)	any Original Hedge Counterparty; and

b)	any Lender (or an Affiliate of a Lender) which has become a Party as a Hedge Counterparty in accordance with Clause 26.9 (Accession of Hedge Counterparties),

which, in each case, is or has become, a party to the Intercreditor Agreement as a Hedge Counterparty in accordance with the provisions of the Intercreditor Agreement.

“Hedging Agreement” means any master agreement, confirmation, schedule or other agreement in agreed form entered into or to be entered into by a member of the Group and a Hedge Counterparty for the purpose of implementing the strategy required by the Hedging Letter and approved by the Security Agent under Clause 26.9 (Accession of Hedge Counterparties), in each case as documented by way of ISDA documentation.

“Hedging Letter” means a letter entered into on or prior to the Closing Date between the Arranger and the Company, setting out the interest rate and/or currency hedging strategy of the Group agreed in connection with Clause 24.20 (Hedging).

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IBOR” means (in respect of Loans in euro), EURIBOR, (in respect of Loans in an Optional Currency, other than euro and NOK), LIBOR, (in respect of Loans in NOK), NIBOR, and (in respect of Loans in CAD) CDOR.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impaired Agent” means the Agent at any time when:

a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

b)	the Agent otherwise rescinds or repudiates a Finance Document;

c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph a) or b) of the definition of “Defaulting Lender”; or

d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph a) above:

(i)	its failure to pay is caused by:

(A)       administrative or technical error; or

(B)       a Disruption Event; and

such payment is made within five (5) Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 11 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.3 (Increase).

“Incremental Facility” has the meaning given to that term in paragraph b) of Clause 2.2 (Accordion Increase Option).

“Insolvency Event” in relation to a Finance Party means that the Finance Party:

a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

d)
institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

e)
has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof;

f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

g)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph d) above);

h)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter;

i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs a) to h) above; or

j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Intellectual Property” means:

a)
any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

b)	the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist).

“Intercreditor Agreement” means the intercreditor agreement to be entered into on or prior to the Closing Date and made between, amongst others, the Company, the Debtors (as defined in the Intercreditor Agreement), the Lenders, the Agent, the Security Agent, the Hedge Counterparties and the Intra-Group Lenders (as defined in the Intercreditor Agreement).

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default interest).

“Interpolated Screen Rate” means, in relation to LIBOR, EURIBOR or NIBOR for any Loan, the rate which results from interpolating on a linear basis between:

a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time on the Quotation Date for the currency of that Loan.

“Intra-Group Loan Assignment” means first priority charges or assignments by each Obligor of all its claims in respect of all loans and/or credits made by it required to be assigned as Transaction Security under paragraphs a) or b) of Clause 20 (Transaction Security) and Clause 24.22 (Further assurance), such assignments to be made by the relevant Obligor to the Security Agent (on behalf of the Secured Parties) pursuant to a Transaction Security Document.

“Joint Venture” means any joint venture between any member of the Group and a third party or parties, whether through a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 27 (Changes to the Obligors).

“Legal Reservations” means:

a)
limitation of enforcement by laws relating to bankruptcy, insolvency, receivership, reorganisation, fraudulent transfer, moratorium and other laws generally affecting the rights of creditors, time barring claims, defences or set-off or counterclaims; and

b)	any other matter which are set out as qualifications or reservations as to matters of law of general application which are specifically made in any Legal Opinion.

“Lender” means:

a)	any Original Lender; and

b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 2.3 (Increase) or Clause 26 (Changes to the Lenders),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan (in any other currency than euro or NOK):

a)	the applicable Screen Rate; or

b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

c)	if:

(i)	no Screen Rate is available for the currency of that Loan; or

(ii)	no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate the Interpolated Screen Rate for that Loan,

the Reference Bank Rate,

as of, in the case of paragraphs a) and c) above, the Specified Time on the Quotation Day for the currency of that Loan and for a period equal in length to the Interest Period of that Loan and, if that rate is less than zero, LIBOR shall be deemed to be zero.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“Majority Lenders” means, at any time, a Lender or Lenders, whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to that reduction).

“Margin” means, in relation to any Loan or Unpaid Sum, [***] per cent. per annum, but if:

a)	no Event of Default has occurred and is outstanding; and

b)
the Company has delivered the Compliance Certificate in respect of the Relevant Period ending on 31 December 2014 pursuant to Clause 22.2 (Compliance Certificate) (accompanied by the Quarterly Financial Statements for the period ending on 31 December 2014), then the Margin will be the percentage rate per annum determined by reference to the Gearing Ratio as shown the most recent Compliance Certificate received by the Agent in accordance with the following table:

Gearing Ratio	Margin (per cent. per annum)
Less than or equal to [***]	[***]
Greater than [***], but less than or equal to [***]	[***]
Greater than [***], but less than or equal to [***]	[***]
Greater than [***], but less than or equal to [***]	[***]
Greater than [***], but less than or equal to [***]	[***]
Greater than [***]	[***]

However:

(i)
any increase or decrease in the Margin shall take effect on the date which is five (5) Business Days after receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 22.2 (Compliance Certificate) showing that an adjustment to the Margin is appropriate;

(ii)
if the Margin for a Utilisation is reduced or increased for any period, but the Annual Financial Statements of the Company (and the Compliance Certificate to which they relate) subsequently received by the Agent do not confirm with the basis for that reduction or increase (as the case may be), that reduction or increase shall be reversed with retrospective effect;

(iii)	if and for so long as:

(A)	the Company is in breach of its obligation under this Agreement to deliver a Compliance Certificate; or

(B)	an Event of Default is continuing,

the Margin for each Loan shall be [***] per annum; and

(iv)	for the purposes of determining the Margin, the Gearing Ratio and the Relevant Periods shall be determined in accordance with Clause 23.1 (Financial definitions).

“Material Adverse Effect” means a material adverse effect on or material adverse change in:

a)	the financial condition or business of the Company or the consolidated financial condition or business of the Group, taken as a whole; or

b)	the ability of an Obligor to perform any of its obligations under any Finance Document; or

c)	the validity, legality or enforceability of any Finance Document; or

d)
the validity, legality or enforceability of any Transaction Security expressed to be created pursuant to any Transaction Security Document or on the priority and ranking of any of that Transaction Security.

“Material Subsidiary” means:

a)	each Obligor (other than the Company);

b)	a Subsidiary of the Company:

(i)	that holds Aquaculture Licenses; and/or

(ii)
which has gross assets or turnover (excluding any intra-Group items) that accounts for five per cent. (5.00%) or more of the consolidated gross assets or turnover (excluding any intra-Group items) of the Group; and/or

c)	any wholly-owned member of the Group that owns (directly or indirectly) shares in a company mentioned in paragraph a) or b) above.

For this purpose:

(i)
the gross assets or turnover of a Subsidiary will be determined from its annual financial statements (unconsolidated if it has Subsidiaries) upon which the latest Annual Financial Statements of the Group have been based;

(ii)
if a Subsidiary of the Company becomes a member of the Group after the date on which the latest Annual Financial Statements of the Group have been prepared, the gross assets or turnover of that Subsidiary will be determined from its latest annual financial statements;

(iii)
the gross assets or turnover of the Group will be determined from the latest Annual Financial Statements of the Group, adjusted (where appropriate) to reflect the gross assets or turnover of any company or business subsequently acquired or disposed of; and

(iv)
if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not the Company or already a Material Subsidiary) will immediately become a Material Subsidiary, the subsequent annual financial statements of those Subsidiaries and Annual Financial Statements of the Group will be used to determine whether those Subsidiaries are Material Subsidiaries or not.

If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the auditors of the Company will, in the absence of manifest error, be conclusive and binding on all Parties.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month in which it is to end, except that:

a)
subject to paragraph c) below, if the numerically corresponding day is not a Business Day, the period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Multi-account Overdraft Facility” means an Ancillary Facility which is an overdraft facility comprising more than one account.

“Net Interest Bearing Debt” has the meaning given to that term in Clause 23.1 (Financial definitions).

“New Lender” has the meaning given to that term in Clause 26 (Changes to the Lenders).

“NIBOR” means, in relation to any Loan in NOK:

a)	the applicable Screen Rate; or

b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

c)	if:

(i)	no Screen Rate is available for the Interest Period of that Loan; and

(ii)	it is not possible to calculate the Interpolated Screen Rate for that Loan,

the Reference Bank Rate,

as of, in the case of paragraphs a) and c) above, the Specified Time on the Quotation Day for NOK and for a period equal in length to the Interest Period of that Loan and, if that rate is less than zero, NIBOR shall be deemed to be zero.

“Non-Cooperative Jurisdiction” means a non-cooperative State or territory (Etat ou territoire non coopératif) as set out in the list referred to in article 238-0A of the French tax code (Code Général des Impôts) as such list may be amended from time to time.

“Obligor” means a Borrower or a Guarantor.

“Obligors’ Agent” means the Company, appointed to act on behalf of each other Obligor in relation to the Finance Documents pursuant to Clause 2.5 (Obligors’ Agent).

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Financial Statements” means the Annual Financial Statements of the Company for the Financial Year ended 31 December 2013.

“Original Obligor” means the Original Borrower or the Original Guarantor.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Perfection Requirements” means the making of the appropriate registrations, filings or notifications of the Transaction Security Documents as specifically contemplated by any legal opinion delivered pursuant to Clause 4.1 (Initial conditions precedent) or Clause 27 (Changes to the Obligors).

“Permitted Acquisition” means an acquisition (the “Relevant Acquisition”) made by a member of the Group of:

a)	any intra-Group acquisitions;

b)	the ownership interests of a company or business; or

c)	the assets of a business or undertaking,

but only if (in case of both paragraphs b) and c)):

(i)	no Default is continuing on the closing date for the Relevant Acquisition or would occur as a result of the Relevant Acquisition;

(ii)	the subject of the Relevant Acquisition relates to the core business of the Group; and

(iii)
subject to paragraph d) below, the Company can demonstrate to the Agent that the Gearing Ratio on the closing date of the Relevant Acquisition is lower than [***] (measured on a pro forma basis by applying the Gearing Ratio as evidenced by the latest Compliance Certificate delivered before the Relevant Acquisition, and assuming completion of the Relevant Acquisition having occurred).

d)	The restriction in sub-paragraph c)(iii) above does not apply for any Relevant Acquisition:

(i)	where the subject of the Relevant Acquisition has an enterprise value which is lower than [***] (or its equivalent in any other currency or currencies); or

(ii)	if higher, which is made with the consent of the Majority Lenders (such consent not to be unreasonably withheld).

“Permitted Existing Financial Indebtedness” means the existing debt of the Group as at the date of this Agreement permitted to be retained as set out in Schedule 10 (Permitted Existing Financial Indebtedness and Security).

“Prepayment Account” means such account of the Company with the Agent as the Agent and the Company may designate for this purpose.

“Quasi-Security” has the meaning given to that term in Clause 24.5 (Negative pledge).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

a)	(if the currency is sterling) the first day of that period;

b)	(if the currency is euro) two (2) TARGET Days before the first day of that period;

c)	(if the currency is CAD) the first day of that period which should be a Toronto Business Day;

d)	(for NOK and any other currency) two (2) Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

a)	in relation to LIBOR, as the rate which the relevant Reference Bank could borrow funds in the Relevant Interbank Market;

b)	in relation to EURIBOR, as the rate at which the relevant Reference Bank could borrow funds in the Relevant Interbank Market;

c)	in relation to NIBOR, as the rate at which the relevant Reference Bank could borrow funds in the Relevant Interbank Market; or

d)	in relation to CDOR, at the rate at which the relevant Reference Bank could borrow funds in the Relevant Interbank Market,

in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency for that period.

“Reference Banks” means, in relation to IBOR, the principal offices of each of the Arrangers and/or such other banks as may be appointed by the Agent in consultation with the Company.

“Relevant Interbank Market” means in relation to EUR, the European interbank market, in relation to NOK, the Norwegian interbank market, in relation to CAD, the Canadian interbank market and, in relation to any other currency, the London interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

a)	the jurisdiction under whose laws that Obligor is incorporated;

b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

c)	any jurisdiction where it conducts its business; and

d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents to be entered into by it.

“Relevant Period” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Repeating Representations” means the representations set out in Clause 21.2 (Status), Clause 21.3 (Binding obligations), Clause 21.4 (Non-conflict with other obligations), Clause 21.5 (Power and authority), Clause 21.6 (Validity and admissibility in evidence), Clause 21.7 (Governing law and enforcement), Clause 21.10 (No Default), paragraph b) of Clause 21.12 (Financial statements), Clause 21.13 (Ranking and pari passu claims) and Clause 21.24 (Sanctions and Anti-corruption).

“Resignation Letter” means a letter substantially in the form set out in Schedule 8 (Form of Resignation Letter).

“Restricted Party” means a person:

a)	that is designated on any Sanctions List (whether designated by name or by reason of being included in a class of persons);

b)	that is directly or indirectly majority owned or controlled by a person referred to in paragraph a) above; or

c)	with which any Lender is prohibited from dealing with by any Sanctions Laws.

“Rollover Loan” means one or more Loans:

a)	made or to be made on the same day that a maturing Loan is due to be repaid;

b)	the aggregate amount of which is equal to or less than the maturing Loan;

c)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

d)	made or to be made to the same Borrower for the purpose of refinancing a maturing Loan.

“Sanctions Authority” means:

a)	the Norwegian State;

b)	the European Union;

c)	the United Nations Security Council;

d)	the Dutch, German and the U.K. governments; or

e)	the United States of America,

and any authority acting on behalf of any of them in connection with Sanctions Laws (including the Office of Foreign Assets Control of the United States Department of the Treasury and the United States Department of State).

“Sanctions Laws” means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.

“Sanctions List” means any list of persons or entities as published in connection with Sanctions Laws by or on behalf of any Sanctions Authority.

“Screen Rate” means:

a)
in relation to LIBOR, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate);

b)
in relation to EURIBOR, the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate);

c)
in relation to NIBOR, the interbank offered rate administered by Finance Norway (Finans Norge) and calculated in cooperation with the Oslo Stock Exchange acting as calculation agent (or any other person which takes over the administration and/or calculation of that rate) for NOK and for the relevant period displayed on the appropriate page of the Reuters screen; and

d)
in relation to CDOR, the offered rate equal to the arithmetic average rate applicable to CAD bankers’ acceptances for the relevant period displayed on the “Reuters’ Screen CDOR Page” (as defined in the International Swaps and Derivatives Association, Inc. 2000 definitions, as modified and amended from time to time), rounded to the nearest 1/100 of 1% (with 0.005% being rounded up), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company.

“Secured Party” means each Finance Party from time to time party to this Agreement.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Separate Loan” has the meaning given to that term in Clause 8.2 (Cashless Rollover and Separate Loans).

“Specified Time” means a time determined in accordance with Schedule 13 (Timetables).

“Subsidiary” means in relation to any company, corporation or other legal entity (a “holding company”), a company, corporation or other legal entity:

a)	which is controlled, directly or indirectly, by the holding company;

b)	in which a majority of the voting rights are held by the holding company, either alone or pursuant to an agreement with others;

c)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the holding company; or

d)	which is a subsidiary of another Subsidiary of the holding company,

and, for this purpose, a company, corporation or other legal entity shall be treated as being controlled by another if that other company, corporation or other legal entity is able to determine the composition of the majority of its board of directors or equivalent body or similarly directs its affairs.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in EUR.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to that term in Clause 14.1 (Definitions).

“Termination Date” means the date falling five (5) years after the date of this Agreement.

“Toronto Business Day” means day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in Toronto, Ontario, Canada.

“Total Commitments” means the aggregate of the Commitments, being EUR 555,000,000 at the date of this Agreement.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of the documents listed as being a Transaction Security Document in Clause 20.1 (General – secured obligations) and Schedule 4 (Transaction Security Documents), together with any other document entered into by any member of the Group creating or expressed to create any Security over all or any part of its assets in respect of the obligations and liabilities of any of the Obligors under any of the Finance Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

“VAT” means:

a)	value added tax as provided for in the Value Added Tax Act 2009 (No. merverdiavgiftsloven);

b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/12); and

c)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph b) above, or imposed elsewhere.

1.2	Construction

a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)
any “Administrative Party”, the “Agent”, any “Ancillary Lender”, the “Arranger”, any “Finance Party”, any “Hedge Counterparty”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Company and the Agent;

(iii)
an “amendment” includes a supplement, novation, extension (whether of maturity or otherwise), restatement, re-enactment or replacement (however fundamental and whether or not more onerous) and “amended” will be construed accordingly;

(iv)	“assets” includes present and future properties, revenues and rights of every description;

(v)	“disposal” means a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and “dispose” will be construed accordingly;

(vi)
a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended and restated, including any change in the purpose of, any extension for or any increase in the amount of a facility or any additional facility;

(vii)
a “guarantee” means (other than in Clause 19 (Guarantee and indemnity)) any guarantee (including any “cautionnement”, “aval” and any “garantie” which is independent from the debt to which it relates), letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(viii)	“incorporation” includes formation of any registered organisation under the laws of a jurisdiction in which a public record showing the organisation to have been organised must be maintained.

(ix)	“indebtedness” includes any obligation (whether incurred as principal, guarantor, surety or otherwise) for the payment or repayment of money, whether present or future, actual or contingent;

(x)
a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(xi)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)
“security interest” includes any type of security (sûreté réelle) and transfer by way of security, and (in respect of a Dutch Obligor or in connection with any security in the Netherlands) a retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), a right of retention (recht van retentie), a right to reclaim goods (recht van reclame) and in general any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijke zekerheid);

(xiii)	“set-off” includes equivalent or analogous rights under applicable jurisdictions other than Norway;

(xiv)	“shares” include any stock, member or membership interest, unit or other equity interest evidencing ownership of a member of the Group;

(xv)	a provision of law is a reference to that provision as amended or re-enacted and includes any subordinate legislation; and

(xvi)	a time of day is a reference to Oslo time.

b)
A Borrower providing “cash cover” for a letter of credit, bank guarantee or other contingent liability under an Ancillary Facility means a Borrower paying an amount in the currency of the letter of credit, bank guarantee or, as the case may be, contingent liability under that Ancillary Facility to an interest bearing account in the name of that Borrower and the following conditions being met:

(i)	the account is with the Security Agent or relevant Ancillary Lender for which that cash cover is to be provided;

(ii)
withdrawals from that account may only be made to pay a Finance Party amounts due and payable to under that Ancillary Facility in respect of that letter of credit, bank guarantee or contingent liability under that Ancillary Facility; and

(iii)
if the Security Agent or the relevant Ancillary Lender so requires, the relevant Borrower has executed a Transaction Security Document over that account, in form and substance satisfactory to the Security Agent or that Ancillary Lender, creating a first ranking security interest over that account;

c)	A Borrower “repaying” or “prepaying” Ancillary Outstandings means:

(i)	that Borrower providing cash cover for the Ancillary Outstandings;

(ii)	the maximum amount payable under the Ancillary Facility being reduced in accordance with its terms; or

(iii)	the Ancillary Lender being satisfied that it has no further liability under that Ancillary Facility,

and the amounts by which the Ancillary Outstandings are repaid or prepaid under sub-paragraphs (i) and (ii) above is the amount of the relevant cash cover or reduction.

d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

e)	Section, Clause and Schedule headings are for ease of reference only.

f)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

g)	In this Agreement, where it relates to an Irish entity, a reference to “examiner” and “examinership” shall have the meanings ascribed to such terms in the Companies (Amendment) Act 1990 (Ireland).

1.3	Intercreditor Agreement

a)	This Agreement is entered into subject to, and with the benefit of, the terms of the Intercreditor Agreement.

b)
Notwithstanding anything to the contrary in this Agreement, the terms of the Intercreditor Agreement will prevail if there is a conflict between the terms of this Agreement and the terms of the Intercreditor Agreement.

1.4	Currency symbols and definitions

“CAD” and “Canadian dollars” denote the lawful currency of Canada, “CLP” denotes the lawful currency of Chile, “EUR”, “€” and “euro” denote the single currency unit of the Participating Member States, “GBP”, “£” and “sterling” denote the lawful currency of the United Kingdom, “NOK” denotes the lawful currency of Norway and “USD”, “$” and “dollars” denote the lawful currency of the United States of America.

2	THE FACILITY

2.1	The Facility

a)	Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multicurrency revolving credit facility in an aggregate amount equal to the Total Commitments.

b)	Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make available an Ancillary Facility to any of the Borrowers in place of all or part of its Commitments.

2.2	Accordion Increase Option

a)	In this Clause 2.2:

“Incremental Facility Amount” means the principal amount of any Incremental Facility made available under this Clause 2.2.

“Lender Incremental Facility Amount” means, in relation to a Lender in respect of an Incremental Facility, an amount which bears the same proportion to the Incremental Facility Amount as that Lender’s Commitments bears to the Total Commitments.

b)	Subject to no Event of Default having occurred and which is continuing and to the provisions of this Clause 2.2, the Company may:

(i)	on up to two (2) occasions during the life of the Facility;

(ii)	at any time prior to the third (3rd) anniversary of the date of this Agreement; and

(iii)	by giving not less than forty-two (42) days’ written notice,

request in writing to the Agent (a “Incremental Facility Request”) to add one or more additional facilities (each an “Incremental Facility”) under the Finance Documents. The Incremental Facilities may be made either as new facilities (which may be in the form of capex/acquisition facilities, term loan facilities and/or revolving credit facilities) and/or as additional tranches to the Facility, provided that:

(iv)	the purpose of the Incremental Facility is to obtain additional financing for acquisitions, Capital Expenditure or other general corporate purposes;

(v)
the maximum aggregate Incremental Facility Amount of all such Incremental Facilities outstanding shall not exceed EUR 295,000,000 (or its equivalent in any Optional Currency as agreed by the Majority Lenders) at any time;

(vi)	no Event of Default would result from the making or utilisation of that Incremental Facility; and

(vii)	the Majority Lenders shall have given their prior written consent to the addition of any such Incremental Facility.

c)	Each Incremental Facility Request shall set out:

(i)	the type and purpose of the Incremental Facility being requested;

(ii)	the requested Incremental Facility Amount, the currency (or currencies) and the proposed pricing and other terms of the Incremental Facility/ies;

(iii)	the proposed Borrower of the Incremental Facility/ies; and

(iv)
the date on which such Increase Facility/ies is/are requested to become effective, which must be a date within the Availability Period (and falling at least forty-two (42) days after the date of the Incremental Facility Request).

d)	The Agent shall promptly provide a copy of the Incremental Facility Request to each Lender upon receipt thereof.

e)	The Lenders shall, on receipt of an Incremental Facility Request, consult with the Company on the terms of which an Incremental Facility shall be made available pursuant to this Clause 2.3.

f)
Each Lender shall, within a period of twenty-one (21) days following receipt of the Incremental Facility Request, confirm by written notice to the Company and the Agent whether it consents to the Incremental Facility Request, and, if so, whether it intends, having obtained all credit or other relevant internal approvals, to participate in the Incremental Facility or not.

g)	Subject to paragraph h) below, the Company may approach any other banks or financial institutions than the Lenders with an offer to participate in the Incremental Facility/ies.

h)
If a Lender does not elect to participate in the Incremental Facility or only to participate with a principal amount which is lower than its Lender Incremental Facility Amount, the Company may simultaneously request:

(i)
that each Lender having confirmed its participation in the Incremental Facility increases its participation in the Incremental Facility beyond its Lender Incremental Facility Amount (such amount of increased participation, the “Further Lender Amount”); and/or

(ii)
that another bank, financial institution, trust, fund or other entity acceptable to the Agent (acting reasonably) (each an “Acceding Lender”) participates with an amount in the Incremental Facility (such amount, the “Acceding Lender Amount”), provided that where one or more Lender wishes to participate in the Incremental Facility with a Further Lender Amount, each such Lender shall have a first right of refusal to participate in the Incremental Facility by providing that Further Lender Amount (in addition to its Lender Incremental Facility Amount) and further provided that their offer is made on competitive markets terms at the relevant point in time as follows:

(A)
where the sum of the Further Lender Amounts and the Lender Incremental Facility Amounts is sufficient to meet the Incremental Facility Amount, the Further Lender Amounts shall be added to the Lender Incremental Facility Amounts having been subscribed until the requested Incremental Facility Amount is reached (and if there is more than one Lender that wishes to participate with a Further Lender Amount, such Lenders shall, unless otherwise agreed, participate pro rata in the unsubscribed (but requested) Incremental Facility Amount); and

(B)
where the sum of the Further Lender Amounts is, when added with the Lender Incremental Facility Amounts so subscribed, not sufficient to meet the requested Incremental Facility Amount, the Acceding Lender Amount shall, at the Company’s discretion, be added to the Further Lender Amounts and the Lender Incremental Facility Amounts until the Incremental Facility Amount is reached; and

(C)	each Acceding Lender is included as a Lender under this Agreement and the Intercreditor Agreement in respect of its Acceding Lender Amount in accordance with Clause 26.8 (Acceding Lender).

i)
No Lender shall have any obligations to participate in an Incremental Facility, increase its Commitment or otherwise incur any other obligations under this Agreement or any other Finance Document in relation to an Incremental Facility Request.

j)	Each such Incremental Facility shall rank pari passu with the Facilities and be secured by the Transaction Security.

k)	The utilisation of an Incremental Facility shall further be subject to:

(i)	no Event of Default having occurred and which is continuing at the time of utilisation such Incremental Facility; and

(ii)
the necessary amendments to the terms of this Agreement and the other Finance Documents (which may include, amongst others, changes to the determination of  interest rate, Termination Date, amortisation, etc.) having been documented by definitive agreements duly executed by the Parties (and, if relevant, the Acceding Lender(s)).

2.3	Increase

a)	The Company may by giving prior notice to the Agent by no later than the date falling five (5) Business Days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 9.11 (Right of cancellation in relation to a Defaulting Lender); or

(ii)	the Commitments of a Lender in accordance with:

(A)       Clause 9.1 (Illegality); or

(B)	paragraph a) of Clause 9.10 (Right of cancellation and replacement in relation to a single Lender),

request that the Commitments be increased (and the Commitments shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments so cancelled as follows:

(iii)
the increased Commitments will be assumed by one or more Lenders or other banks or financial institutions (each an “Increase Lender”) selected by the Company and each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(iv)
each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(v)
each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(vi)	the Commitments of the other Lenders shall continue in full force and effect; and

(vii)
any increase in the Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph b) below are satisfied.

b)	An increase in the Commitments will only be effective on:

(i)	the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and

(ii)	in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase:

(A)	the Increase Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(B)
the Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender. The Agent shall promptly notify to the Company and the Increase Lender upon being so satisfied.

c)
Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

d)
The Company shall promptly on demand pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them in connection with any increase in Commitments under this Clause 2.3.

e)	The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender.

f)	Clause 26.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.4	Finance Parties’ rights and obligations

a)
The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

b)
The rights of each Finance Party under or in connection with the Finance Documents are, subject to provisions related to the Majority Lenders’ decisions as set out herein, separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.5	Obligors’ Agent

a)
Each Obligor (other than the Company), to the extent legally permissible, by its execution of this Agreement or an Accession Letter irrevocably appoints the Company (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)
the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letters, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

b)
Every act, omission , agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

c)
Each Obligor (other than the Company) hereby releases the Company from the restrictions pursuant to Section 181 of the German Civil Code (BGB) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible.

3	PURPOSE

3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility (including any utilisation of any Ancillary Facility) towards:

a)	the refinancing of all amounts outstanding under the Existing Facility Agreement;

b)	financing the general corporate purposes of the Group (including the working capital needs and Capital Expenditure in the ordinary course of business of the Group); and

c)	the financing of any Permitted Acquisitions.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

a)
The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if, on or before the Closing Date, the Agent has received all of the documents and other evidence listed in Part I, Part II and (as relevant) Part III of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent, acting reasonably. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

b)
Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

a)
in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Utilisation, and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation;

b)	the Repeating Representations to be made by each Obligor are true in all material respects; and

c)
if the Utilisation is made by a Chilean Borrower, such Chilean Borrower shall evidence the Utilisation by a Chilean law promissory note (pagaré) to the order of each relevant Lender, duly completed, executed and delivered by that Chilean Borrower substantially in the form contained in Part III of Schedule 3 (Requests) (the “Chilean Note”). Each such Chilean Note shall be for a principal amount equal to the amount to be utilised by the relevant Chilean Borrower under the relevant Lender’s participation in that Utilisation. Each such Chilean Note shall remain at all times an executive title (título ejecutivo) under Chilean law, enforceable against the Chilean Borrower. Each Chilean Note shall be delivered on or prior to the proposed Utilisation Date to the Agent or to whomever the Agent (after prior consultation with the Company) has appointed in Chile to act on the Agent’s behalf and which has been informed duly and timely to the respective Chilean Borrower prior to the execution of the corresponding Chilean Note. Changes to the applicable Margin shall be evidenced in one or more extension sheets (hojas de prolongación) duly executed and delivered by that Chilean Borrower.

4.3	Conditions relating to Optional Currencies

a)	A currency will constitute an Optional Currency in relation to a Utilisation if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Utilisation; and

(ii)
it is CAD, GBP, NOK or USD or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation.

b)	If the Agent has received a written request from the Company for a currency to be approved under sub-paragraph a)(ii) above, the Agent will confirm to the Company before the Specified Time:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4	Maximum number of Utilisations

a)	A Borrower may not deliver a Utilisation Request for a Loan if, as a result of the proposed Utilisation more than twenty (20) Loans would be outstanding.

b)	Any Loan made:

(i)	by a single Lender under Clause 6.2 (Unavailability of a currency); or

(ii)	as a Separate Loan under Clause 8.2 (Cashless Rollover and Separate Loans),

shall not be taken into account in paragraph a) of this Clause 4.4.

5	UTILISATION

5.1	Delivery of a Utilisation Request

A Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

a)	Each Utilisation Request is irrevocable, and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	it identifies the relevant Borrower;

(iii)	the proposed Utilisation Date is a Business Day within the Availability Period;

(iv)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(v)	the proposed Interest Period complies with Clause 11 (Interest Periods).

b)	Only one (1) Loan may be requested in each Utilisation Request.

5.3	Currency and amount

a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

b)	The amount of the proposed Utilisation must be:

(i)	if the currency selected is the Base Currency, a minimum amount of EUR 5,000,000 and in integral multiples of EUR 1,000,000, or, if less, the Available Facility; or

(ii)
if the currency selected is an Optional Currency, the minimum amount in that Optional Currency must be the equivalent amount of EUR 5,000,000 and in integral multiples in an amount of that Optional Currency equivalent to EUR 1,000,000, or, if less, the Available Facility; and

(iii)	in any event such that its Base Currency Amount is less than or equal to the Available Facility.

5.4	Lenders’ participation

a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Utilisation available by the Utilisation Date through its Facility Office.

b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

c)
The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan.

5.5	Automatic cancellation

The Commitment of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period.

6	OPTIONAL CURRENCIES

6.1	Selection of currency

A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Loan in its Utilisation Request.

6.2	Unavailability of a currency

If before the Specified Time on any Quotation Day:

a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the relevant Borrower (or the Company) to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3	Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph b) of Clause 5.4 (Lenders’ participation).

7	ANCILLARY FACILITIES

7.1	Type of Facility

An Ancillary Facility may be by way of:

a)	an overdraft facility (including any Multi-account Overdraft Facility) or any other current account facilities;

b)	a guarantee, bonding or documentary or standby letter of credit facilities;

c)	international or domestic cash pooling facilities;

d)	ordinary, bilateral local loan facilities; or

e)	any such other facility or accommodation required in connection with the business of the Group and which is agreed by the Agent and the relevant Ancillary Lender.

7.2	Availability

a)
If the Company and a Lender agree and except as otherwise provided in this Agreement, that Lender may provide an Ancillary Facility on a bilateral basis in place of all or part of that Lender’s unutilised Commitment (which shall (except for the purpose of determining the Majority Lenders) be reduced by the amount of the Ancillary Commitment under that Ancillary Facility, provided that each Ancillary Facility shall comply with all the terms of this Clause 7 unless otherwise set out below.

b)
An Ancillary Facility shall not be made available unless, not later than five (5) Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Agent has received from the Company:

(i)	an Ancillary Facility Request requesting the establishment of an Ancillary Facility and specifying:

(A)	the proposed Borrower(s) which may use the Ancillary Facility;

(B)	the proposed Ancillary Lender;

(C)	the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility;

(D)	the proposed type of Ancillary Facility to be provided;

(E)
the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility and, if the Ancillary Facility is a Multi-account Overdraft Facility, its maximum gross amount (that amount being the “Designated Gross Amount”) and its maximum net amount (that amount being the “Designated Net Amount”); and

(F)	the proposed currency of the Ancillary Facility (if not denominated in the Base Currency); and

(ii)	any other information which the Agent may reasonably request in connection with the Ancillary Facility.

c)	The maximum aggregate amount of all Ancillary Commitments shall not exceed EUR 350,000,000.

d)
If the conditions in paragraph b) and c) are satisfied, the Agent shall confirm to the Company and the Ancillary Lender that an Ancillary Facility may be established, and promptly thereafter notify the other Lenders of the establishment of an Ancillary Facility.

e)	Subject to compliance with paragraph b) and c) above:

(i)	the Lender concerned will become an Ancillary Lender; and

(ii)	the Ancillary Facility will be available,

with effect from the date agreed by the Company and the Ancillary Lender.

7.3	Terms of Ancillary Facilities

a)	Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Company.

b)	However, those terms:

(i)	must be based upon normal commercial terms at that time (except as varied by this Agreement);

(ii)	may allow only Borrowers to use the Ancillary Facility;

(iii)	may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

(iv)	may not allow the Ancillary Commitment of a Lender to exceed the Available Commitment of that Lender (before taking into account the effect of the Ancillary Facility on that Available Commitment);

(v)
must require that the Ancillary Commitment is reduced to zero, and that all Ancillary Outstandings are repaid (or cash cover provided in respect of all the Ancillary Outstandings) not later than the Termination Date (or such earlier date as the Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero); and

(vi)
must include adequate provisions relating to Sanctions Laws that are administered, enacted and/or enforced by the regulators and/or sanctions authorities in the country of jurisdiction of the relevant Borrower and/or the relevant Ancillary Lender.

c)	If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for:

(i)	Clause 35.2 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility; and

(ii)	an Ancillary Facility that is a Multi-account Overdraft Facility, where the terms of the Ancillary Documents shall prevail; and

(iii)	where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.

d)	Interest, commission and fees on Ancillary Facilities are dealt with in Clause 13.4 (Interest, commission and fees on Ancillary Facilities).

7.4	Repayment of Ancillary Facility

a)
An Ancillary Facility shall cease to be available on the Termination Date or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

b)
If an Ancillary Facility expires in accordance with its terms, the Ancillary Commitment of the Ancillary Lender shall be reduced to zero (and its Commitment shall be increased accordingly), and the Ancillary Lender shall promptly notify the Agent thereof.

c)
No Ancillary Lender may demand repayment or prepayment of any Ancillary Outstandings prior to the expiry date of the relevant Ancillary Facility (except where the Ancillary Facility is provided on a net limit basis to the extent required to bring any gross outstandings down to the net limit) unless:

(i)	the Total Commitments have been cancelled in full, or all outstanding Utilisations have become due and payable in accordance with the terms of this Agreement; or

(ii)
it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility; or

(iii)
the Ancillary Outstandings (if any) under that Ancillary Facility can be refinanced by a Utilisation under the Facility and the Ancillary Lender gives sufficient notice to enable a Utilisation of the Facility to be made to refinance those Ancillary Outstandings.

d)	If a Utilisation is made to repay Ancillary Outstandings in full, the relevant Ancillary Commitments shall be reduced to zero.

7.5	Limitations on Ancillary Outstandings

Each Borrower and each Ancillary Lender agrees with and for the benefit of each Lender that:

a)
the Ancillary Outstandings under any Ancillary Facility provided by that Ancillary Lender shall not exceed the Ancillary Commitment applicable to that Ancillary Facility, and where the Ancillary Facility is a Multi-account Overdraft Facility, Ancillary Outstandings under that Ancillary Facility shall not exceed the Designated Net Amount in respect of that Ancillary Facility; and

b)
where all or part of the Ancillary Facility is a Multi-account Overdraft Facility, the Ancillary Outstandings (calculated on the basis that the words in brackets in paragraph a) of the definition of that term were deleted) shall not exceed the Designated Gross Amount applicable to that Ancillary Facility.

7.6	Adjustment for Ancillary Facilities upon acceleration

a)	In this Clause 7.6:

“Revolving Outstandings” means, in relation to a Lender, the aggregate of the equivalent in the Base Currency of:

(i)	its participation in each Utilisation then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender); and

(ii)
if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender (or by its Affiliate) (together with the aggregate amount of all accrued interest, fees and commission owed to it (or its Affiliate) as an Ancillary Lender in respect of the Ancillary Facility).

“Total Revolving Outstandings” means the aggregate of all Revolving Outstandings.

b)
If a notice is served under Clause 25.16 (Acceleration) (other than a notice declaring Utilisations to be due on demand), each Lender and each Ancillary Lender shall promptly adjust by corresponding transfers (to the extent necessary) their claims in respect of amounts outstanding to them under the Facility or, as applicable, each Ancillary Facility to ensure that after such transfers the Revolving Outstandings of each Lender bear the same proportion to the Total Revolving Outstandings as such Lender’s Commitment bears to the Total Commitments, each as at the date of the notice is served under Clause 25.16 (Acceleration).

c)
If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph a) above, then each Lender and Ancillary Lender will make a further adjustment by corresponding transfers (to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

d)
Prior to the application of the provisions of paragraph a) above, an Ancillary Lender that has provided a Multi-account Overdraft Facility under an Ancillary Facility shall set off any liabilities owing to it under such overdraft facility against credit balances on any account comprised in that Multi-account Overdraft Facility.

e)	All calculations to be made pursuant to this Clause 7.6 shall be made by the Agent based upon information provided to it by the Lenders and Ancillary Lenders and the Agent’s Spot Rate of Exchange.

7.7	Information

Each Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties.

7.8	Affiliates of Lenders as Ancillary Lenders

a)
Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Commitment is the amount set out opposite the relevant Lender’s name in Part III of Schedule 1 (The Original Parties) and/or the amount of any Commitment transferred to that Lender under or in accordance with this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement.

b)	The Company shall specify any relevant Affiliate of a Lender in any notice delivered by the Company to the Agent pursuant to sub-paragraph b)(i) of Clause 7.2 (Availability).

c)
An Affiliate of a Lender which becomes an Ancillary Lender shall accede to the Intercreditor Agreement as an Ancillary Lender by delivery to the Security Agent of a duly completed accession undertaking in the form scheduled to the Intercreditor Agreement.

d)
Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

7.9	Facility Commitment amounts

Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Commitment is not less than the aggregate of:

a)	its Ancillary Commitment; and

b)	the Ancillary Commitment of its Affiliates.

7.10	Amendment and waivers – Ancillary Facilities

No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party, other than the relevant Ancillary Lender, unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 7). In such a case, Clause 38 (Amendments and waivers) will apply.

7.11	Continuation of Ancillary Facilities

A Borrower and an Ancillary Lender may agree, as between themselves only, that any Ancillary Facilities will continue to remain available following the Termination Date (or on any other earlier cancellation of the Commitments) on a bilateral basis between such parties and not under (or subject to the terms of) the Finance Documents (in which case such Ancillary Facilities will be treated as repaid in full for all purposes under the Finance Documents).

8	REPAYMENT

8.1	Repayment of Loans

Subject to Clause 8.2 (Cashless Rollover and Separate Loans), each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.

8.2	Cashless Rollover and Separate Loans

a)	Without prejudice to each Borrower’s obligation under Clause 8.1 (Repayment of Loans), if:

(i)	one or more Loans are to be made available to a Borrower:

(A)	on the same day that a maturing Loan is due to be repaid by that Borrower;

(B)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

(C)	in whole or in part for the purpose of refinancing the maturing Loan; and

(ii)
the proportion borne by each Lender’s participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender’s participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless the relevant Borrower or the Company notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that:

(A)	if the amount of the maturing Loan exceeds the aggregate amount of the new Loans:

(1)	the relevant Borrower will only be required to make a payment under Clause 31.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(2)
each Lender’s participation (if any) in the new Loans shall be treated as having been made available and applied by the relevant Borrower in or towards repayment of that Lender’s participation in the maturing Loan and that Lender will not be required to make a payment under Clause 31.1 (Payments to the Agent) of its participation in the new Loans; and

(B)	if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans:

(1)	the relevant Borrower will not be required to make a payment under Clause 31.1 (Payments to the Agent); and

(2)
each Lender will be required to make a payment under Clause 31.1 (Payments to the Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender’s participation in the maturing Loan and the remainder of that Lender’s participation in the new Loans shall be treated as having been made available and applied by the relevant Borrower in or towards repayment of that Lender’s participation in the maturing Loan.

b)
At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Loans then outstanding will be automatically extended to the Termination Date and will be treated as separate Loans (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding.

c)
A Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving five (5) Business Days’ prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph c) to the Agent (for the account of that Defaulting Lender) concerned as soon as practicable upon receipt.

d)
Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the relevant Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Defaulting Lender on the last day of each Interest Period of that Loan.

e)
The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans, other than to the extent inconsistent with paragraphs b) to d) above, in which case those paragraphs will prevail in respect of any Separate Loan.

9	PREPAYMENT AND CANCELLATION

9.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

b)	upon the Agent notifying the Company, the Available Commitment of that Lender will be immediately cancelled; and

c)
to the extent that the Lender’s participation has not been transferred pursuant to paragraph d) of Clause 9.10 (Right of replacement or repayment and cancellation in relation to a single Lender), each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be cancelled in the amount of the participations repaid.

9.2	De-listing and change of control

a)	If:

(i)	the Company ceases to be a publicly listed company with the Oslo Stock Exchange (or any such other reputable exchange); or

(ii)	if any person or group of persons acting in concert (other than John Fredriksen and/or any entity controlled by John Fredriksen), gains control of the Company;

then:

(iii)	the Company shall promptly notify the Agent upon becoming aware of that event;

(iv)	a Lender shall not be obliged to fund a Utilisation or a utilisation of an Ancillary Facility (except for Rollover Loans); and

(v)
the Agent shall, by not less than ninety (90) days’ notice to the Company, (except in the case of sub-paragraphs (i) and (ii) above, if the Majority Lenders have consented to the new shareholder(s) gaining control of the Company, such consent not to be unreasonably withheld), cancel the Total Commitments and declare all outstanding Loans and Ancillary Outstandings, together with accrued interests, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable.

b)	For the purpose of this Clause 9.2, the term “control” means:

(i)	having fifty per cent. (50%) or more of the voting rights on the shares issued in the capital of the Company;

(ii)	having the right to appoint or remove a majority of the Company’s board of directors; or

(iii)	pursuant to an agreement or otherwise, controlling fifty per cent. (50%) or more of the voting rights in the Company.

c)
For the purpose of this Clause 9.2, the term “acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate through the acquisition by any of them, either directly or indirectly, of shares in the Company, with a view to obtain or consolidate control of the Company.

9.3	Mandatory prepayment – breach of Sanctions Laws

a)	The Company must promptly notify the Agent if it becomes aware of:

(i)
a breach of any of the representations and warranties contained in Clauses 21.24 (Sanctions Laws and Anti-corruption) or any of the undertakings contained in sub-paragraphs a)(vi) and (vii) of Clause 22.4 (Information: miscellaneous), Clause 24.3 (Use of proceeds), Clause 24.24 (Sanctions), paragraph b) of Clause 24.4 (Compliance with laws); or

(ii)	an Obligor or any of its Subsidiaries becomes a Restricted Party.

b)	If any event or circumstance referred to in paragraph a) above occurs, then:

(i)
the Agent shall promptly notify each Lender and request that it within five (5) Business Days receives instructions as to whether a Lender will exercise its right of repayment and cancellation pursuant to sub-paragraph (iii) below;

(ii)	a Lender shall not be obliged to fund a Utilisation or a utilisation of an Ancillary Facility; and

(iii)
if a Lender so requires and notifies the Agent after having been notified of such event or circumstance, the Agent shall promptly upon the expiry of the period set out in sub-paragraph (i) above or after all Lenders have responded to the Agent’s request for instructions set out in sub-paragraph (i) above, by not less than eight (8) Business Days’ notice to the Company:

(A)	cancel the Commitments of that Lender; and

(B)	declare that Lender’s participation in all outstanding Utilisations, together with any accrued interest and all other amounts accrued under the Finance Documents, to be immediately due and payable.

9.4	Mandatory prepayment of Net Sale Proceeds

a)	In this Clause 9.4:

“Net Sale Proceeds” means the consideration (whether in cash or in kind, and including, when received, the cash or cash equivalent proceeds of any deferred consideration, whether by way of adjustment to the purchase price or otherwise) received by a member of the Group in connection with a disposal made by any member of the Group of an asset (other than in the ordinary course of trading) after deducting:

(i)	reasonable fees and transaction costs properly incurred in connection with that disposal; and

(ii)	Taxes paid or reasonably estimated by the Company to become payable (as certified by the Company to the Agent) as a result of that disposal.

b)
The Company shall ensure that an amount equal to fifty per cent. (50.00%) of any Net Sale Proceeds that exceeds [***] (or its equivalent in any other currency or currencies) is paid into the Prepayment Account for application in accordance with Clause 9.7 (Application of Net Sale Proceeds and Insurance Proceeds).

c)	Paragraph b) above does not apply to any Net Sale Proceeds received from:

(i)	any exchange of assets with other assets;

(ii)	any intra-Group disposal;

(iii)	any forced disposal made due to any public order; or

(iv)	any disposal made with the prior written consent of the Majority Lenders.

9.5	Mandatory prepayment from Insurance Proceeds

a)	In this Clause 9.5:

“Insurance Proceeds” means:

(i)
proceeds exceeding [***] (or its equivalent in any other currency or currencies) in respect of any individual claim or related claims received by any member of the Group under or pursuant to any insurance policy or captive insurance arrangement against loss or destruction (or equivalent) after the date of this Agreement; but

(ii)
excluding any proceeds in respect of any individual claim or related claims received by any member of the Group under or pursuant to any insurance policy or captive insurance arrangement against any (A) third party claim or (B) loss resulting from business interruption after the date of this Agreement.

b)
The Company shall, if requested by the Majority Lenders, ensure that all Insurance Proceeds are paid into the Prepayment Account for application in accordance with Clause 9.7 (Application of Net Sale Proceeds and Insurance Proceeds).

c)
Paragraph b) above does not apply to any Insurance Proceeds to the extent that such Insurance Proceeds have within six (6) months (or another date accepted by the Agent (on behalf of the Lenders)) of receipt been committed to be applied by the Company to replace, repair or reinstate the asset(s) to which those Insurance Proceeds relate.

9.6	Prepayment Account

a)	In this Clause 9.6, “Proceeds” means Net Sale Proceeds and/or Insurance Proceeds.

b)	The Company shall ensure that all Proceeds (or an equal amount) are paid directly into (or as soon as practicable after receipt are transferred into) the Prepayment Account.

c)
Within five (5) Business Days after the date (the “Receipt Date”) on which any such Proceeds have been received by any member of the Group (or have become Proceeds), the Company shall notify the Agent of the Receipt Date and of the amount in euro equal or equivalent to those Proceeds and the proposed date of prepayment of those proceeds (the “Prepayment Date”) must be at least five (5) Business Days after the date of that Notice.

d)	No amount may be withdrawn or transferred from the Prepayment Account except:

(i)	to make the prepayments required under Clause 9.7 (Application of mandatory prepayments) or as otherwise permitted under this Agreement; or

(ii)	with the prior consent of all the Lenders.

9.7	Application of mandatory prepayments

a)
Net Sale Proceeds and Insurance Proceeds paid into the Prepayment Account pursuant to Clause 9.6 (Prepayment Account) shall, subject to any other instruction of the Majority Lenders, be applied in the following order, in each case until the relevant Utilisations or other liabilities have been satisfied in full:

(i)	first, in prepayment and permanent reduction pro rata of Loans and any loans outstanding under the Ancillary Facilities;

(ii)	second, in cancellation pro rata of any Available Commitment under the Facility and release to the Company of the corresponding amount of cash from the Prepayment Account;

(iii)	third, in prepayment and permanent reduction pro rata of any contingent liability under any Ancillary Facility; and

(iv)	fourth, in cancellation pro rata of any Available Ancillary Commitment under the Facility.

b)	No Borrower may reborrow any part of the Facility which is prepaid pursuant to paragraph a) above, and the Facility shall be cancelled to that extent.

9.8	Voluntary cancellation

a)
The Company may, if it gives the Agent not less than ten (10) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part of the Available Facility, but if in part, being a minimum amount of EUR 5,000,000 (or a greater amount being an integral multiple of EUR 1,000,000).

b)	Any cancellation under this Clause 9.4 shall reduce the Commitments of the Lenders rateably under the Facility.

9.9	Voluntary prepayment

A Borrower may, if it (or the Company on its behalf) gives the Agent not less than ten (10) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan, but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of EUR 5,000,000 or a greater amount being an integral multiple of EUR 1,000,000 (or the equivalent amounts in any Optional Currency).

9.10	Right of replacement or repayment and cancellation in relation to a single Lender

a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph c) of Clause 14.2 (Tax gross-up);

(ii)	any Lender claims indemnification from the Company or an Obligor under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased costs); or

(iii)
any amount payable to any Lender by an Obligor under a Finance Document is not, or will not be (when the relevant corporate income tax is calculated) treated as a deductible charge or expense for French tax purposes for that Obligor by reason of that amount being (i) paid or accrued to a Lender incorporated, domiciled, established or acting through a Facility Office situated in a Non-Cooperative Jurisdiction, or (ii) paid to an account opened in the name of or for the benefit of that Lender in a financial institution situated in a Non-Cooperative Jurisdiction, the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification or non-deductibility for French tax purposes continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations.

b)	On receipt of a notice referred to in paragraph a) above, the Commitment(s) of that Lender shall immediately be reduced to zero.

c)
On the last day of each Interest Period which ends after the Company has given notice under paragraph a) above in relation to a Lender (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in the Utilisations together with all interest and other amounts accrued under the Finance Documents.

d)
The Company may, in the circumstances set out in paragraph a) above, on five (5) Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Company which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 26 (Changes to the Lenders)   for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

e)	The replacement of a Lender pursuant to paragraph d) above shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent;

(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender

(iii)	in no event shall the Lender replaced under paragraph d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)
the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

f)
A Lender shall perform the checks described in paragraph e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph d) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

9.11	Right of cancellation in relation to a Defaulting Lender

a)
If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent ten (10) days’ notice of cancellation of each Available Commitment of that Lender.

b)	On the notice referred to in paragraph a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph a) above, notify all the Lenders.

9.12	Restrictions

a)
Any notice of cancellation or prepayment given by any Party under this Clause 9 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

c)
Unless a contrary indication appears in this Agreement (including, for the avoidance of doubt, under Clause 9.7 (Application of mandatory prepayments)), any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

d)	The Borrowers shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

e)	Subject to Clause 2.3 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

f)	If the Agent receives a notice under this Clause 9 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

g)
If all or part of any Lender’s participation in a Utilisation is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent), an amount of the Commitments (equal to the Base Currency Amount of the amount of the Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph g) shall reduce the Commitments of the Lenders rateably.

10	INTEREST

10.1	Calculation of interest

a)	The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	IBOR.

b)	Effective interest pursuant to Section 46 of the FA Act has been calculated by the Agent as set out in a separate notice from the Agent to the Company.

10.2	Payment of interest

a)
The Borrower to which a Loan has been made must pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six (6) Months, on the dates falling at six-Monthly intervals after the first day of the Interest Period).

b)
If the circumstances contemplated in paragraph c)(ii) of the definition of “Margin” in Clause 1.1 (Definitions) apply, the Company shall promptly pay to the Agent any amounts  necessary to put the Agent and the Lenders in the position they would have been in had the appropriate rate of the Margin applied during the applicable period.

10.3	Default interest

a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph b) below, is two per cent. (2.00%) per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration of up to three (3) Months as selected by the Agent (acting reasonably). Any interest accruing under this Clause 10.3 shall be immediately payable by the Obligor on demand by the Agent.

b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)
the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. (2.00%) per annum higher than the rate which would have applied if the overdue amount had not become due.

c)
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable and, in respect of any interest (if unpaid) on an overdue amount due by a French Obligor, will be compounded with that overdue amount only if, in accordance with article 1154 of the French Civil Code, that interest is due for a period of at least one year, but will remain immediately due and payable.

10.4	Notification of rates of interest

The Agent shall promptly notify the Lenders, the Company and the relevant Borrower of the determination of a rate of interest under this Agreement.

11	INTEREST PERIODS

11.1	Selection of Interest Periods

a)	A Borrower (or the Company on its behalf) must select the Interest Period for a Loan in the Utilisation Request for that Loan.

b)
Subject to this Clause 11, a Borrower (or the Company) may select an Interest Period for a Loan of one (1), three (3) or six (6) Months or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders), provided that no more than ten (10) Loans with Interest Periods of one (1) Month may be outstanding at any one time.

c)	An Interest Period for a Loan shall not extend beyond the Termination Date.

d)	Each Interest Period for a Loan shall start on the Utilisation Date.

e)	A Loan has one (1) Interest Period only.

11.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.3	Notification of Interest Periods

The Agent shall promptly notify the Lenders, the Company and the relevant Borrower of the duration of each Interest Period and promptly ascertain its duration.

12	CHANGES TO THE CALCULATION OF INTEREST

12.1	Absence of quotations

Subject to Clause 12.2 (Market disruption), if the applicable IBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable IBOR will be determined on the basis of the quotations of the remaining Reference Banks.

12.2	Market Disruption

a)
If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period will be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)
the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation of that Loan from whatever source it may reasonably select.

b)	In this Agreement:

“Market Disruption Event” means:

(i)
at or about 12:00 noon (London time) (or, in respect of CDOR only, at or about 10:00 hours (Toronto time)) on the Quotation Day for the relevant Interest Period the applicable IBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Agent to determine the applicable IBOR for the relevant currency and Interest Period; or

(ii)
before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed thirty-five per cent. (35.00%) of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of the applicable IBOR.

12.3	Alternative basis of interest or funding

a)
If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company must enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing on a substitute basis for determining the rate of interest.

b)	Any alternative basis agreed pursuant to paragraph a) above will, with the prior consent of all the Lenders and the Company, be binding on all Parties.

12.4	Break Costs

a)
Each Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

13	FEES

13.1	Commitment fee

a)
The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate per annum equal to [***] of the applicable Margin, on that Lender’s Available Commitment for the Facility from the earlier of (i) the Closing Date and (ii) 30 November 2014 up to and including the last day of the Availability Period.

b)
The accrued commitment fee is payable on the last day of each successive period of three (3) Months which ends during the Availability Period, on the last day of the Availability Period and on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

c)	No commitment fee is payable to the Agent (for the account of the Lenders) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

13.2	Arrangement fee

The Company shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

13.3	Agency fee and Security Agent fee

The Company shall pay to the Agent (for its own account and for the account of the Security Agent) an agency fee and a security agent fee in the amounts and at the times agreed in a Fee Letter.

13.4	Interest, commission and fees on Ancillary Facilities

The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of that Ancillary Facility based upon normal market rates and terms, however so that the margin of any such Ancillary Facility shall not be higher than the Margin attributable to Loans made under the Facility.

14	TAX GROSS UP AND INDEMNITIES

14.1	Definitions

a)	In this Clause 14:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 14.1 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

“Treaty Lender” means, in respect of a jurisdiction, a Lender entitled under the provisions of a double taxation treaty to receive payments of interest from a person resident in that jurisdiction without a Tax Deduction (subject to completion of any necessary procedural formalities).

b)	Unless a contrary indication appears, in this Clause 14 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

14.2	Tax gross-up

a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

b)
The Company shall, promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender, it shall notify the Company and that Obligor.

c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor will be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

d)
An Obligor is not required to make an increased payment to a Lender under paragraph c) above for a Tax Deduction in respect of tax imposed on a payment of interest on a Loan, if that Lender is a Treaty Lender and the Obligor (or the Company) is able to demonstrate that the Tax Deduction is required to be made as a result of the failure of that Treaty Lender to comply with its obligations under paragraph g) below.

e)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

f)
Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction or payment shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

g)
A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

14.3	Tax indemnity

a)
The Company shall (within three (3) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

b)	Paragraph a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party;

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by any increased payment under Clause 14.2 (Tax gross-up);

(B)
would have been compensated for by an increased payment under Clause 14.2 (Tax gross-up), but was not so compensated solely because the exclusions in paragraph d) of Clause 14.2 (Tax gross-up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

c)
A Protected Party making, or intending to make, a claim under paragraph a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent must notify the Company.

d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Agent.

14.4	Tax Credit

a)	If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(i)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which the Tax Payment was required; and

(ii)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

14.5	Stamp taxes

The Company must pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, except for Tax (if any) payable in connection with a Transfer Certificate.

14.6	VAT

a)
All amounts set out, or expressed in a Finance Document to be payable by any Party under a Finance Document to a Finance Party which (in whole or in part) constitute the consideration for any supply or supplies for VAT purposes are deemed to be exclusive of any VAT which is or becomes chargeable on such supply or supplies, and accordingly, subject to paragraph b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and the Finance Party is required to account for the VAT, that Party must pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration), the Relevant Party must also pay to the Supplier (if that Supplier is required to account for the VAT) or the Recipient (if the Recipient is required to account for the VAT) (in addition to and at the same time as paying that amount) an amount equal to the amount of VAT. The Recipient must promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply.

c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall also at the same time reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment respect of such VAT from the relevant tax authority.

14.7	FATCA Information

a)	Subject to paragraph c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)       a FATCA Exempt Party; or

(B)       not a FATCA Exempt Party;

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purpose of that other Party’s compliance with any other law, regulation or exchange of information regime.

b)
If a Party confirms to another Party pursuant to sub-paragraph a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

c)
Paragraph a) above shall not oblige any Finance Party to do anything, and paragraph a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

d)
If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph a) above (including, for the avoidance of doubt, where paragraph c) above applies), then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

14.8	FATCA Deduction

a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent, and the Agent shall notify the other Finance Parties.

15	INCREASED COSTS

15.1	Increased costs

a)
Subject to Clause 15.3 (Exceptions) the Company shall, within three (3) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; or

(ii)	compliance with any law or regulation made after the date of this Agreement (or, if later, the date it became a Party); or

(iii)	the implementation or application of or compliance with Basel III or CRD IV or any law or regulation which implements or applies Basel III or CRD IV.

b)	In this Agreement:

“Basel III” means:

(i)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in ‘Basel III: A global regulatory framework for more resilient banks and banking systems’, ‘Basel III: International framework for liquidity risk measurement, standards and monitoring’ and ‘Guidance for national authorities operating the countercyclical capital buffer’ published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)
the rules for global systemically important banks contained in ‘Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text’ published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means:

(i)
Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012; and

(ii)
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

“Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or funding or performing its obligations under any Finance Document.

15.2	Increased cost claims

a)
A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

15.3	Exceptions

Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:

a)	attributable to a Tax Deduction required by law to be made by an Obligor;

b)	attributable to a FATCA Deduction required to be made by a Party;

c)
compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph b) of Clause 14.3 (Tax indemnity) applied);

d)
attributable to the implementation or application of or compliance with the International Convergence of Capital Measurement and Capital Standards, a Revised Framework published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding, for the avoidance of doubt, any amendment or addition arising out of Basel III or CRD IV) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government regulator, Finance Party or any of its Affiliates); or

e)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

16	OTHER INDEMNITIES

16.1	Currency indemnity

a)
If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2	Other indemnities

The Company shall (or shall procure that an Obligor will), within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

a)	the occurrence of any Event of Default;

b)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 30 (Sharing among the Finance Parties);

c)
funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

d)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company; or

e)
any claim, action, civil penalty or fine against, any settlement, and any other kind of loss or liability, and all costs and expenses (including counsel fees and disbursements) reasonably incurred by any Finance Party in any jurisdiction as a result of any conduct of or by the Company or another Obligor or any of their directors or officers that violates any Sanctions Laws or Anti-corruption Laws in breach of this Agreement.

16.3	Indemnity to the Agent

The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

a)	investigating any event which it reasonably believes is a Default; or

b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted by this Agreement.

17	MITIGATION BY THE LENDERS

17.1	Mitigation

a)
Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased costs) or in any amount payable under a Finance Document by the Obligor established in France becoming not deductible from that Obligor’s taxable income for French tax purposes by reason of that amount being (i) paid or accrued to a Finance Party incorporated, domiciled, established or acting through a Facility Office situated in a Non-Cooperative Jurisdiction or (ii) paid to an account opened in the name of or for the benefit of that Finance Party in a financial institution situated in a Non-Cooperative Jurisdiction, including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

b)	Paragraph a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

17.2	Limitation of liability

a)	The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

b)	A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18	COSTS AND EXPENSES

18.1	Transaction expenses

The Company shall (or shall procure that another Obligor will), promptly on demand, pay to each Administrative Party the amount of all costs and expenses (including, but not limited to, legal fees and out-of-pocket expenses (including VAT or similar taxes)) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, syndication, perfection and termination of:

a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security Documents; and

b)	any other Finance Documents executed after the date of this Agreement.

18.2	Amendment costs

If:

a)	an Obligor requests an amendment, waiver or consent; or

b)	an amendment is required pursuant to Clause 31.10 (Change of currency),

the Company shall, within three (3) Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent or the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement.

18.3	Enforcement and preservation costs

The Company shall (or shall procure that another Obligor will), within three (3) Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against that Secured Party as a consequence of taking or holding the Transaction Security or enforcing these rights.

19	GUARANTEE AND INDEMNITY

19.1	Guarantee and indemnity

Subject to Clause 19.13 (Limitations), each Guarantor jointly and severally, irrevocably and unconditionally:

a)	guarantees to each Secured Party as and for its own debt and not merely as surety the punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

b)
undertakes with each Secured Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand by the Agent pay that amount as if it was the principal obligor; and

c)
agrees with each Secured Party that if an obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Secured Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 if the amount claimed had been recoverable on the basis of a guarantee.

19.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3	Maximum guarantee liability

The liability of each Guarantor under this Clause 19 shall be limited to the aggregate of EUR 1,000,000,000, plus any unpaid amount of interest, fees, liability, costs and expenses under the Finance Documents.

19.4	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, examinership, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 19 shall continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.5	Waiver of defences and confirmations

a)
The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Secured Party) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor or any other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(iii)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(v)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(vii)	any insolvency, examinership or similar proceedings (however, in the case of any Polish Guarantor, subject to mandatory provisions of the Polish bankruptcy law).

b)
Furthermore, each Guarantor specifically waives all rights under the provisions of the FA Act not being mandatory provisions, including (but not limited to) the following provisions (the main contents of the relevant provisions being as indicated in the brackets):

(i)	§ 62 (1)(a) (to be notified of any Transaction Security the giving of which was a precondition for the advance of any Loan, but which has not been validly granted or has lapsed);

(ii)	§ 63 (1)–(2) (to be notified of any Event of Default hereunder and to be kept informed thereof);

(iii)	§ 63 (3) (to be notified of any extension granted to any Obligor in payment of principal and/or interest);

(iv)	§ 63 (4) (to be notified of an Obligor’s bankruptcy proceedings or debt reorganisation proceedings and/or any application for the latter);

(v)	§ 65 (3) (that the consent of the Guarantors is required for the Guarantors to be bound by amendments to the Finance Documents that may be detrimental to its interest);

(vi)
§ 66 (1)-(2) (that the Guarantors shall be released from its liabilities hereunder if the Transaction Security which was given, or the giving of which was a precondition for the utilisation of the Facility, is released by the Secured Parties without the consent of the Guarantors);

(vii)
§ 66 (3) (that the Guarantors shall be released from its liabilities hereunder if, without its consent, Transaction Security the giving of which was a precondition for the utilisation of the Facility was not validly granted);

(viii)	§ 67 (1)-(2) (about any reduction of the Guarantors’ liabilities hereunder, since no such reduction shall apply as long as any amount is outstanding under the Finance Documents);

(ix)
§ 67 (4) (that the Guarantors’ liabilities hereunder shall lapse after ten (10) years, as the Guarantors shall remain liable hereunder as long as any amount is outstanding under any of the Finance Documents);

(x)
§ 70 (as no Guarantor shall have any right of subrogation into the rights of the Secured Parties under the Finance Documents until and unless the Secured Parties shall have received all amounts due or to become due to them under the Finance Documents);

(xi)
§ 71 (as the Secured Parties shall have no liability first to make demand upon or seek to enforce remedies against an Obligor or any other Transaction Security provided in respect of the Borrowers’ liabilities under the Finance Documents before demanding payment under or seeking to enforce the obligations of the Guarantors hereunder);

(xii)	§ 72 (as all interest and default interest due under any of the Finance Documents shall be secured by the obligations of the Guarantors hereunder);

(xiii)	§ 73 (1)–(2) (as all costs and expenses related to an Event of Default under this Agreement shall be secured by the obligations of the Guarantors hereunder); and

(xiv)
§ 74 (1)–(2) (as no Guarantor shall make any claim against an Obligor or any other person for payment until and unless all amounts payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full to the Secured Parties and all Commitments have been cancelled or otherwise cease to be available).

c)	Each Guarantor further confirms that it has received and noted the following information in accordance with § 61(2) of the FA Act:

(i)	such information as required thereunder in respect of all Transaction Security created under the Finance Documents; and

(ii)	with respect to an Additional Guarantor:

(A)
that no Event of Default has occurred or is continuing as at the date it becomes a Guarantor (and, unless informed or indicated otherwise by the Agent, the Agent confirms that it has no information to the contrary); and

(B)	that the guarantee granted by it under this Clause 19 shall also cover obligations which have been incurred prior to it becoming a Guarantor.

19.6	Guarantor intent

Without prejudice to the generality of Clause 19.5 (Waiver of defences and confirmations), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

19.7	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.8	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

b)	hold in an interest-bearing suspense account (bearing interest at commercial rates) any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 19.

19.9	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19:

a)	to be indemnified by an Obligor;

b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 19.1 (Guarantee and indemnity);

e)	to exercise any right of set-off against any Obligor; and/or

f)	to claim or prove as a creditor of any Obligor in competition with any Secured Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 31 (Payment mechanics).

19.10	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor, then on the date such Retiring Guarantor ceases to be a Guarantor:

a)
that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

b)
each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

19.11	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party.

19.12	Chilean Guarantee

a)
Each Chilean Guarantor will execute a Chilean Guarantee, substantially in the form of Schedule 12 (Form of Chilean Guarantee), with the purpose of providing the Secured Parties with an independent Chilean law guarantee of its guaranteed obligations to the Secured Parties under the Finance Documents as amended and/or restated from time to time.

b)	Each Secured Party irrevocably authorises the Security Agent to execute any Chilean Guarantee on its behalf.

c)
The actions arising out of the guarantee provided in this Clause 19 and each Chilean Guarantee are separate and independent from each other and the enforcement of a Chilean Guarantee against any Guarantor before Chilean courts shall not prevent each of the Secured Parties from enforcing the guarantee contained in this Clause 19 against a Guarantor in the applicable jurisdiction.

d)
The Secured Parties shall not be entitled to receive any amounts under a Chilean Guarantee or, (as the case may be) under this Agreement from any Guarantor incorporated or organised under the laws of Chile, in excess of the aggregate payment obligations of the Obligors to the Secured Parties under the Finance Documents.

e)
If, for any reason, a Chilean Guarantor ceases to be a Guarantor in accordance with the terms of this Agreement, the Security Agent, acting on behalf of the Secured Parties, shall, at the cost and request of the Chilean Guarantor, promptly release and terminate the relevant Chilean Guarantee.

19.13	Limitations

a)
Norway: Notwithstanding any provisions to the contrary in this Agreement or any other Finance Document, the obligations and liabilities of any Obligor (other than the Company) incorporated in Norway (each a “Norwegian Obligor”), whether in its capacity as Guarantor or as provider of Transaction Security, under this guarantee or any other Finance Document shall be limited to the extent necessary to comply with the mandatory provisions of law applicable to any Norwegian Obligor, including sections 8-7 to 8-10 cf. section 1-3 of the relevant Companies Act regarding unlawful financial assistance and other restrictions on a Norwegian limited liability company’s ability to grant guarantees, loans or security interests in favour of other group companies. The obligations of each Norwegian Obligor shall always be interpreted so as to make each Norwegian Obligor liable to the fullest extent permitted by the Companies Act.

b)
Belgium: The obligations of any Guarantor incorporated in Belgium (a “Belgian Guarantor”), in its capacity as a Guarantor under this Clause 19, shall not include any liability which would constitute an illegal financial assistance (as determined in Article 329 or 629 of the Belgian Wetboek van Vennootschappen/Code des Sociétés dated 7 May 1999, as amended from time to time (the “Belgian Companies Code”)) and shall be limited, at any time, to a maximum aggregate amount equal to the greater of:

(i)
an amount equal to ninety per cent. (90.00%) of that Belgian Guarantor’s net assets (as determined in accordance with the Belgian Companies Code and accounting principles generally accepted in Belgium) as shown by its most recent audited annual financial statements at the time the relevant demand is made or, where such annual financial statements are older than three (3) months, on the date on which the relevant demand is made, by audited interim accounts not older than three (3) months; or

(ii)
the aggregate of (1) the outstanding principal amounts borrowed by that Belgian Guarantor under any Finance Documents and (2) (excluding amounts already included under sub-paragraph (i) above and without double counting) any outstanding intra-group loans, advances or facilities made to the Belgian Guarantor and its Subsidiaries by any other member of the Group directly and/or indirectly using all or part of the proceeds under any Finance Documents (whether or not such intra-group loan is retained by the relevant Belgian Guarantor or the relevant Subsidiary for its own purposes or on-lent) at the time the relevant demand is made.

c)
Chile: The enforceability of the obligations guaranteed by any Chilean Guarantor may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally. The unenforceability, invalidity, illegality or voidability of the obligations guaranteed by any Chilean Guarantor may render the guarantee unenforceable against such Guarantor under Chilean law. Furthermore, any judgment obtained in a jurisdiction other than Chile against a Chilean Obligor in relation to a Finance Document may not be enforceable by the courts of Chile, if such judgment is contrary to or in violation of the laws of Chile or if the rules of exequatur proceeding before the Chilean Supreme Court are not complied with.

d)
Faroe Islands: Notwithstanding any provisions to the contrary in this Agreement or any other Finance Document, the obligations and liabilities of any Obligor incorporated and existing under the laws of the Faroe Islands (a “Faroese Obligor”), whether in its capacity as Guarantor or as a provider of Transaction Security, under this guarantee or any other Finance Document shall be limited to the extent necessary to comply with the mandatory provisions of law applicable to any Faroese Obligor, including Chapter 13 of the Faroese Companies Act (the “Faroese Companies Act”) regarding unlawful financial assistance and other restrictions on a Faroese limited liability company’s ability to grant guarantees, loans or security interests in favour of other group companies. The obligations of a Faroese Obligor shall always be interpreted so as to make a Faroese Obligor liable to the fullest extent permitted by the Faroese Companies Act.

e)	France:

(i)	In the case of each Guarantor incorporated or established in France (a “French Guarantor”), its obligations under this Clause 19 shall apply only insofar as required to:

(A)	guarantee the payment obligations under the Finance Documents of its direct or indirect Subsidiaries which are or become Borrowers from time to time under this Agreement; and

(B)
guarantee the payment obligations under the Finance Documents of other Borrowers which are not direct or indirect Subsidiaries of that French Guarantor, provided that in such case such guarantee shall:

(1)	be limited to the payment obligations of such other Borrowers, but

(2)
not exceed an amount equal to the aggregate of all amounts on-lent directly or indirectly from such other Borrowers to that French Guarantor, and which are outstanding from time to time, such amounts having been borrowed directly or indirectly by such other Borrowers under this Agreement (the “Maximum Guaranteed Amount”).

(ii)
Any payment made by such French Guarantor under section (2) of sub-paragraph (i)(B) above in respect of the obligations of any other Borrowers shall reduce pro tanto the outstanding amount of the intercompany loans (if any) due by such French Guarantor to that Borrower under the intercompany loan arrangements referred to in that paragraph.

(iii)	For the avoidance of doubt, any payment made by a French Guarantor in respect of a Borrower referred to in under sub-paragraph (i)(B) above shall reduce the Maximum Guaranteed Amount.

(iv)
Notwithstanding any other provision of this Clause 19, no French Guarantor shall secure liabilities under the Finance Documents which would result in such French Guarantor not complying with French financial assistance rules as set out in Article L. 225-216 of the French Commercial Code (Code de commerce) and/or would constitute a misuse of corporate assets within the meaning of article L. 241-3 or L. 242 6 of the French Commercial Code (Code de commerce) or any other law or regulations having the same effect, as interpreted by French courts.

(v)
It is acknowledged that each French Guarantor is not acting jointly and severally with the other Guarantors and shall not be considered as “co-débiteur solidaire” as to their obligations pursuant to the guarantee given in accordance with this Clause 19.

f)	Germany:

(i)
To the extent that the guarantee created under this Clause 19 (the “Guarantee”) is granted by a Guarantor which is incorporated in Germany as a limited liability company (GmbH) (each a “German Guarantor”) and the Guarantee of the German Guarantor guarantees amounts which are owed by direct or indirect shareholders of the German Guarantor or Subsidiaries of such shareholders (with the exception of Subsidiaries the German Guarantor is a direct or indirect shareholder of), the Guarantee of the German Guarantor shall be subject to certain limitations as set out in the following paragraphs of this clause. In relation to any other amounts guaranteed, the Guarantee of the German Guarantor remains unlimited.

(ii)	Subject to sections (2) and (3) below, the Agent shall not be entitled to enforce the Guarantee to the extent that the German Guarantor demonstrates that such enforcement has the effect of:

(A)	reducing the German Guarantor's net assets (Nettovermögen) (the “Net Assets”) to an amount less than its stated share capital (Stammkapital), or

(B)	(if its Net Assets are already lower than its stated share capital) causing such amount to be further reduced,

and thereby affects its assets which are required for the obligatory preservation of its stated share capital according to §§ 30, 31 German GmbH-Act (GmbH-Gesetz) (the “GmbH-Act”) (“Limitation on Enforcement” or “Limitation Event”). For the purpose of determining whether a Limitation Event has occurred, any recourse claim (Rückgriffsanspruch) which the German Guarantor has, or would acquire against a shareholder or another member of the Group as a result of the enforcement of the Guarantee, shall be taken into account to the extent that such recourse claim is valuable (werthaltig) (“Recourse Claim”). To the extent that there is such Recourse Claim, no Limitation on Enforcement applies.

(1)
The value of the Net Assets shall be determined in accordance with the provisions of the German Commercial Code (the “HGB“) consistently applied by the German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss according to § 42 GmbH-Act, §§ 242, 264 HGB) in the previous years, save that:

(x)
the amount of any increase of the stated share capital (Stammkapital) of the German Guarantor registered after the date of the Agreement without the prior written consent of the Agent shall be deducted from the relevant stated share capital;

(y)	loans provided to the relevant German Guarantor by a member of the Group shall be disregarded; and

(z)	loans and other liabilities incurred in violation of the provisions of any Finance Document shall be disregarded.

(2)
The Limitation on Enforcement shall only apply if and to the extent that the managing director(s) (Geschäftsführer) on behalf of the respective German Guarantor have confirmed in writing to the Agent within nine (9) Business Days following the Agent’s demand under the Guarantee (i) the amount of the German Guarantor’s Net Assets and (ii) that and to what extent the demanded payment would lead to the occurrence of a Limitation Event (the “Management Determination”).

(3)
If the Agent disagrees with the Management Determination, the Agent shall nevertheless be entitled to enforce the Guarantee up to such amount, which is undisputed between itself and the relevant German Guarantor in accordance with the provisions of sub-paragraph (ii) section (2) above. In relation to the amount which is disputed, the Limitation on Enforcement shall only apply if a firm of auditors of international standing and reputation has, to the satisfaction of the Agent, determined within 35 calendar days (or such longer period as has been agreed between the German Guarantor and the Agent) from the date the Agent has contested the Management Determination (i) the amount of the German Guarantor’s Net Assets and (ii) to what extent the demanded payment would lead to the occurrence of a Limitation Event (the “Auditor’s Determination”). If the Agent and the German Guarantor do not agree on the appointment of a joint auditor within five (5) Business Days from the date the Agent has disputed the Management Determination, the Agent shall be entitled to appoint auditors of international standing and reputation in its sole discretion. The amounts determined in the Auditor’s Determination shall be (except for manifest error) binding for all Parties. The costs of the Auditor’s Determination shall be borne by the German Guarantor.

If pursuant to the Auditor’s Determination the amount payable under the Guarantee is higher than set out in the Management Determination the relevant German Guarantor shall pay the difference to the Finance Parties within five (5) Business Days after receipt of the Auditor’s Determination.

(4)
If, and to the extent that, the Guarantee has been enforced without regard to the Limitation on Enforcement because (A) the Management Determination was not delivered within the relevant time frame or (B) the amount payable under the Guarantee resulting from the Auditor's Determination is lower than the respective amount resulting from the Management Determination, the Finance Parties shall upon written demand of the relevant German Guarantor to the Agent (on behalf of the Finance Parties) repay any amount (if and to the extent already paid to the Finance Parties) in the case of (A) above, which the Agent would not have been entitled to enforce had the Management Determination been delivered in time, and in the case of (B) the difference between the amount paid and the amount payable resulting from the Auditor’s Determination calculated as of the date the demand under the Guarantee was made and in accordance with sub-paragraph (ii) and section (2) above, provided that such demand for repayment is made to the Agent within six (6) months (Ausschlussfrist) from the date the Guarantee has been enforced.

(5)
If the German Guarantor intends to demonstrate that the enforcement of the Guarantee would lead to the occurrence of a Limitation Event, then the German Guarantor shall realise at market value any and all of its assets that are shown in its balance sheet with a book value (Buchwert) which is (in the opinion of the Agent) significantly lower than their market value and to the extent that such assets are not necessary for the relevant German Guarantor’s business (nicht betriebsnotwendig), to the extent necessary to satisfy the amounts demanded under this Guarantee.

(6)
The Limitation on Enforcement does not affect the right of the Finance Parties to claim again any outstanding amount at a later point in time if and to the extent that this sub-paragraph (ii) would allow this at that later point.

(7)
The Limitation on Enforcement does not apply in relation to amounts that correspond to funds that have been on-lent to, or otherwise been passed on to, the relevant German Guarantor or any of its Subsidiaries. The burden of demonstrating that no amounts have been passed on is on the German Guarantor.

(8)
The Limitation on Enforcement does not apply to any amounts payable under the Guarantee if and as long as a domination and/or profit and loss transfer agreement in accordance with § 291 of the German Stock Corporation Act (Aktiengesetz, the “AktG”) is in existence under which the German Guarantor is the dominated entity (beherrschtes Unternehmen) and/or the entity being entitled to the claim for reimbursement of loss (Verlustausgleichsanspruch) pursuant to § 302 AktG.

However, the Finance Parties agree to repay any amount received from the German Guarantor due to the preceding sentence if and to the extent the German Guarantor is not able to recover the annual loss (Jahresfehlbetrag) which the dominating entity (herrschendes Unternehmen, the “Dominating Entity”) is obliged to pay pursuant to § 302 AktG, due to the fact that the Dominating Entity is unable to fulfil its obligations pursuant to § 302 AktG when they fall due (zahlungsunfähig) or the Dominating Entity is over-indebted (überschuldet).

If the German Guarantor intends to claim back any amounts pursuant to the preceding sentence, such demand must be made in writing addressed to the Agent within one month after the settlement of the annual financial statements (Feststellung des Jahresabschlusses), however no later than six months after the end of the relevant financial year (Ausschlussfrist). Together with the demand for repayment, the German Guarantor is obliged to provide evidence satisfactory to the Agent that the Dominating Entity is unable to fulfil its obligations pursuant to § 302 AktG, in particular by submission of audited financial statements and/or of an excerpt from the commercial register proving that the Dominating Entity has filed for insolvency. Upon receipt of such demand together with such evidence, the Finance Parties are obliged to repay any amount required to cover the annual loss (Jahresfehlbetrag) within twenty (20) Business Days if and to the extent this amount is not paid by the Dominating Entity, provided however that the Finance Parties shall in no event be obliged to pay an amount exceeding the amount received by them under sentence 1 of this section (8).

(9)
For the avoidance of doubt, no Limitation on Enforcement applies if and to the extent for any reason (including as a result of a change in the relevant rules of law or their application or construction) the relevant situation referred to in sub-paragraph (ii) sentence 1 above does not constitute a breach of the German Guarantor’s obligations to preserve its stated share capital pursuant to §§ 30, 31 GmbH-Act (as amended, supplemented and/or replaced from time to time). Equally, no repayment of amounts pursuant to sub-paragraph (ii) section (8) applies if and to the extent for any reason (including as a result of a change in the relevant rules of law or their application or construction) the relevant situation referred to in sub-paragraph (ii) sentence 1 above does not constitute a breach of the German Guarantor’s obligations to preserve its stated share capital pursuant to §§ 30, 31 GmbH-Act (as amended, supplemented and/or replaced from time to time) as a result of the domination and/or profit and loss transfer agreement.

(iii)
This paragraph f) shall apply mutatis mutandis if the Guarantee is granted by an Additional Guarantor incorporated as a limited liability partnership (GmbH & Co. KG) in relation to the limited liability company as general partner (Komplementär) of such Additional Guarantor.

g)
Netherlands: Notwithstanding any contrary indication in this Agreement, in relation to a Guarantor incorporated in the Netherlands and any of its subsidiaries and in relation to Guarantors that are subsidiaries of a Dutch company in which shares have been or will be acquired, this guarantee shall be limited to the extent required to comply with restrictions on financial assistance in Section 2:98c of the Dutch Civil Code (Burgerlijk Wetboek) or any other applicable law. For the purpose of this paragraph g), “subsidiaries” shall have the meaning as provided in Section 2:24a of the Dutch Civil Code (Burgerlijk Wetboek).

h)	Poland:

(i)
The liability of each Guarantor incorporated or established in Poland (a “Polish Guarantor”) under this Agreement shall, in all circumstances, be limited to an amount equal to the Polish Limitation Amount (as defined below), calculated pursuant to the following formula:

G = A - L, where:

“G” means Polish Limitation Amount,

“A” means all assets (aktywa) of the relevant Polish Guarantor in the value recorded in (i) its latest annual unconsolidated financial statements made available to the Facility Agent or, if they are more up-to date, in (ii) its latest interim unconsolidated financial statements made available to the Facility Agent within 15 Business Days following its request or without such request (i.e. at the Polish Guarantor’s own motion);

“L” means all liabilities (zobowiązania) of the relevant Polish Guarantor (other that liabilities arising under the Finance Documents) existing on the date thereof recorded in the pertinent financial statements referred to in the definition of “A” above and used for the purpose of determination of the value of assets (aktywa) of that Polish Guarantor.

(ii)
Additionally to provisions of sub-paragraph (i) above, the liability of the Polish Guarantor under this Clause 19 shall be limited to the extent any payment under this Clause 19 does not (i) in case of a limited liability company (spółka z ograniczoną odpowiedzialnością), result in a reduction of its assets necessary to cover in full its share capital pursuant to article 189 par. 2 of the Polish Commercial Code dated 15 September 2000 (Journal of Laws No. 94, item 1037 as amended) or (ii) in case of a joint stock company (spółka akcyjna) result in a breach of article 345 § 2 to §5 of the Polish Commercial Code dated 15 September 2000 (Journal of Laws No. 94, item 1037 as amended).

(iii)	The limitation in sub-paragraph (i) above shall cease to apply if:

(A)
Polish law is amended in such a manner that (i) a debtor whose liabilities exceed the value of its assets is no longer deemed insolvent (niewypłacalny) as provided for in Article 11 Sec. 2 of the Polish Bankruptcy and Restructuring Law (as in force on the date of this Agreement) or that (ii) the insolvency (niewypłacalność) of a debtor within the meaning of Article 11 Sec. 2 of the Polish Bankruptcy and Restructuring Law (as in force on the date of this Accession Letter) no longer gives grounds for the declaration of its bankruptcy (ogłoszenie upadłości); and/or

(B)	an Event of Default has occurred and which is continuing and the Security Agent issued and delivered to the Polish Guarantor a guarantee (or other security) enforcement statement.

i)
United States: The obligations guaranteed under this Agreement or any Finance Document by any Additional Guarantor incorporated or formed in Maine or Florida, or any other state of the United States, as applicable, shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of that Additional Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for a equitable contribution among that Additional Guarantor and any other Guarantor, result in the obligations in respect of which this Agreement or any other Finance Document in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

j)	The obligations and liabilities of any Additional Guarantor under this Clause 19 are further subject to any limitations relating to that Additional Guarantor set out in any relevant Accession Letter.

20	TRANSACTION SECURITY

20.1	General – secured obligations

Subject to Clause 19.13 (Limitations), which shall apply mutatis mutandis to this Clause 20, the obligations and liabilities of each Obligor to the Secured Parties under this Agreement and the other Finance Documents, including without limitation any derived liability whatsoever of the Obligors towards the Secured Parties in connection therewith, shall at all times until all amounts due to the Secured Parties under the Finance Documents have been paid and/or repaid in full be secured to the fullest extent permitted by applicable law by the following first ranking priority Transaction Security:

a)	in respect of the Company:

(i)	its shares in each of its Material Subsidiaries; and

(ii)	assignment of all loans granted by it to another member of the Group having a principal amount in excess of EUR 15,000,000 (or its currency equivalent);

b)	in respect of each Obligor (other than the Company):

(i)	all its shares in each Material Subsidiary owned by it;

(ii)	its operational current assets;

(iii)	its inventory;

(iv)	its live fish stock/biomass;

(v)
its bank accounts, but only if secured by a floating charge given by an Obligor in the jurisdiction in which the account is held and, if required, allowing first ranking Security over such account to an Ancillary Lender as part of a cash pooling arrangement;

(vi)	its insurance policies;

(vii)	its trade or account receivables;

(viii)	its Aquaculture Licences; and

(ix)	assignment of all loans granted by it to another member of the Group having a principal amount in excess of EUR 15,000,000 (or its currency equivalent); and

(x)	in respect of Marine Harvest Fish Feed AS, a fixed mortgage over the Bjugn Property,

all as further described in Schedule 4 (Transaction Security Documents) and otherwise in accordance with the terms of the Transaction Security Documents (including any permitted encumbrances set forth in a Transaction Security Document).

20.2	Sharing of Transaction Security

The Transaction Security shall secure the Obligors’ obligations and liabilities to the Secured Parties in accordance with the terms of the Intercreditor Agreement.

21	REPRESENTATIONS

21.1	General

Each Obligor (or, if the relevant provision so states, the Company) makes the representations and warranties set out in this Clause 21 to each Finance Party.

21.2	Status

a)
It is a corporation, limited liability company or (in the case of the Company) a public limited liability company, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

21.3	Binding obligations

Subject to any applicable Legal Reservations:

a)	the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and

b)
(without limiting the generality of paragraph a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective subject to any applicable Perfection Requirements.

21.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

a)	any law or regulation applicable to it;

b)	its or any of its Subsidiaries’ constitutional documents; or

c)
any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets or constitute a default or termination event (however described) under any such agreement or instrument.

21.5	Power and authority

a)
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

b)
No borrowing limit or limitation on the granting of Security or giving of guarantees binding upon it or any of its Subsidiaries will be exceeded as a result of the borrowing, grant of Transaction Security or giving of guarantees or indemnities contemplated by the Finance Documents.

21.6	Validity and admissibility in evidence

a)	All Authorisations required or desirable:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations under the Finance Documents to which it is a party;

(ii)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, subject to any applicable Legal Reservations; and

(iii)
to enable it to create the Transaction Security to be created by it pursuant to the Transaction Security Documents and to ensure such Transaction Security has the priority and ranking it is expressed to have, have been obtained or effected (as appropriate) and are in full force and effect, save that (in respect of Chile) where a Finance Document is executed in a language other than Spanish, in order to be admissible in evidence in judicial proceedings in a Chilean court or arbitral tribunal, it would first have to be translated into the Spanish language by an official translator of the Chilean Ministry of Foreign Affairs or which is appointed by the court, unless executed in Spanish by all the parties thereto.

b)
All Authorisation necessary for the conduct of the business, trade and ordinary activities of the members of the Group have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

c)
In the case of an Obligor domiciled in Chile, it has complied with, and shall continue to comply with, any foreign exchange control (normas de cambios internacionales), duty or obligation that may apply from time to time to its obligations under any of the Finance Documents.

21.7	Governing law and enforcement

a)	Subject to any Legal Reservations, its:

(i)	irrevocable submission under this Agreement to the jurisdiction of the courts of Norway;

(ii)
agreement that the Finance Documents (other than a Chilean Guarantee, any Chilean Note, any Ancillary Facility governed by Chilean law and certain of the Transaction Security Documents) are governed by Norwegian law; and

(iii)	agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its jurisdiction of incorporation.

b)
Any judgment obtained in Norway in relation to a Finance Document (other than the Chilean Guarantees, the Chilean Notes, the Chilean Security Agent Agreement, any Chilean law Ancillary Documents, the Chilean law Transaction Security Documents and certain of the other Transaction Security Documents) will be recognised and be enforceable by the courts of its jurisdiction of incorporation, provided only that the judgement or the enforcement thereof is not contrary to or in violation of the laws of its jurisdiction, and, regarding enforceability in Chile, the rules of the exequatur proceeding before the Chilean Supreme Court have not been complied with.

21.8	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document, other than amounts payable by Obligors incorporated or organised under the laws of:

a)
a State in the United States (each a “US Obligor”) to a Finance Party unless that Finance Party delivers to each US Obligor a properly completed and executed US Internal Revenue Service (“IRS”) Form W-8BEN-E or W-8IMY or other appropriate IRS form (including all documentation and information required by applicable law or regulation to be delivered together with that form) evidencing that Finance Party’s entitlement to exemption from US federal tax withholding with respect to amounts payable by the US Obligors to that Finance Party pursuant to the Finance Documents; and

b)	Chile, where payments made to a lender not domiciled in Chile may be subject to withholding tax.

21.9	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar Tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, save, in each case, for complying with any applicable Perfection Requirements and further that:

a)
in respect of Chile, where, as a general rule, there is no approval, registration, filing or other action required in connection with the execution of any Finance Document and the performance of the obligations arising therefore, except for:

(i)
the registration of the terms and conditions of the relevant Finance Document and the principal repayment and interest payment schedule thereof with the Central Bank of Chile pursuant to the provisions of Chapter XIV of the Compendium of Foreign Exchange Regulations of the Central Bank of Chile (Capítulo XIV del Compendio de Normas de Cambios Internacionales del Banco Central de Chile) (the “Compendium”), which registration is to be made prior to or simultaneously with the first Utilisation to be made to the relevant Chilean Obligor;

(ii)
the notification to the Central Bank of Chile pursuant to the provisions of Chapter XIV of the Compendium of any Utilisation made under the relevant Finance Document to the relevant Chilean Obligor, which notification shall be made on the Business Day immediately following receipt in Chile of any proceeds from such Utilisation;

(iii)
the notification to the Central Bank of Chile of any proceeds that have been disbursed outside of Chile to the relevant Chilean Obligor, which is to be filed with the Central Bank of Chile no later than the tenth calendar day of the Month immediately following the Utilisation Date of such proceeds;

(iv)
an annex reporting any amendment to, or assignment of the transaction informed to the Central Bank of Chile as set forth in (i) above, which annex shall be submitted by the relevant Chilean Obligor to the Central Bank of Chile no later than the tenth calendar day of the Month immediately following the date of any such amendment or assignment; and

(v)
the reporting to the Chilean Internal Revenue Service (Servicio de Impuestos Internos) (1) on or before 15 March of the following calendar year of the Taxes withheld for purpose of withholding taxes on all interest, and (2) on or before 30 June of the following calendar year of any relevant payment of fees and commissions made by the relevant Chilean Obligor pursuant to the Finance Documents to non-domiciled and/or non-resident individuals or entities; and

(vi)
any Utilisation to be made to a Chilean Obligor under the Finance Documents will be subject, as a general rule, to the stamp tax currently in force at the date of the relevant Utilisation, except if the Utilisation made or to be made by a Chilean Obligor qualifies as a Chilean export credit facility under Chilean law and regulations;

b)
in respect of Belgium, the stamp duties, registration, or similar taxes specifically referred to in the Belgian law legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 27 (Changes to Obligors); and

c)
in respect of Poland, payment of any court fees and stamp duty payable in connection with the filing and registration of the Polish law governed pledge agreements constituting the Transaction Security Documents with a Polish court for the purposes of perfection of the Transaction Security created thereunder.

21.10	No Default

a)	No Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

b)
No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of a notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

21.11	No misleading information

a)
Any factual information provided by or on behalf of any member of the Group (including its advisers) to a Finance Party for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and is not misleading in any respect when taken as a whole.

b)	So far as it is aware after due and careful review and enquiries, it has made full disclosure of all material facts in relation to the Group to the Finance Parties.

21.12	Financial statements

a)	Its Original Financial Statements:

(i)	were prepared in accordance with GAAP consistently applied;

(ii)	fairly represents its financial condition and operations (consolidated in the case of the Company) during the relevant Financial Year.

b)
There has been no material adverse change in its business or financial condition (or, in the case of the Company, the business or consolidated financial condition of the Group) since the date of the most recent financial statements delivered by it in accordance with this Agreement.

21.13	Ranking and pari passu claims

a)
Subject to any applicable Perfection Requirements, each Transaction Security Document creates (or, once entered into, will create) in favour of the Security Agent for the benefit of the Secured Parties the Transaction Security which it is expressed to create with the ranking and priority it is expressed to have.

b)
The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security under any Transaction Security Document.

c)
Without limiting paragraph a) above, its payment obligations under the Finance Documents rank and will rank at least pari passu with the claims of all its other unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

21.14	No proceedings pending or threatened

a)
No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

b)
No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

21.15	Good title to assets

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all Authorisations to use, the assets necessary to carry on its business as presently conducted.

21.16	Environmental laws

a)
Each member of the Group is in compliance with Clause 24.12 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

b)
No Environmental Claims has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

21.17	No Works Council

No works council (ondernemingsraad) has been established which has the right to advise in relation to the entry into and performance of this Agreement and no Dutch Obligor is in the process of establishing a works council.

21.18	Irish Obligors

a)
It will not by executing the Finance Documents to which it is party or any of them and/or complying with its obligations thereunder including but not limited to its obligations under Clause 19 (Guarantee and Indemnity) of this Agreement be providing unlawful financial assistance as prohibited by section 60(1) of the Companies Act 1963 (Ireland).

b)
It will not by executing the Finance Documents to which it is party or any of them and/or complying with its obligations thereunder including but not limited to its obligations under Clause 19 (Guarantee and Indemnity) of this Agreement be providing a loan or quasi-loan or credit transaction or a guarantee or security granted in connection with a loan or quasi-loan or credit transaction to or for the benefit of its own directors or the directors of its holding company (or any person connected to such persons) as prohibited by section 31 of the Companies Act 1990 (Ireland) because the provisions of section 35 of the Companies Act 1990 (Ireland) apply.

21.19	No immunity

In any proceedings taken in the jurisdiction of incorporation of an Obligor in relation to the Finance Documents to which it is a party, such Obligor shall not be entitled to claim for itself or any of its assets, immunity from suit, execution, attachment or other legal process.

21.20	No breach of laws

It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

21.21	Intellectual Property

a)
Each member of the Group owns or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being, and is proposed to be, conducted, except to the extent disclosed in writing to the Agent prior to the date of this Agreement.

b)	Each member of the Group has taken all necessary action (including payments of fees) to safeguard, maintain in full force and effect and preserve its ability to enforce all such Intellectual Property.

c)
No member of the Group has infringed any material Intellectual Property of any third party in any material respect except to the extent disclosed in writing to the Agent prior to the date of this Agreement.

d)	There has been no material infringement or threatened or suspected infringement of or challenge to the validity of any Intellectual Property owned by or licensed to any member of the Group.

e)
No disclosure has been or will be made of any material trade secret which is Intellectual Property and is owned by or licensed to any member of the Group other than under enforceable confidentiality undertakings.

21.22	Insolvency

No:

a)	corporate action, legal proceedings or other procedure or step described in paragraph a) of Clause 25.8 (Insolvency proceedings); or

b)	creditors’ process described in Clause 25.9 (Creditors’ process),

has been taken or, to the knowledge of the Company, threatened in relation to a member of the Group; and none of the circumstances described in Clause 25.7 (Insolvency) applies to a member of the Group.

21.23	Group Structure Chart

The Group Structure Chart delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) is true, complete and accurate in all material respects and indicates whether a company is a Material Subsidiary as at the Closing Date.

21.24	Sanctions and Anti-corruption

a)
To its knowledge (after having made all reasonable enquiries), no Obligor nor any other member of the Group or any of their respective directors or officers fails to be in compliance with all Sanctions Laws and Anti-corruption Laws.

b)	Each Obligor represents that neither it nor any other member of the Group or any of its or their respective directors or officers:

(i)	is a Restricted Party, or is involved in any transaction through which it is likely to become a Restricted Party; or

(ii)	is subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws or Anti-corruption Laws.

c)
Nothing in this Clause 21.24 shall create or establish an obligation or right for any Obligor incorporated in Germany or any member of the Group incorporated in Germany to the extent that, by agreeing to it, comply with it, exercising it, having such obligation or right, or otherwise, the Obligor or any member of the Group would be placed in violation of any foreign trade law or anti-boycott law applicable to it (including but not limited to Section 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung)) and any provision of Council Regulation (EC) 2271/1996), and the representation made in this Clause 21.24 shall be so limited in relation to such Obligor or member of the Group and to that extent shall not be made by nor apply to any such Obligor or such member of the Group.

21.25	No material adverse change

Since 31 December 2013, there has been no material adverse change in the business, assets or financial condition of the Group.

21.26	Times when representations are made

a)	All the representations and warranties in this Clause 21 are made by each Original Obligor on the date of this Agreement.

b)	All the representations and warranties in this Clause 21 are deemed to be made by each Obligor on the Closing Date.

c)	The Repeating Representation are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(i)	the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period; and

(ii)	in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor.

d)
When a representation and warranty in paragraph a) of Clause 21.10 (No default) is repeated on a Utilisation Request for a Rollover Loan, the reference to a Default in that Utilisation Request will be construed as a reference to an Event of Default.

22	INFORMATION UNDERTAKINGS

The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

In this Clause 22:

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to sub-paragraph a) of Clause 22.1 (Financial statements).

“Quarterly Financial Statements” means the financial statements delivered pursuant to paragraph b) of Clause 22.1 (Financial statements).

22.1	Financial statements

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so request):

a)
as soon as they are available, but in any event within one hundred and fifty (150) days after the end of each of its Financial Years, its audited consolidated financial statements for that Financial Year;

b)
as soon as they are available, but in any event within sixty (60) days after the end of each Financial Quarter, the consolidated financial statements of the Group for that Financial Quarter, together with a management commentary and a three (3) Month rolling liquidity forecast for the Group; and

c)	as soon as they are available, but in any event within thirty (30) days after the end of each Month, the consolidated financial statements of the Group for that Month.

22.2	Compliance Certificate

a)	The Company shall supply a Compliance Certificate to the Agent with each set of its Annual Financial Statements and each set of its Quarterly Financial Statements.

b)
Each Compliance Certificate shall, amongst other things, set out (in reasonable detail) computation as to compliance with Clause 23 (Financial covenants) as at the date as at which those financial statements were drawn up.

c)
Each Compliance Certificate shall be signed by the Chief Financial Officer of the Company or two (2) directors of the Company and, if required to be delivered with the Annual Financial Statements, shall be reported on by the Company’s auditors in the form agreed by the Company and all the Lenders before the date of this Agreement.

22.3	Requirements as to financial statements

a)
The Company shall procure that each set of financial statements delivered by it pursuant to Clause 22.1 (Financial statements) shall be certified by the Chief Financial Officer of the Company or two (2) directors of the Company as fairly representing its consolidated financial condition and operations as at the date of and for the period in relation to which those financial statements were drawn.

b)
The Company shall procure that each set of financial statements delivered by it pursuant to Clause 22.1 (Financial statements) is prepared using GAAP, accounting principles and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent:

(i)	a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to:

(A)	determine whether Clause 23 (Financial covenants) has been complied with;

(B)	make the Margin computations set out in the definition of “Margin”; and

(C)	make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

c)
Subject to paragraph b) above, the Company may, on giving notice to the Agent, change on one occasion only the reporting currency in the financial statements delivered pursuant to Clause 22.1 (Financial statements) from NOK to EUR.

d)
If the Company notifies the Agent of a change in accordance with paragraph b) above, the Company and the Agent shall enter into negotiations in good faith with a view to agreeing any amendments to this Agreement which are necessary as a result of the change. To the extent practicable these amendments will be such as to ensure that the change does not result in any material alteration in the commercial effect of the obligations in this Agreement. If any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

22.4	Information: miscellaneous

a)	The Company shall supply to the Agent (in sufficient copies to all the Lenders, if the Agent so request):

(i)	all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched;

(ii)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group and which, if adversely determined, have a Material Adverse Effect;

(iii)
at the same time as they are dispatched, copies of all documents dispatched by the Company to its shareholders, in their capacity as shareholders generally (or any class of them) or its creditors generally (or any class of them);

(iv)
with each set of financial statements delivered pursuant to paragraph a) of Clause 22.1 (Financial statements) a list of Material Subsidiaries as at the last date of the Financial Year to which those statements relate;

(v)	promptly, such further relevant information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request;

(vi)
subject to paragraph c) of Clause 21.24 (Sanctions and Anti-corruption) (which shall apply mutatis mutandis), promptly upon becoming aware of them (and to the extent permitted by applicable law), the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions Laws or Anti-corruption Laws against it, any of its direct or indirect owners, any other member of the Group or any of its or their respective directors, officers or employees, as well as reasonably available information on what steps are being taken with regards to answer or oppose such; and

(vii)
subject to paragraph c) of Clause 21.24 (Sanctions and Anti-corruption) (which shall apply mutatis mutandis), promptly upon becoming aware that it, any of its direct or indirect owners, Subsidiaries or any of its or their respective directors, officers or employees has become or is proposed by a Sanctions Authority to be designated as a Restricted Party.

b)
The Lenders may (acting reasonably and acting through the Agent) ask for a report on the value of the Bjugn Property to be prepared by an independent valuer, such report to be addressed to the relevant Lender or Lenders.

22.5	Notification of default

a)
Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

b)
Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate, signed by two (2) of its directors or senior officers on its behalf, certifying that no Default is continuing (or, if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

22.6	Presentations

a)
The directors and the Chief Financial Officer of the Company shall give a presentation in each Financial Year to the Lenders, within thirty (30) days after the Company has delivered its financial statements pursuant to paragraph a) of Clause 22.1 (Financial statements), about the business, financial performance and prospects of the Group, and such other matters as any Finance Party (through the Agent) may reasonably request.

b)
If requested by the Agent, the directors and the Chief Financial Officer of the Company shall give a presentation to the Lenders, at such time and place as the Agent may reasonably request, about the business, financial performance and prospects of the Group, and such other matters as any Finance Party (through the Agent) may reasonably request. The Agent may not request more than two (2) presentations in any Financial Year under this paragraph b), unless a Default is continuing.

22.7	Use of websites

a)
The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information posted is in a format previously agreed between the Company and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form.  In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

c)	The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Company notifies the Agent under sub-paragraph c)(i) or sub-paragraph c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

d)
Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website.  The Company shall comply with any such request within ten (10) Business Days.

22.8	“Know your customer” checks

a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of sub-paragraph a)(iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in sub-paragraph a)(iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in sub-paragraph a)(iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

b)
Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

c)
The Company shall, by not less than ten (10) Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 27 (Changes to the Obligors).

d)
Following the giving of any notice pursuant to paragraph c) above, if the accession of such Additional Guarantor obliges the Agent or any Lender to comply with “know your customer”  or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

23	FINANCIAL COVENANTS

23.1	Financial definitions

In this Agreement:

“Cash” means, in respect of the Group, and at any time, cash in hand and any credit balance on any deposit, savings, current or other account which is:

a)	freely withdrawable on demand;

b)	not subject to any Security (other than pursuant to any Transaction Security Document);

c)	denominated and payable in freely transferable and freely convertible currency; and

d)	capable of being remitted to an Obligor in Norway.

“Cash Equivalent Assets” means, in respect of the Group, and at any time:

a)
securities with a maturity of less than twelve (12) Months from the date of acquisition issued or fully guaranteed or fully insured by the Government of the United States or any member state of the European Union, Norway or Canada which is rated at least A-1 by Standard & Poor’s Ratings Group or P-1 by Moody’s Investors Service, Inc.;

b)
commercial paper or other debt securities issued by an issuer rated at least A-1 by Standard & Poor’s Ratings Group or P-1 by Moody’s Investors Service, Inc. and with a maturity of less than twelve (12) Months; and

c)	certificates of deposit or time deposits of any commercial bank (which has outstanding debt securities rated as referred to in paragraph b) above) and with a maturity of less than three (3) Months,

in each case not subject to any Security (other than pursuant to any Transaction Security Document), denominated and payable in freely transferable and freely convertible currency and the proceeds of which are capable of being remitted to an Obligor in Norway.

“EBIT” means, in relation to any Relevant Period, the consolidated earnings before interest expenses and taxes of the Group required by IFRS to be shown in the latest consolidated financial statements of the Group for that Relevant Period delivered under Clause 22.1 (Financial statements).

“EBITDA” means, in relation to any Relevant Period, the EBIT of the Group for that Relevant Period:

a)	after adding back all amounts provided for depreciation and/or amortization for that Relevant Period;

b)
after adding back or deducting (as the case may be) the Fair Value adjustment to be made in accordance with IFRS (IAS 41) (Fair value adjustment biological assets) and the Onerous Contract provisions to be made in accordance with IFRS (IAS 37) (Onerous contract provisions);

c)	after adding back or deducting (as the case may be) the fair value adjustment of foreign exchange hedging instruments (including hedging instruments for salmon price hedging);

d)	[***]

e)	[***]

but excluding:

f)	profit attributable to minority interests;

g)
exceptional items or non-recurring items provided that, for the purposes of calculating the Gearing Ratio pursuant to paragraph a) of Clause 23.2 (Financial condition), the net adjustments for exceptional items and non-recurring items originating during or at any time, shall not exceed a maximum amount of [***] per Financial Quarter, and the aggregate amount of adjustments for such exceptional items and non-recurring items shall not exceed [***] in any Relevant Period);

h)	any profit or loss arising on the disposal of fixed or intangible assets;

i)	amounts written off the value of fixed or intangible asset investments (but including the amounts of any reversal of previous write-offs); and

j)	income from participating interests in associated undertakings and income from any other fixed asset investment.

“Equity Ratio” means the ratio of Total Equity to Total Assets.

“Financial Lease” means any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on 31 December in each year.

“Gearing Ratio” means the ratio of Net Interest Bearing Debt, as of each Quarter Date, to EBITDA for the Relevant Period ending on the corresponding Quarter Date.

“Net Interest Bearing Debt” means, as at any particular time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of the interest-bearing Financial Indebtedness of the members of the Group,

a)
including any convertible bonds issued prior to, or after the date of this Agreement to the extent such bonds have not been converted to shareholders equity (in accordance with the accounting principles set out in IFRS);

b)	after deducting the amount of any unamortised set-up expenses of the Company’s financing arrangements required by GAAP to be classified as negative interest bearing debt;

c)	excluding any indebtedness referred to in paragraph g) of the definition of Financial Indebtedness and any guarantee or indemnity in respect of that indebtedness;

and provided that any Financial Indebtedness referred to in paragraph i) or j) of the definition of Financial Indebtedness shall only be counted once for this purpose,

less Cash or Cash Equivalent Investments, and

for this purpose, any amount outstanding or repayable in a currency other than NOK shall on that day be taken into account in its NOK equivalent at the rate of exchange that would have been used had an audited consolidated balance sheet of the Group been prepared as at that day in accordance with the GAAP applicable to the Original Financial Statements of the Company.

“Relevant Date” means the last day of any Financial Quarter.

“Relevant Period” means, unless otherwise stated herein, each period of twelve (12) Months ending on a Quarter Date.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Testing Date” means the last day of each Relevant Period in respect of which the levels set out in Clause 23.2 (Financial condition) are tested.

“Total Assets” means, as at Quarter Date, the total book value of the Group’s assets, as reflected in its most recent consolidated balance sheet.

“Total Equity” means, as at a Quarter Date, the consolidated shareholders’ equity of the Group, including subordinated loans, as reflected in its most recent consolidated balance sheet.

23.2	Financial condition

a)	The Company shall ensure that the Equity Ratio shall not at any time be less than thirty-five per cent. (35.00%).

b)	The financial covenant set out in paragraph a) above shall be tested for the first time on the first Testing Date after the Closing Date.

23.3	Financial testing

a)
Except as provided to the contrary in this Agreement, an accounting term used in this Clause 23 is to be construed in accordance with the principles applied in connection with the Original Financial Statements, being GAAP.

b)
The financial covenants set out in Clause 23.2 (Financial condition) shall be calculated (rounded to the closest two decimals) by reference to each of the financial statements delivered by the Company pursuant to Clause 22.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 22.2 (Compliance Certificate).

c)	No item must be added or deducted more than once in any calculation under this Clause 23.

d)
If the Company or a member of the Group acquires or disposes of its interest in a Subsidiary, a business or assets, the EBITDA calculation for the Relevant Period shall be based on pro forma historical figures for the acquired or divested Subsidiary, business or assets.

23.4	Auditors’ confirmation of EBITDA calculation – pro forma historical figures

a)
The Agent may (at the request of the Majority Lenders and in consultation with the Company) instruct auditors to confirm the calculation of the Group’s exceptional items and non-recurring items as referred to in paragraph f) of the definition of EBITDA in Clause 23.1 (Financial definitions).

b)
The Company shall assist any auditor instructed pursuant to paragraph a) above in promptly providing any information reasonably requested and required for the purposes of confirming the calculation of the Group’s exceptional items and non-recurring items as referred to in paragraph g) of the definition of EBITDA in Clause 23.1 (Financial definitions).

24	GENERAL UNDERTAKINGS

24.1	General

The undertakings in this Clause 24 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

24.2	Authorisations

a)	Each Obligor shall (and the Company shall ensure that each other member of the Group will) promptly:

(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)	if requested, supply certified copies to the Agent of:

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(A)	enable it to perform its obligations under the Finance Documents;

(B)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and

(C)	enable it to carry on its business as it is being conducted from time to time, where failure to do so is reasonably likely to have a Material Adverse Effect.

b)
The Company shall ensure that the Perfection Requirements are complied with promptly and in any event before the earlier of (i) the date which is sixty (60) days after signing of the relevant Finance Document or Transaction Security Document or (ii) the final date on which it is necessary to carry out any such Perfection Requirement in order to achieve the relevant perfection, protection or priority of any Transaction Security Document.

c)	In respect of:

(i)
the Polish law governed pledge agreements constituting the Transaction Security Documents this undertaking will be deemed satisfied if the respective applications are filed with a Polish court in accordance with the Transaction Security Documents, and the court issues the decisions on registration within three (3) months from signing the respective Finance Documents; and

(ii)
any mortgage over Chilean Aquaculture Licences, this undertaking will be deemed satisfied if the respective registration applications are filed within the above referred period with the relevant registration offices (conservadores), and the relevant registration certificates are issued within three (3) months after the signing of the relevant mortgage agreements.

24.3	Use of proceeds

Subject to paragraph c) of Clause 21.24 (Sanctions and Anti-corruption) (which shall apply mutatis mutandis), no proceeds of any Utilisation shall be made available, directly or knowingly indirectly, to or for the benefit of a Restricted Party nor shall they otherwise be applied in a manner or for a purpose prohibited by Sanctions Laws or Anti-corruption Laws.

24.4	Compliance with laws

Each Obligor shall (and the Company shall ensure that each other member of the Group will):

a)	comply in all respects with all laws to which it is subject, if failure so to comply is reasonably likely to have a Material Adverse Effect; and

b)	subject to paragraph c) of Clause 21.24 (Sanctions and Anti-corruption) (which shall apply mutatis mutandis), comply with all Sanctions Laws and Anti-corruption Laws.

24.5	Negative pledge

In this Clause 24.5, “Quasi-Security” means an arrangement or transaction described in paragraph b) below.

Except as permitted under paragraph c) below:

a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

b)	No Obligor shall (and the Company shall ensure that no other member of the Group will).

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired or acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

c)	Paragraphs a) and b) above do not apply to:

(i)	the Security currently established for the Existing Facilities Agreement or the DNB Hedge (and which will be discharged and released on or about the Closing Date);

(ii)	the Security or Quasi-Security created pursuant to any Transaction Security Document;

(iii)	any lien arising by operation of law and in the ordinary course of business and not as a result of any default or omission by any member of the Group;

(iv)
any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group (including a Multi-account Overdraft);

(v)
any Security or Quasi-Security arising under articles 24 or 25 of the General Terms and Conditions (Algemene Bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to general terms and conditions;

(vi)
any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if:

(A)	the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(B)	the principal amount secured has not increased in contemplation of or since the acquisition of that company;

(C)	the benefit of the Security or Quasi-Security is not transferred to any other person other than a person who receives a corresponding transfer of the indebtedness secured thereby; and

(D)	the Security or Quasi-Security is removed or discharged within sixteen (16) months of that company becoming a member of the Group;

(vii)
any Security or Quasi-Security over any Obligor’s or other member of the Group’s assets existing on the date of this Agreement, in respect of Permitted Existing Financial Indebtedness, as set out in Schedule 10 (Permitted Existing Financial Indebtedness and Security), provided that the principal amount secured by such Security or Quasi-Security shall not be increased; or

(viii)
any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than as permitted under paragraphs (i) to (vii) above) does not at any time exceed [***] (or its equivalent in any other currency or currencies).

24.6	Financial Indebtedness restrictions

a)	The Company shall ensure that no other member of the Group (other than the Company) will incur (or agree to incur) or have outstanding any Financial Indebtedness (whether secured or unsecured).

b)	Paragraph a) above does not apply to:

(i)	any Financial Indebtedness arising under or pursuant to the Finance Documents;

(ii)	any intra-Group indebtedness for borrowed money (including, for the avoidance of doubt, netting and/or set-off arrangements in connection with the Group’s cash management arrangements);

(iii)	any Financial Indebtedness arising from the issuance or issuances of one or more convertible or regular bonds, provided that:

(A)	any such bond issues are being made with the Company as issuer;

(B)	any such bond issues are unsecured; and

(C)	any such bond issues rank pari passu with, or are made subordinated to, the Facility;

(iv)
any Financial Indebtedness of a company which becomes a member of the Group after the date of this Agreement, where the Financial Indebtedness is incurred prior to the date on which that company becomes a member of the Group if:

(A)	the Financial Indebtedness was not incurred in contemplation of the acquisition of that company; and

(B)	the Financial Indebtedness is repaid, prepaid or cancelled in full within [***] months of that company becoming a member of the Group;

(v)	any Permitted Existing Financial Indebtedness;

(vi)	any Financial Indebtedness which is referred to in paragraph b) of Clause 23.6 (Loans and guarantees);

(vii)	any Financial Indebtedness to the extent covered by a guarantee, bond or letter of credit issued under an Ancillary Facility;

(viii)	any Financial Indebtedness permitted under Clause 24.20 (Hedging);

(ix)	any Financial Indebtedness incurred with the prior written consent of the Majority Lenders; and

(x)
any Financial Indebtedness (other than falling within paragraph g) of the definition of “Financial Indebtedness” in Clause 1.1 (Definitions)), provided that any Financial Indebtedness referred to in paragraphs h) or j) of that definition shall only be counted once for this purpose) not falling within sub-paragraphs (i) to (ix) above, the aggregate outstanding principal amount of which does not at any time exceed [***] (or its equivalent in any currency or currencies).

24.7	Loans and guarantees

a)	No Obligor shall (and the Company shall ensure that no other member of the Group will):

(i)	make any loan, or provide any form of credit or financial accommodation, to any other person; or

(ii)
give or issue any guarantee, indemnity, bond or letter of credit to or for the benefit of, or in respect of liabilities or obligations of, any other person or voluntarily assume any liability (whether actual or contingent) of any other person,

(together, “Financial Support”).

b)	Paragraph a) above does not apply to:

(i)	any loans, guarantees, indemnities under or expressly permitted by the Finance Documents;

(ii)	any Financial Support made, granted or given in the ordinary course of business;

(iii)	any Financial Support made, granted or given by any member of the Group to or for the benefit of any member of the Group;

(iv)
any Financial Support made or to be made in connection with any credit facility made available for members of the Group through any cash management arrangements or any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(v)	any Financial Support made with the prior written consent of the Majority Lenders; or

(vi)
any Financial Support not falling within paragraphs (i) to (v) above, the aggregate outstanding principal amount of which across the Group does not at any time exceed [***] (or its equivalent in any other currency or currencies).

24.8	Pari passu ranking

Each Obligor must ensure that its payment obligations under the Finance Documents at all times rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

24.9	Mergers

a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or any other form of corporate reconstruction.

b)	Paragraph a) above does not apply to:

(i)	a solvent reorganisation within the Group;

(ii)
any merger, consolidation or other form of reorganisation in which the Company or any of its Subsidiaries is the surviving entity and which will not have a Material Adverse Effect on the ability of the Company or any of the other Obligors to perform its obligations under this Agreement; or

(iii)	any such other merger, consolidation or form of reorganisation to which the Majority Lenders have given their prior written consent (which consent shall not be unreasonably withheld or delayed).

c)
Paragraph a) does not apply to any merger, consolidation or other form of reorganisation in which the Company or any other member of the Group is the transferring entity, provided that the book value of the transferring entity and all other Net Sale Proceeds received at the date of such merger, consolidation or other form of reorganisation does not, in the aggregate, exceed [***] (or its equivalent in any other currency or currencies).

24.10	Change of business

The Company shall ensure that no substantial change is made to the nature or scope of the business of the Group or the Obligors taken as a whole from that carried on the date of this Agreement without the prior written consent of the Majority Lenders.

24.11	Insurance

Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain adequate insurances or captive insurance arrangements on and in relation to its properties, business and assets with financially sound and reputable underwriters, insurance companies or funds against liabilities, casualties and contingencies, and to the extent, usually insured against by prudent companies located in the same or a similar location and carrying on a similar business.

24.12	Environmental compliance

Each Obligor shall (and the Company shall ensure that each other member of the Group will):

a)	comply with all Environmental Laws;

b)	obtain, maintain and ensure compliance with all requisite Environmental Permits applicable to it; and

c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Laws,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

24.13	Environmental claims

Each Obligor shall (through the Company) promptly upon becoming aware of the same, inform the Agent in writing of:

a)	any Environmental Claim against any member of the Group which is current, pending or threatened; or

b)	any facts or circumstances which are reasonably likely to result in an Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

24.14	Acquisition restrictions

a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) may make any acquisitions or investments.

b)	Paragraph a) above does not apply to:

(i)	any Permitted Acquisition; or

(ii)	any merger permitted by under paragraph b) of Clause 24.9 (Mergers).

24.15	Taxation

Each Obligor shall:

a)	pay all its Taxes when due (except to the extent that these Taxes are being contested in good faith and by appropriate means); and

b)	set aside a reserve reasonably regarded by it as adequate for the payment of any contested Taxes.

24.16	Preservation of assets

Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.

24.17	Intellectual Property

Each Obligor shall (and the Company shall procure that each other member of the Group will):

a)
take all reasonable action to obtain, safeguard, maintain in full force and effect and preserve its ability to enforce all Intellectual Property necessary for the conduct of its business as conducted from time to time, and not discontinue the use of any such Intellectual Property, including:

(i)	paying all applicable renewal fees, licence fees and other outgoings; and

(ii)
performing and complying with all material laws and material obligations to which it is subject as registered proprietor, beneficial owner, user, licensor or licensee of any such necessary Intellectual Property;

b)
promptly notify the Agent of any material infringement or threatened or suspected material infringement of or any challenge to the validity of any such necessary Intellectual Property owned by or licensed to it which may come to its notice and supply the Agent (if requested) with all information in its possession relating thereto;

c)	take all reasonable and necessary steps (including the institution of legal proceedings) to prevent third parties infringing any such necessary Intellectual Property; and

d)	take all reasonable and necessary steps (including legal proceedings) to enforce the confidentiality of and prevent any improper use of any material trade secret which is Intellectual Property.

24.18	Financial assistance

The Company shall ensure that all payments between members of the Group, and any Security created pursuant to any Secured Document by any member of the Group, are made or created in compliance with any applicable law or regulation in any relevant jurisdiction concerning financial assistance by a company for the acquisition of or subscription for shares or concerning the protection of shareholders’ capital.

24.19	Ancillary banking business and capital market services

a)
The Company shall, and shall procure that members of the Group will, subject to paragraph b) below, use, on a preferred (but not an exclusive) basis, the ancillary banking and capital market services of the Lenders, including (without limitation) cash management arrangement and services, issuance of guarantees, bonds and foreign exchange and interest derivative transactions.

b)	The Lenders shall provide the financial services described in paragraph a) above based on competitive market conditions.

24.20	Hedging

a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) enter (or agree to enter) into any derivative transaction other than:

(i)	the DNB Hedge;

(ii)	any derivative transaction contemplated by the Hedging Letter and documented by a Hedging Agreement (and/or any replacement or extension thereof); or

(iii)	any derivative transaction to hedge actual or projected interest, forward or currency exposures arising in the ordinary course of trading of a member of the Group and not for speculative purposes.

b)
At or before the time that any member of the Group enters into any Hedging Agreement permitted by paragraph a) above, the Company shall ensure that the counterparty accedes as a Hedging Counterparty to the Intercreditor Agreement.

c)	All Hedging Agreements shall be entered into by a member of the Group that is also a Borrower.

24.21	Guarantor coverage

a)
The Company shall ensure that at all times after the Closing Date, the aggregate gross assets and the aggregate turnover of the Guarantors (in each case calculated on an unconsolidated basis and excluding all intra-group items and investments in Subsidiaries of any member of the Group) represents not less than [***] of the consolidated gross assets and the consolidated turnover of the Group.

b)
To ensure compliance with the requirements in paragraph a) above, the Company shall ensure that each Material Subsidiary and each other member of the Group as is necessary accedes as an Additional Guarantor.

c)
Ongoing compliance with the requirements in paragraph a) above shall be determined by reference to the latest annual financial statements of each Guarantor (unconsolidated in the case of a Subsidiary which itself has Subsidiaries) and the most recent Compliance Certificate supplied by the Company with the latest Annual Financial Statements.

24.22	Further assurance

a)	The Company shall:

(i)	promptly notify the Agent if, after the date of this Agreement, a member of the Group becomes a Material Subsidiary (and which is not an Original Obligor); and

(ii)
as soon as reasonably practicable (and in any event within fourteen (14) days after being requested by the Agent), ensure that the relevant member of the Group accedes to this Agreement as an Additional Guarantor and, further, as soon as reasonably practicable (using all reasonable endeavours) provides such Transaction Security specified as being applicable to it in accordance with the principles set out in Clause 20.1 (General – secured obligations) and Schedule 4 (Transaction Security Documents), and also enters into such Transaction Security Document reasonably required by the Security Agent in connection therewith.

b)
Each Obligor shall (and the Company shall procure that each other member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require):

(i)
to perfect the Transaction Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other security interests over all or any of the assets which are, or are intended to be, the subject of the Transaction Security Documents pursuant to the principles set out in Clause 20 (Transaction Security) and Schedule 4 (Transaction Security Documents)) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(ii)
following an Event of Default in respect of which a notice has been served pursuant to Clause 25.16 (Acceleration), to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security created under the Transaction Security Documents.

c)
Each Obligor shall (and the Company shall procure that each other member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Transaction Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.

d)
If at any time prior to the Termination Date, legislation regarding the creation of security over movable assets without dispossession shall become effective in Belgium (the “New Belgian Pledge Legislation”), each relevant Obligor shall promptly upon the request of the Security Agent:

(i)
enter into any agreements, pay any costs and take any other action to perfect any Transaction Security purported to be created under the Transaction Security Documents in accordance with the New Belgian Pledge Legislation; and

(ii)
do whatever the Security Agent may reasonably require in order to grant and perfect such Transaction Security in accordance with the New Belgian Pledge Legislation at the expense of such Obligor and over such assets owned by such Obligor as is reasonably requested by the Security Agent.

24.23	Intra-Group debt

a)	The Company shall:

(i)	prior to the Closing Date and on a six (6) monthly basis thereafter, or

(ii)	promptly on the reasonable request of the Agent,

deliver to the Agent a certificate (the “Intercompany Debt Certificate”) signed by the Chief Financial Officer or two (2) directors of the Company setting out the details of any Financial Indebtedness exceeding EUR 15,000,000 between any members of the Group.

b)
Where any such Financial Indebtedness is not already secured by a Transaction Security Document, the Company shall procure that each member of the Group which is or becomes a creditor in respect of such Financial Indebtedness shall, within fifteen (15) Business Days of delivering the Intercompany Debt Certificate, enter into an Intra-Group Loan Assignment with the Security Agent in respect of its claims relating to any such loan and/or credit, and do all such acts and execute all such documents in favour of the Security Agent and provide such documentation to the Security Agent as the Security Agent may reasonably require to perfect the Transaction Security created or intended to be created thereunder and evidence that the Intra-Group Loan Assignment has been validly executed by the relevant Obligor.

24.24	Sanctions

a)
Each Obligor and each other member of the Group shall implement and maintain in effect policies and procedures designed to ensure compliance by it and each member of the Group and their respective directors, officers and employees with all Sanctions Laws and Anti-corruption Laws. Such policies shall be implemented within one (1) month after the date of this Agreement, while such procedures shall be implemented within three (3) months after the date of this Agreement.

b)
Each Obligor shall ensure that none of them, nor any of their Subsidiaries, respective directors, officers or employees or, to the best of its ability, its or their agents or representatives or any other persons acting on any of their behalf is a Restricted Party.

c)
No Obligor nor any of its owners, directors, officers or employees may fund all or part of any payment in connection with a Finance Document out of proceeds derived from business or transactions with a Restricted Party or from any action which is in breach of any Sanction Laws.

d)
Nothing in this Clause 24.24 shall create or establish an obligation or right for any Obligor incorporated in Germany or any member of the Group incorporated in Germany to the extent that, by agreeing to it, comply with it, exercising it, having such obligation or right, or otherwise, the Obligor or any member of the Group would be placed in violation of any foreign trade law or anti-boycott law applicable to it (including but not limited to Section 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung)) and any provision of Council Regulation (EC) 2271/1996), and the undertaking made in this Clause 24.24 shall be so limited in relation to such Obligor or member of the Group and to that extent shall not be undertaken by nor apply to any such Obligor or such member of the Group.

24.25	Conditions subsequent

The Company shall procure that:

a)
within ten (10) Business Days from the date of any accession to this Agreement of any Belgian Obligor satisfactory evidence is delivered to the Agent of the filing of the shareholder resolutions of such Belgian Obligor with the clerk of the competent commercial court in Belgium for the purposes of Article 556 of the Belgian Companies Code;

b)
in respect of any mortgage over Chilean Aquaculture Licenses to be granted in accordance with Part III of Schedule 2 (Conditions precedent), satisfactory evidence is delivered to the Security Agent to the effect that:

(i)	the respective registration applications were filed with the relevant registration offices (conservadores) within sixty (60) days as of the signing of the relevant Transaction Security Documents; and

(ii)	the relevant registration processes were completed within three (3) months as of the above referred date; and

c)
within ten (10) Business Days from the date the new laws of the Faroe Island relating to floating charges (flytende pant) have become effective, enter into such agreements, pay any costs and take any other action as may be reasonably required by the Security Agent to grant and perfect the Transaction Security over the inventory and receivables owned by Marine Harvest Faroes P/F as required by the Transaction Security Documents.

25	EVENTS OF DEFAULT

25.1	Events of Default

Each of the events or circumstances set out in Clause 25 is an Event of Default (save for Clause 25.16 (Acceleration)).

25.2	Non-payment

An Obligor does not pay on the due date any amount payable by it pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable, unless:

a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

b)	payment is made within three (3) Business Days of its due date.

25.3	Financial covenants

Any requirement of Clause 23.2 (Financial condition) is not satisfied.

25.4	Other obligations

a)	An Obligor does not comply with paragraph b)(iii) of Clause 24.2 (Authorisations), Clause 24.5 (Negative pledge), Clause 24.8 (Pari passu ranking) or Clause 24.20 (Hedging).

b)
An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 25.2 (Non-payment), paragraphs f) and g) of Clause 22.4 (Information: miscellaneous), Clause 24.3 (Use of proceeds), Clause 24.24 (Sanctions), paragraph b) of Clause 24.4 (Compliance with laws), Clause 25.3 (Financial covenants) and paragraph a) above) of Clause 24.22 (Further assurance), unless the non-compliance:

(i)	is capable of remedy (in the opinion of the Majority Lenders); and

(ii)	is remedied within thirty (30) days of the earlier of the Agent giving notice of the breach to the Company and the Company becoming aware of the non-compliance.

25.5	Misrepresentation

a)
A representation or statement (other than the representation contained in Clause 21.24 (Sanctions and Anti-corruption)) made or deemed to be repeated by an Obligor in the Finance Documents or in any document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to be incorrect or misleading in any material respect when made or deemed to be repeated.

b)
No Event of Default under paragraph a) will occur if the misrepresentation or misstatement, in the opinion of the Majority Lenders, is capable of remedy and is remedied within thirty (30) days of the earlier of the Agent giving notice to the Company and the Company becoming aware of the misrepresentation or misstatement.

25.6	Cross-default

a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

d)
Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

e)
No Event of Default will occur under this Clause 25.6 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs a) to d) above is less than [***] (or its equivalent in any other currency or currencies).

25.7	Insolvency

a)	A member of the Group:

(i)	is unable or admits inability to pay its debts as they fall due or is insolvent (including being in a state of “cessation des paiements” within the meaning of the French Code de commerce);

(ii)	is deemed to, or is declared to, be unable to pay its debts or is declared insolvent under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling or restructuring any of its indebtedness.

b)
A moratorium (including, without limitation, a moratorium under a conciliation procedure in accordance with articles L. 611-4 to L. 611-15 of the French Code de commerce) is declared in respect of any indebtedness of any member of the Group.

c)	A member of the Group which is incorporated in the Netherlands gives notice to the Dutch tax authorities under section 36(2) of the Dutch 1990 Tax Collection Act (Invorderingswet 1990).

25.8	Insolvency proceedings

a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)
the suspension of payments (including, without limitation, cessation des paiements within the meaning of the French Code de commerce), a moratorium of any indebtedness, winding-up, dissolution, examinership, administration (including without limitation redressement judiciaire, cession totale de l’entreprise, liquidation judiciaire or any procédure de sauvegarde, sauvegarde accélérée or sauvegarde financière accélérée) or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(iii)
the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), examiner, receiver, administrative receiver, administrator, compulsory manager or other similar officer (including, without limitation, a conciliateur, mandataire ad hoc, administrateur judiciare or mandataire liquidateur) in respect of any member of the Group or any of its assets; or

(iv)	enforcement of any Security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

b)	Paragraph a) above shall not apply if a petition is presented for the winding up or any analogous procedure in any jurisdiction of any member of the Group that is:

(i)	frivolous or vexatious;

(ii)	being contested in good faith by appropriate means diligently pursued with a reasonable prospect of success; and

(iii)	stayed, withdrawn or discharged within five (5) Business Days of being presented.

25.9	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects the whole or any substantial part of the assets of a member of the Group and is not discharged within five (5) Business Days.

25.10	Ownership of the Obligors

An Obligor (other than the Company) is not or ceases to be a Subsidiary of the Company.

25.11	Unlawfulness and invalidity

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

25.12	Intercreditor Agreement

If any party to the Intercreditor Agreement (other than a Finance Party or an Obligor) fails to comply with any material provision of, or does not perform its obligations under, the Intercreditor Agreement and such breach is not remedied within ten (10) Business Days of the earlier of the Agent giving notice to that party or that party becoming aware of the non-compliance.

25.13	Repudiation and rescission of agreements

a)	An Obligor (or any other relevant party) rescinds or purports to rescind ore repudiates or purports to repudiate a Finance Document.

b)
Any party to the Intercreditor Agreement rescinds or purports to rescind ore repudiates or purports to repudiate the Intercreditor Agreement in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents.

25.14	Transaction Security

a)
Any Transaction Security is not in full force and effect or does not create in favour of the Security Agent for the benefit of the Secured Parties the Transaction Security which it is expressed to create with the ranking and priority it is expressed to have

b)	No Event of Default shall occur under paragraph a) above if:

(i)
the affected Transaction Security Document or Transaction Security Documents in aggregate is or are not, in the reasonable opinion of the Agent, material in the context of the overall security for the Facility and the defect or defects is or are remedied within five (5) Business Days of notice to that effect from the Agent to the Company; or

(ii)
the circumstances referred to above in this Clause 25.14 arise by reason of the transfer of rights and obligations from a Lender to a New Lender in accordance with Clause 26 (Changes to the Lenders), and the defect or defects is or are remedied within five (5) Business Days’ notice to that effect from the Agent to the Company.

25.15	Material adverse change

a)
An amendment, change or loss of an Aquaculture Licence occurs which, in the opinion of the Majority Lenders, has or is reasonably likely to have a material adverse effect on the business or financial condition of the Company and/or the Group (taken as a whole).

b)	Any other event or series of events occurs which, in the opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect.

25.16	Acceleration

a)
On and at any time after the occurrence of an Event of Default which is continuing, the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company, but subject to paragraph c) below:

(i)	cancel the Total Commitments and/or the Ancillary Commitments at which time they shall be immediately cancelled;

(ii)
declare that all or any part of the Utilisations, together with accrued interest and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(iii)	declare that all or part of the Utilisations be payable on demand, at which time they shall become immediately payable on demand by the Agent acting on the instructions of the Majority Lenders;

(iv)
declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities, together with accrued interest and all other amounts accrued or outstanding under the Ancillary Facility Documents are:

(A)	immediately due and payable, at which time they shall become immediately due and payable; and/or

(B)	payable on demand, at which time they shall become immediately payable on demand by the Agent acting on the instructions of the Majority Lenders;

(v)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers and/or discretions under the Finance Documents.

b)	Any notice given under this Clause 25.16 will take effect in accordance with its terms.

c)
Notwithstanding the foregoing or anything contained herein to the contrary, no notice, cancellation or declaration by the Agent shall be required if an Event of Default shall have occurred and be continuing under Clause 25.8 (Insolvency proceedings) hereof by reason of a filing by a Borrower under Chapter 11 of the United States Bankruptcy Code.

25.17	Enforcement of Chilean Notes

a)	All Chilean Notes issued under any Finance Document shall be held by the Agent (or by an independent party on behalf of the Agent under the instruction of the Agent) pursuant to this Clause 25.17.

b)	For the avoidance of doubt, the Chilean Notes may only be enforced against the relevant Chilean Borrower in accordance with Clause 25.16 (Acceleration):

(i)
upon the relevant Chilean Borrower defaulting on its payment obligations of any ordinary, scheduled principal amounts or interest on their respective maturity dates under the relevant Chilean Notes, provided that such payment default is also an Event of Default under Clause 25.2 (Non-payment) and which is continuing; or

(ii)
after the opening of a bankruptcy proceeding (pursuant to a Chilean court decision) of the relevant Chilean Borrower (in which case this shall also be deemed as an Event of Default under sub-paragraph a)(v) of Clause 25.8 (Insolvency proceedings)), and not as a result of any other Event of Default contained in this Agreement or for any other reason. Therefore, the occurrence of any Event of Default under this Agreement different than the ones listed and described in this paragraph b) will not allow the relevant Lender and/or the Agent to enforce the relevant Chilean Note.

c)
Should any Lender, the Agent or the Security Agent exercise any of its rights and remedies against a Chilean Obligor under any Finance Document, it may not concurrently demand duplicated payment under the relevant Finance Document and the Chilean Notes.

26	CHANGES TO THE LENDERS

26.1	Assignments and transfers by the Lenders

Subject to this Clause 26, a Lender (the “Existing Lender”) may:

a)	assign any of its rights; or

b)	transfer any of its rights and obligations

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”), provided that a Chilean Borrower does not, as a result of such assignment or transfer, incur a withholding tax rate on interest payments (if any) which is greater than what is applied on Loans made available by the Existing Lender or by any other Lender at the time of such assignment or transfer.

26.2	Conditions of assignment or transfer

a)	The consent of the Company is required for an assignment or transfer by an Existing Lender unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of an Existing Lender; or

(ii)	made at a time when an Event of Default is continuing.

Notwithstanding the above, no assignment, transfer, sub-participation or subcontracting in relation to a Utilisation by and/or Commitment to a Borrower established in France may be effected to a New Lender incorporated or acting through a Facility Office situated in a Non-Cooperative Jurisdiction without the prior consent of the Company, which shall not be unreasonably withheld.

b)
The consent of the Company (if required) to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five (5) Business Days after the Company is given notice of the request unless consent is expressly refused by the Company within that time.

c)	An assignment will only be effective on:

(i)
receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender;

(ii)	the New Lender entering into documentation required for it to accede as a party to the Intercreditor Agreement; and

(iii)
performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

d)
A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement and if procedure set out in Clause 26.5 (Procedure for transfer) is complied with.

e)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

f)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, , confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

26.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of EUR 1,500.

26.4	Limitation of responsibility of Existing Lenders

a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document or the Transaction Security created under the Transaction Security Documents; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 26; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

26.5	Procedure for transfer

a)
Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

b)
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

c)	On the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to assign or transfer its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)
each Administrative Party, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Administrative Parties and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

d)
For the avoidance of doubt, the Parties agree that a transfer effected in accordance with this Clause 26.5 shall constitute a novation within the meaning of Articles 1271 et seq. of the French Civil Code, provided that, notwithstanding any such novation, all the rights (including in relation to Security) of the secured parties against the Obligors shall be maintained.

26.6	Procedures for assignment

a)
Subject to conditions set out in Clause 26.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

b)
The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

c)	On the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the rights and obligations under the Finance Documents expressed to be subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

d)
Lenders may utilise procedures other than those set out in this Clause 26.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 26.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 26.2 (Conditions of assignment or transfer).

26.7	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Company a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

26.8	Acceding Lender

The Company may, for the purposes of and subject to the terms of Clause 2.2 (Accordion Increase Option), request that an Acceding Lender becomes a party to this Agreement as a Lender by executing a document in the form required by the provisions of the Intercreditor Agreement, whereupon the Acceding Lender will be a Lender with the Commitment specified by it in that document.

26.9	Accession of Hedge Counterparties

Any person which becomes a party to the Intercreditor Agreement as a Hedging Counterparty shall, at the same time, become a Party to this Agreement as a Hedge Counterparty by executing a document in the form required by the provisions of the Intercreditor Agreement.

26.10	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 26, each Lender may, without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

b)
in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

27	CHANGES TO THE OBLIGORS

27.1	Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

27.2	Additional Borrowers

a)
Subject to compliance with the provisions of paragraph c) and d) of Clause 22.8 (“Know your customer” checks), the Company may request that any of its wholly-owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)	all the Lenders approve the addition of that Subsidiary;

(ii)	the Company and that Subsidiary delivers to the Agent a duly completed and executed Accession Letter;

(iii)	the Subsidiary is (or becomes) a Guarantor prior to or simultaneously with becoming a Borrower;

(iv)	the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(v)
the Agent has received all of the documents and other evidence listed in Part II and Part III of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to it, together with all such Transaction Security Documents as may be required to be delivered by that Additional Borrower under Clause 24.22 (Further assurance).

b)
The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence referred to in sub-paragraph a)(v) above.

27.3	Resignation of a Borrower

a)	The Company may request that a Borrower (other than the Company) cease to be a Borrower by delivering to the Agent a Resignation Letter.

b)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Document,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

27.4	Additional Guarantors

a)
Subject to compliance with the provisions of paragraph c) and d) of Clause 22.8 (“Know your customer” checks), the Company may request that any of its Subsidiaries becomes an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

(i)	the Company and that Subsidiary delivers to the Agent a duly completed and executed Accession Letter; and

(ii)
the Agent has received all of the documents and other evidence listed in Part II and Part III of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent, together with all such Transaction Security Documents as may be required to be delivered by that Additional Guarantor under Clause 24.22 (Further assurance).

b)
The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence referred to in sub-paragraph a)(ii) above.

27.5	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

27.6	Resignation of a Guarantor

a)
In this Clause 27.6 and Clause 27.7 (Resignation and release of Transaction Security on disposal), “Third Party Disposal” means the disposal of an Obligor to a person which is not a member of the Group made with the approval of the Lenders (and the Company has confirmed that this is the case).

b)	The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a duly completed Resignation Letter.

c)	The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

(i)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case);

(ii)	the Majority Lenders have consented to the Company’s request; and

(iii)	no amount owed by that Guarantor under this Agreement is still outstanding.

d)	The relevant Guarantor will cease to be a Guarantor when the Agent gives the notification referred to in paragraph b) above.

27.7	Resignation and release of Transaction Security on disposal

If an Obligor is or is proposed to be the subject of a Third Party Disposal, then (for the avoidance of doubt) subject to the Intercreditor Agreement:

a)
where that Obligor created Transaction Security over any of its assets or business in favour of the Security Agent, or Transaction Security in favour of the Security Agent was created over the shares (or equivalent) of that Obligor, the Security Agent shall, at the cost and request of the Company, release those assets, business or shares (or equivalent); and

b)	any resignation of that Obligor and related release of Transaction Security referred to in paragraph a) above shall become effective only on the completion of that Third Party Disposal.

28	ROLE OF THE AGENT, THE ARRANGER AND OTHERS

28.1	Appointment of the Agent

a)	Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

b)
Each of the Arranger and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to execute the rights, powers and discretions specifically given to the Agent under the Finance Documents, together with any other incidental rights, powers, authorities and discretions

28.2	Duties of the Agent

a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

b)	Subject to paragraph c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

c)
Without prejudice to Clause 26.7 (Copy of Transfer Certificate, Assignment Agreements or Increase Confirmation to Company), paragraph b) above shall not apply to any Transfer Certificate or any Increase Confirmation.

d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

e)	If the Agent:

(i)	receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default; or

(ii)	is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than to the Agent, the Arranger or the Security Agent) under this Agreement,

it shall promptly notify the other Finance Parties.

f)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

28.3	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

28.4	No fiduciary duties

a)	Nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

b)	None of the Agent, the Arranger or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

28.5	Business with the Group

The Agent, the Arranger and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

28.6	Rights and discretions of the Agent

a)	The Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 25.2 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

e)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

f)	Without prejudice to the generality of paragraph e) above, the Agent:

(i)	may disclose; and

(ii)	on the written request of the Company or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Company and the other Finance Parties.

g)	Where this Agreement specifies a minimum period of notice to be given to the Agent, the Agent may, at its discretion, accept a shorter notice period.

h)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

28.7	Majority Lenders’ instructions

a)
Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

c)
The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

d)	In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

e)
The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph e) shall not apply to any legal or arbitration proceedings relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

28.8	Responsibility for documentation

Neither the Agent, the Arranger or any Ancillary Lender is responsible for:

a)
the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document;

b)
is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

c)
any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

28.9	No duty to monitor

The Agent shall not be bound to enquire:

a)	whether or not any Default has occurred;

b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

c)	whether any other event specified in any Finance Document has occurred.

28.10	Exclusion of liability

a)
Without limiting paragraph b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent or any Ancillary Lender), none of the Agent or any Ancillary Lender will be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

b)
No Party (other than the Agent or an Ancillary Lender) may take any proceedings against any officer, employee or agent of the Agent or any Ancillary Lender in respect of any claim it might have against the Agent or an Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent and any Ancillary Lender may rely on this Clause 28.10.

c)
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

d)
Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by that Administrative Party.

28.11	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three (3) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

28.12	Resignation of the Agent

a)	The Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Company.

b)
Alternatively, the Agent may resign by giving thirty (30) days’ notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent which shall not be incorporated or acting through an office situated in a Non-Cooperative Jurisdiction.

c)
The Company may, on no less than thirty (30) days’ prior notice to the Agent, replace the Agent by requiring the Lenders to appoint a replacement Agent if any amount payable under a Finance Document by an Obligor established in France becomes not deductible from that Obligor's taxable income for French tax purposes by reason of that amount (i) being paid or accrued to an Agent incorporated or acting through an office situated in a Non-Cooperative Jurisdiction or (ii) paid to an account opened in the name of that Agent in a financial institution situated in a Non-Cooperative Jurisdiction. In this case, the Agent shall resign and a replacement Agent shall be appointed by the Majority Lenders (after consultation with the Company) within thirty (30) days after notice of replacement was given.

d)
If the Majority Lenders have not appointed a successor Agent in accordance with paragraph b) above within twenty (20) days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent.

e)
The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

g)
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph e) above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Agent) and this Clause 28 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

h)
After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph b) above. In this event, the Agent shall resign in accordance with paragraph b) above.

i)
The Agent shall resign in accordance with paragraph b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph c) above) if on or after the date which is three (3) Months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)
the Agent fails to respond to a request under Clause 14.7 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Agent pursuant to Clause 14.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.

28.13	Replacement of the Agent

a)
After consultation with the Company, the Majority Lenders may, by giving thirty (30) days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent.

b)
The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

c)
The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph b) above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Agent) and this Clause 28 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

28.14	Confidentiality

a)
In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

c)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to disclose to any person (i) any confidential information or (ii) any other information supplied to it by or on behalf of a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

d)	Each Obligor irrevocably authorises the Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Agent.

28.15	Compliance

Notwithstanding any other provision of any Finance Document to the contrary, each Administrative Party may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

28.16	Relationship with the Lenders

a)
The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal offices as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five (5) Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

b)
Each Lender shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

c)	The Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

d)
The Agent must keep a record of all the Parties and supply any other Party with a copy of that record on request. The record will include each Lender’s Facility Office(s) and contact details for the purposes of this Agreement.

28.17	Credit appraisal by the Lenders and Ancillary Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Ancillary Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

a)	the financial condition, status and nature of each member of the Group;

b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

c)
whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security or the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

d)
the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

e)
the right or title of any person in or to, or the value or sufficiency of any part of the assets being subject to Transaction Security under the Transaction Security Documents, the priority of any of the Transaction Security or the existence of any Security affecting the relevant assets.

28.18	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender (having initially been a Lender), the Agent shall (in consultation with the Company) appoint another Lender, or an Affiliate of a Lender, to replace that Reference Bank.

28.19	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents, that Party shall be regarded as having received any amount so deducted.

29	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

30	SHARING AMONG THE FINANCE PARTIES

30.1	Payments to Finance Parties

a)
Subject to paragraph b) below, if a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 31 (Payment mechanics) (“Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Agent;

(ii)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)
the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.6 (Partial payments).

b)	Paragraph a) above shall not apply to any amount received or recovered by an Ancillary Lender in respect of any cash cover provided for the benefit of that Ancillary Lender.

30.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 31.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

30.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 30.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

30.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

a)
each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

30.5	Exceptions

a)
This Clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

30.6	Ancillary Lenders

a)	This Clause 30 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to service of notice under Clause 25.16 (Acceleration).

b)
Following service of notice under Clause 25.16 (Acceleration), this Clause 30 shall apply to all receipts or recoveries by Ancillary Lenders, except to the extent that the receipt or recovery represents a reduction from the Designated Gross Amount for an Ancillary Facility to its Designated Net Amount.

31	PAYMENT MECHANICS

31.1	Payments to the Agent

a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies, but in any case in a jurisdiction other than a Non-Cooperative Jurisdiction.

31.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to an Obligor) and Clause 31.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by the Company) other than a Non-Cooperative Jurisdiction.

31.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 33 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4	Clawback

a)
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

b)
If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

31.5	Impaired Agent

a)	In this Clause:

“Acceptable Bank” means a bank or a financial institution which has a rating for its long-term unsecured and non-credit enhanced debt obligations of A- or higher by S&P or Baa1 or higher by Moody’s or a comparable rating from an internationally recognised credit rating agency.

b)
If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 31.1 (Payments to the Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case, such payments must be made on the due date for payment under the Finance Documents.

c)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

d)
A Party which has made a payment in accordance with this Clause 31.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

e)
Promptly upon the appointment of a successor Agent in accordance with Clause 28.13 (Replacement of the Agent), each Party which has made a payment to a trust account in accordance with this Clause 31.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution in accordance with Clause 31.2 (Distributions by the Agent).

31.6	Partial payments

a)
If the Agent receives a payment for application against amounts due in respect of the Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent or the Security Agent under those Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs a)(ii) to (iv) above.

c)	Paragraphs a) and b) above will override any appropriation made by an Obligor.

31.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.8	Business Days

a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

31.9	Currency of account

a)	Subject to paragraphs b) to e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

b)	A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

31.10	Change of currency

a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

31.11	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:

a)
the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

b)
the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

c)
the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

d)
any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 38 (Amendments and waivers);

e)
the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 31.11; and

f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph d) above.

32	CONFIDENTIALITY

32.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 32.2 (Disclosure of Confidential Information) and Clause 32.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

32.2	Disclosure of Confidential Information

Any Finance Party may disclose:

a)
to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

b)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom sub-paragraphs b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph c) of Clause 28.16 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph b)(i) or b)(ii) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 26.9 (Security over Lenders’ rights);

(vii)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(viii)	who is a Party;

(ix)	as provided for in any Transaction Security Document, in order to perfect the Transaction Security; or

(x)	with the consent of the Company;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)
in relation to paragraphs b)(i), (ii) and (iii) above, the person to whom the Confidential Information is to be given has entered into a confidentiality undertaking, except that there shall be no requirement for such a confidentiality undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to sub-paragraph b)(iv) above, the person to whom the Confidential Information is to be given has entered into a confidentiality undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and/or

(C)
in relation to sub-paragraphs b)(v),(vi) and (vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

c)
to any person appointed by that Finance Party or by a person to whom sub-paragraph b)(i) or (ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including, without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement in a form agreed between the Company and the relevant Finance Party;

d)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

32.3	Disclosure to numbering service providers

a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names, country of domicile and place of incorporation of Obligors;

(ii)	date of this Agreement;

(iii)	names of each Administrative Party;

(iv)	date of each amendment and restatement of this Agreement;

(v)	amount of the Total Commitments;

(vi)	currencies and type of the Facility;

(vii)	ranking of the Facility;

(viii)	Termination Date for the Facility;

(ix)	changes to any of the information previously supplied pursuant to paragraphs (i) to (viii) above; and

(x)	such other information agreed between such Finance Party and the Company,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

c)	Each Obligor represents that none of the information set out in paragraphs (i) to (x) of paragraph a) above is, nor will at any time be, unpublished price-sensitive information.

d)	The Agent shall notify the Company and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

32.4	Entire agreement

This Clause 32 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

32.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

32.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

a)
of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph b)(v) of Clause 32.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 32.

32.7	Continuing obligations

The obligations in this Clause 32 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve (12) Months from the earlier of:

a)
the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

33	SET-OFF

a)
A Finance Party may, to the extent permitted by law, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

b)
Each Obligor hereby agrees and accepts that this Clause 33 shall constitute a waiver of the provisions of Section 29 of the FA Act and further agrees and accepts, to the extent permitted by law, that Section 29 of the FA Act shall not apply to this Agreement.

34	NOTICES

34.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or email.

34.2	Addresses

The contact details (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

a)	in the case of the Company:

MARINE HARVEST ASA
Sandviksbodene 77A/B
N-5035 Bergen, Norway
Attention: Henrik Heiberg
E-mail:  henrik.heiberg@marineharvest.com  / corporate.treasury@marineharvest.com

b)	in the case of each Lender or any other Original Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

c)	in the case of the Agent:

DNB BANK ASA
Dronning Eufemias gt. 30
N-0191 Oslo, Norway

Attention: Agentdesk
E-mail: agentdesk@dnb.no

or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days’ notice.

34.3	Delivery

a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of email, when received in readable form; or

(iii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

b)
Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

c)	All notices from or to an Obligor shall be sent through the Agent.

d)	Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

34.4	Notification of contact details

Promptly upon receipt of notification of an address, fax number or email address or change of contact details pursuant to Clause 34.2 (Addresses) or changing its own contact details, the Agent shall notify the other Parties.

34.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent, the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement of the Agent has been appointed.

34.6	English language

a)	Any notice given under or in connection with any Finance Document must be in English.

b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Agent, accompanied by an English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

35	CALCULATIONS AND CERTIFICATES

35.1	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.2	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days (except that in all cases in relation to any Obligor incorporated or otherwise coming into existence under the laws of Canada or any of its provinces or carrying on business anywhere in Canada, or both, calculated on the basis of the actual number of days elapsed and the actual number of days in the applicable year, whether 365 or 366) or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

36	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

37	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

38	AMENDMENTS AND WAIVERS

38.1	Required consents

a)
Subject to Clause 38.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

38.2	Exceptions

a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)
a reduction in the Margin (other than as set out in the definition of “Margin” in Clause 1.1 (Definitions)) or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)
an increase in or an extension of any Commitment or the Total Commitments (other than as a result of and in accordance with Clause 2.2 (Accordion Increase Option)), any extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility;

(v)	any change to the Borrowers or Guarantors other than in accordance with Clause 27 (Changes to the Obligors);

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	Clause 2.4 (Finance Parties’ rights and obligations), Clause 26 (Changes to the Lenders), Clause 40 (Governing law) and Clause 41 (Enforcement) or this Clause 38; or

(viii)	(other than as expressly permitted by the provisions of the Finance Documents) the nature and scope of the guarantee and indemnity granted under Clause 19 (Guarantee and indemnity);

(ix)	the release of any Transaction Security created under the Transaction Security Documents (except as provided in any Transaction Security Document);

(x)	any amendment to the order of priority or subordination under the Intercreditor Agreement,

shall not be made, or given, without the prior consent of all the Lenders.

b)
An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger, the Security Agent, any Ancillary Lender or a Hedge Counterparty (each in their capacity as such) may not be effected without the consent of the Agent, the Arranger, the Security Agent, any Ancillary Lender or, as the case may be, that Hedge Counterparty.

c)	A Fee Letter may be amended or waived with the agreement of the Finance Party that is party to that Fee Letter and the Company.

38.3	Disenfranchisement of Defaulting Lenders

a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders;

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

(B)	the agreement of any specific group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents that Defaulting Lender’s Commitment will be reduced by the amount of its Available Commitments and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

b)	For the purposes of this Clause 38.3, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs a), b) or c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

38.4	Replacement of a Defaulting Lender

a)	The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five (5) Business Days’ prior written notice to the Agent and such Lender:

(i)
replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)
require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of the undrawn Facility of the Lender; or

(iii)
require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Facility, to a Lender or other bank or financial institution (a “Replacement Lender”) selected by the Company, which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 26 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(iv)
in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations,  and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(v)	in an amount agreed between the Defaulting Lender, the Replacement Lender and the Company and which does not exceed the amount described in sub-paragraph a)(iv) above.

b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 30.6 shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Agent or the Security Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	the transfer must take place no later than five (5) days after the notice referred to in paragraph a) above; and

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)
the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

c)
The Defaulting Lender shall perform the checks described in sub-paragraph b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks.

39	COUNTERPARTS

Each Finance Document (other than a Finance Documents governed by Scots law or by French law) may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

40	GOVERNING LAW

This Agreement is governed by Norwegian law.

41	ENFORCEMENT

a)
Subject to paragraph c) below, the courts of Norway have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) (a “Dispute”), and any Dispute shall be referred to the Oslo district court (No. Oslo Tingrett) as the court of first instance.

b)	The Parties agree that the courts of Norway are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

c)
This Clause 41 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

* * *

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

Part I: The Original Borrower

Original Borrowers	Registered address	Registration number
MARINE HARVEST ASA	Sandviksbodene 77A/B N-5035 Bergen, Norway	964 118 191

Part II: The Original Guarantor

Original Guarantor	Registered address	Registration number
MARINE HARVEST ASA	(as above)	(as above)

Part III: The Original Lenders and Commitments

Name of Original Lender	Commitment
DNB BANK ASA Dronning Eufemias gate 30 P.O. Box 1600 Sentrum N-0021 Oslo, Norway	EUR 166,500,000

NORDEA BANK NORGE ASA	EUR 166,500,000
Middelthunsgt. 17 P.O. Box 1166 Sentrum N-0366 Oslo, Norway

ABN AMRO BANK N.V.	EUR 111,000,000
Gustav Mahlerlaan 10, P.O. Box 283 (HQ0087)
1000 EA Amsterdam The Netherlands

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. UCZ4064 P.O. Box 17100 3500 HG Utrecht, The Netherlands	EUR 111,000,000
___________________
EUR 555,000,000

Part IV: The Original Hedge Counterparties

ABN AMRO BANK N.V., Gustav Mahlerlaan 10, P.O. Box 283 (HQ0087), 1000 EA Amsterdam,

The Netherlands

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., UCZ4064, P.O. Box 17100,

3500 HG Utrecht, The Netherlands

DNB BANK ASA, Dronning Eufemias gate 30, P.O. Box 1600 Sentrum, N-0021 Oslo, Norway

NORDEA BANK FINLAND PLC, Aleksanterinkatu 36, FI-00020 NORDEA, Finland

SCHEDULE 2

CONDITIONS PRECEDENT

Part I: Conditions precedent to signing

a)	A copy of the articles of association (vedtekter) of the Company.

b)	A copy of the updated certificate of registration (firmaattest) of the Company.

c)	A copy of a resolution of the board of directors of the Company:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including any Utilisation Request) to be signed and/or dispatched by it under or in connection with the Finance Documents to which it is a party.

d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph c) above.

e)	A certificate of an authorised signatory of the Company:

(i)	confirming that neither the borrowing, guaranteeing or securing of the Total Commitments would cause any borrowing, guarantee, security or similar limit binding on the Company to be exceeded; and

(ii)
certifying that each copy document relating to it specified in this Part I of Schedule 2 (Conditions precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

f)	A copy of a letter or an email from DNB Bank ASA as agent under the Existing Facility Agreement consenting to, or waiving any breach as a result of the entering into of the Finance Documents.

Part II: Conditions precedent to initial Utilisation

1	The Additional Obligors

a)
The accession documents listed in Part III (Conditions precedent to be delivered by an Additional Obligor) of this Schedule 2 for each member of the Group listed in Schedule 14 (Additional Obligors to accede at the Closing Date).

2	Finance Documents and Transaction Security

a)	This Agreement, duly executed by the Original Obligor.

b)	The Fee Letters, duly executed by the Company.

c)	The Hedging Letter, duly executed by the parties thereto.

d)	Confirmation of acceptance from the Company to the Agent’s letter in respect of effective annual interest.

e)	The Intercreditor Agreement, duly signed by the Parties thereto

f)	The Chilean Security Agent Agreement, duly signed by the Parties thereto.

g)	The Utilisation Request(s) relating to any Utilisation(s) to be made on the Closing Date.

h)	If relevant, the Ancillary Facility Request(s) relating to any Ancillary Facility to be made available on the Closing Date.

i)	A copy of the Ancillary Documents relating to any Ancillary Facility to be made available to a Borrower on the Closing Date (if any).

j)
Each Transaction Security Document to be executed by the Original Obligors in accordance with Clause 20 (Transaction Security) and Part I of Schedule 4 (Transaction Security Documents), duly executed by the parties thereto and duly perfected in accordance with applicable law and delivery of original share (or membership interest) certificates (where applicable) and, if applicable, copies of shareholders or equivalent registers evidencing recordation of the relevant share (or membership interest) pledge and ownership of the relevant shares (or membership interest) of members of the Group whose shares (or membership interest) are subject to any share pledge agreement.

3	Financial information

a)	Copy or copies of:

(i)	the Original Financial Statements; and

(ii)	the most recent Quarterly Financial Statements.

b)	A certificate of the Company setting out the Gearing Ratio as at the date of this Agreement, based on the most recent Quarterly Financial Statements.

c)	The Group Structure Chart, together with a list specifying the Material Subsidiaries as at the date of this Agreement and (if different) the Closing Date.

4	Other documents and evidence

a)	Confirmation from the Company that relevant regulatory and governmental consents have been obtained and are effective as at the date of this Agreement where such consents are required.

b)
Evidence satisfactory to the Agent that each Lender has carried out and is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated by the Finance Documents.

c)	Any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable.

d)
Evidence that all fees, costs and expenses due and payable pursuant to Clause 13 (Fees) and Clause 18 (Costs and expenses) of this Agreement have been paid or will be paid in full on or before the Closing Date.

e)	Evidence that the assets, operations and liabilities of the Group are insured in accordance with the requirements of Clause 24.11 (Insurance).

f)
Evidence that the facilities under the Existing Facility Agreement, and all commitments in respect thereof, have been, or at the latest simultaneously with the making of the initial Utilisation of the Facility will be, repaid and paid and cancelled in full, and that any guarantee or indemnity undertaking granted or undertaken by or in respect of any member of the Group under or in respect of the Existing Facilities, has been or at the latest simultaneously with the making of the initial Utilisation of the Facility will be, unconditionally and irrevocably released and discharged in full.

g)	Evidence of discharge and release of any existing Security (other than as permitted under this Agreement).

h)	A written confirmation of the Company (including a calculation thereof) confirming that the requirements in paragraph a) of Clause 24.21 (Guarantor coverage) will be satisfied on the Closing Date.

i)
Evidence satisfactory to the Agent that each Lender has carried out and is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated by the Finance Documents, as notified to the Company no later than ten (10) Business Days prior to the proposed Closing Date.

5	Legal opinions

a)	A legal opinion of Advokatfirmaet Thommessen AS, legal advisers to the Arranger, the Agent and the Security Agent in Norway, addressed to the Finance Parties.

b)	A legal opinion of Linklaters, legal advisers to the Arranger, the Agent and the Security Agent in The Netherlands, addressed to the Finance Parties.

c)	A legal opinion of Linklaters, legal advisers to the Arranger, the Agent and the Security Agent in Belgium, addressed to the Finance Parties.

d)	A legal opinion of Linklaters, legal advisers to the Arranger, the Agent and the Security Agent in France, addressed to the Finance Parties.

e)
A legal opinion of Linklaters, legal advisers to the Arranger, the Agent and the Security Agent in Germany, addressed to the Finance Parties (other than in respect of the capacity of Laschinger Seafood GmbH).

f)	A legal opinion of Linklaters, legal advisers to the Arranger, the Agent and the Security Agent in Poland, addressed to the Finance Parties.

g)	A legal opinion of Brodies LLP, legal advisers to the Arranger, the Agent and the Security Agent in Scotland, addressed to the Finance Parties.

h)	A legal opinion of A&L Goodbody, legal advisers to the Arranger, the Agent and the Security Agent in Ireland, addressed to the Finance Parties.

i)	A legal opinion of Lawson Lundell LLP, legal advisers to the Arranger, the Agent and the Security Agent in Canada, addressed to the Finance Parties.

j)
A legal opinion of Holland & Knight LLP, legal advisers to the Arranger, the Agent and the Security Agent in the United States and of Pierce Atwood LLP in respect of the State of Maine, U.S.A, in each case, addressed to the Finance Parties.

k)	A legal opinion of Cariola, Diez, Perez-Cotapos & Cia Ltda., legal advisers to the Arranger, the Agent and the Security Agent in Chile, addressed to the Finance Parties.

l)	A legal opinion of Arifa, legal advisers to the Arranger, the Agent and the Security Agent in Panama, addressed to the Finance Parties.

m)	A legal opinion of the law firm Hansen, Thommassen Vinther, legal advisers to the Arranger, the Agent and the Security Agent in The Faroe Islands, addressed to the Finance Parties.

n)	A legal opinion of Hogan Lovells International LLP, legal advisers to the Company in Germany addressed to the Finance Parties in respect of the capacity of Laschinger Seafood GmbH.

o)
A legal opinion of Salans FMC SNR Denton Oleszczuk sp. k., legal advisers to the Company in Poland, addressed to the Finance Parties, confirming the capacity and authority issues related to the entry of each Polish Obligor into the respective Finance Documents.

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Part III: Conditions precedent required

to be delivered by an Additional Obligor

1	An Accession Letter, duly executed by the Company and the Additional Obligor.

2
In respect of each Additional Obligor incorporated in Chile, a duly executed Chilean Guarantee and an Adhesion to the Chilean Security Agent Agreement, duly executed by the Security Agent and the relevant Additional Obligor.

3	A copy of the constitutional documents of the Additional Obligor, including:

a)
where an Additional Obligor is incorporated in Belgium, an up to date copy of (i) its deed of incorporation (oprichtingsakte/acte constitutif), (ii) its articles of association (statuten/status) and (iii) an extract from the Crossroads Bank for Enterprises (uittreksel uit de Kruispuntbank voor Ondernemingen/extrait de la Banque Carrefour des Enterprises), each dated or obtained not more than fifteen (15) days prior to the date of the Accession Letter;

b)
where an Additional Obligor is incorporated in Chile, a copy of its incorporation deed (escritura de constitución), all amending deeds (escrituras de modificación), excerpts thereto duly registered and published, and an up to date certificate of registration not more than fifteen (15) days old;

c)
where an Additional Obligor is incorporated in France, its (i) statuts and (ii) a copy of an Extrait K-bis, Certificat de non faillite and Etat des Inscriptions, dated not more than fifteen (15) days prior to the date of the Accession Letter;

d)
where an Additional Obligor is incorporated in Germany, an up-to-date copy (i) from the competent commercial register (ii) articles of association obtained from the commercial register (iii) a shareholder list obtained from the commercial register (iv) any other by-laws; and

e)
where an Additional Obligor is incorporated in the Netherlands, an up-to-date extract from the Dutch trade register (handelsregister) relating to it dated no earlier than five (5) Business Days prior to the date of the Accession Letter.

4
A copy of a resolution of the board of directors or other governing body under the constituent documents of the Additional Obligor (other than in respect of Additional Obligors incorporated in Germany):

a)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

b)	authorising a specified person or persons to execute the Accession Letter on its behalf; and

c)
authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents.

5	In respect of each Dutch Obligor:

a)	a copy of a resolution of its general meeting of shareholders:

(A)	approving the execution of, and the terms of, and the transactions contemplated by, the Finance Documents; and

(B)	if applicable, appointing one or more authorised persons to represent the relevant Dutch Obligor in the event of a conflict of interest or confirming that no such person has been appointed; and

b)	a copy of a resolution of its board of supervisory directors (if any):

(A)	approving the execution of, and the terms of, and the transactions contemplated by, the Finance Documents; and

(B)	if applicable, appointing one or more authorised persons to represent the relevant Dutch Obligor in the event of a conflict of interest or confirming that no such person has been appointed.

6	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

7
If required or customary (as for Additional Obligors incorporated in Germany) under the applicable laws of its jurisdiction of incorporation, a copy of a resolution signed by all of the holders of the issued shares or equity interests of the Additional Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Obligor is a party. Specifically, in the case of an Additional Obligor incorporated in Chile, a copy of the minutes of the shareholders meeting of such Additional Obligor approving the terms of the guarantee and indemnities contained in the Finance Documents to which such Additional Obligor is a party.

8
In respect of each Additional Obligor incorporated in Belgium, a copy of a resolution of the shareholders’ meeting approving any change of control provisions in each Finance Document to which it is a party in accordance with Article 556 of the Belgian Companies Code.

9	A certificate of an authorised signatory of the Additional Obligor:

a)
confirming that utilising the Total Commitments in full would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded (other than in respect of Additional Obligors incorporated in Germany);

b)
certifying that each copy document listed in this Part III of Schedule 2 (Conditions precedent) is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter; and

c)	in the case of an Irish Obligor:

(i)	attaching certified copies of the documents listed at paragraphs 2, 3 and 4 above;

(ii)
confirming that it will not by executing the Accession Letter and/or complying with its obligations thereunder including but not limited to its obligations under Clause 19 (Guarantee and Indemnity) of the Agreement be providing unlawful financial assistance as prohibited by Section 60 (1) of the Companies Act 1963 (Ireland);

(iii)
confirming that it will not by executing this Accession Letter and/or complying with its obligations thereunder including but not limited to its obligations under Clause 19 (Guarantee and Indemnity) be providing a loan or quasi-loan or credit transaction or a guarantee or security granted in connection with a loan or quasi-loan or credit transaction to or for the benefit of its own directors or the directors of its holding company (or any person connected to such persons) as prohibited by section 31 of the Companies Act 1990 (Ireland) because the provisions of section 35 of the Companies Act 1990 (Ireland) apply; and

(iv)
attaching a copy of the power of attorney duly authorised and executed by it, authorising the execution of the Accession Letter and the doing of any other acts or things that may be necessary or desirable in connection with the transaction contemplated by the Accession Letter and the power of attorney has not been revoked, suspended or amended.

10
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

11	If available, the latest audited financial statements of the Additional Obligor.

12	Evidence that all expenses due and payable from the Company under this Agreement in respect of the Accession Letter have been paid.

13
Each Transaction Security Document to be executed by the Additional Obligor in accordance with Clause 20.1 (General – secured obligations), (as applicable) Part II of Schedule 4 (Transaction Security Documents), Clause 24.22 (Further assurance), duly executed by the parties thereto and, except for the mortgages over Chilean Aquaculture Licenses, duly perfected in accordance with applicable law (provided that, in the case of an Obligor incorporated (i) in Poland and (ii) Chile, filing applications (and, in the case of Chile, Chilean law pledges without conveyance) for registration of such pledges shall be sufficient to fulfil perfection requirement for this purpose) and delivery of original share certificates (where applicable, and in any case not applicable to an Obligor incorporated in Poland) and, if applicable, copies of shareholders registers evidencing recordation of the relevant share pledge and ownership of the relevant shares of members of the Group whose shares are subject to any share pledge agreement.

14	In the case of any Additional Obligor domiciled in Chile:

a)
a certificate of an authorised signatory of that Additional Obligor certifying that it has duly and timely complied with each and all foreign currency exchange obligation(s) (normas de cambios internacionales) established under any laws, regulations and/or provision that from time to time may be applicable to the obligations imposed on such Additional Obligor under the Finance Documents; and

b)
a copy of all the relevant documentation that legally demonstrate the fulfilment of each and all foreign currency exchange obligation(s) applicable from time to time to such Additional Obligor under the Finance Documents.

15	In the case of any Additional Obligor domiciled in Poland:

a)
up-to-date (but in any event issued not earlier than thirty (30) days prior to the accession date) Tax and ZUS certificates confirming that an Obligor incorporated in Poland has no outstanding Tax or social charges liabilities; and

b)
the excerpt(s) from the pledge registry showing that no Security has been registered (or filed for registration) except for any Security permitted under this Agreement over assets, property rights of or shares in an Additional Obligor domiciled in Poland, except for: (i) security permitted under this Agreement, and (ii) registered pledges under registration no.’s 2067667, 2157531, 2210671, 2253401, 2253559, 2249724, together with originals or certified copies of release letters confirming expiry of claims secured with this pledges and allowing for their deregistration, each such release letter to be in a form and substance satisfactory to the Lenders.

16	The excerpt(s) from the register of treasury pledges confirming that no asset located in Poland that is or shall be subject to a security under any Security Document is pledged with a treasury pledge.

17	A legal opinion of Advokatfirmaet Thommessen AS, legal advisers to the Agent in Norway, addressed to the Finance Parties.

18	A legal opinion of the legal advisers to the Agent in the jurisdiction in which the Additional Obligor is incorporated, addressed to the Finance Parties.

SCHEDULE 3

REQUESTS

Part I: Form of Utilisation Request

To:           DNB BANK ASA, as Agent

From:                      [BORROWER]

Date:                      [           ]

MARINE HARVEST ASA – EUR 555,000,000 FACILITY AGREEMENT DATED 4 NOVEMBER 2014 (THE “AGREEMENT”)

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
Currency of Loan:	[ ]
Amount:	[ ] or, if less, the Available Facility
Interest Period:	[ ]
3	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4	The proceeds of this Loan should be credited to [account].

5	This Utilisation Request is irrevocable.

Yours faithfully

[NAME OF BORROWER]/[MARINE HARVEST ASA]

By: _______________________
Name:
Title:

SCHEDULE 3

REQUESTS

Part II: Form of Ancillary Facility Request

To:           DNB BANK ASA, as Agent

From:                      MARINE HARVEST ASA

Date:                      [           ]

MARINE HARVEST ASA – EUR 555,000,000 FACILITY AGREEMENT DATED 4 NOVEMBER 2014 (THE “AGREEMENT”)

1
We refer to the Agreement. This is an Ancillary Facility Request. Terms defined in the Agreement have the same meaning in this Ancillary Facility Request unless given a different meaning in this Ancillary Facility Request.

2	We wish to establish an Ancillary Facility under the Facility on the following terms:

Proposed Borrower:	[ ]
Proposed Ancillary Lender:	[ ]
Ancillary Commencement Date:	[ ]
Proposed expiry date:	[ ]
Type or types of facility/ies:	[ ]
Ancillary Commitment amount:	[ ]
Currency/ies available:	[ ]
[Other details as required by the Agent:]	[ ]
3	We confirm that each conditions of specified in Clause 7.2 (Availability) and 7.3 (Terms of Ancillary Facilities) is satisfied on the date of this Ancillary Facility Request.

4	This Ancillary Facility Request is irrevocable.

Yours faithfully
MARINE HARVEST ASA

By: _______________________
Name:
Title:

SCHEDULE 3

REQUESTS

Part III: Form of Chilean Note

PROMISSORY NOTE	PAGARÉ

[US [•] / NOK [•]]	[US [•] / NOK [•]]

Issuance date: [•]	Fecha de emisión: [•]
Place of issuance: [•]	Lugar de emission: [•]

FOR VALUE RECEIVED, the undersigned, [NAME OF RELEVANT CHILEAN COMPANY], a corporation duly organized and existing under the laws of the Republic of Chile (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of [●] (the “Creditor”), the principal sum of [●] [dollars of the United States of America/Norwegian krones] plus interest, from the date hereof and until all amounts due hereunder are paid in full at a rate per annum equal to the Interest Rate (as defined below), on the terms set forth below.

POR VALOR RECIBIDO, el suscriptor, [NAME OF RELEVANT CHILEAN COMPANY], una sociedad legalmente constituida y válidamente existente de conformidad a las leyes de la República de Chile (el “Suscriptor”), DEBE Y SE OBLIGA INCONDICIONALMENTE A PAGAR, a la orden de [●] (el “Acreedor”), la suma de [●] [dólares de los Estados Unidos de América/coronas noruegas] por concepto de capital, más intereses, desde esta fecha y hasta que todas las cantidades que se adeuden bajo el presente Pagaré sean íntegramente pagadas, a una tasa de interés anual igual a la Tasa de Interés (según esta se define más adelante), y en las condiciones indicadas más adelante.

1. The principal outstanding amount of this Note shall be paid in its integrity on the last day of the Interest Period (as defined below).	1. El capital adeudado de este Pagaré será pagado en su integridad el último día del Período de Intereses (según esta se define más adelante).

2.           Interest on the outstanding principal amount shall be payable on the last day of the Interest Period in arrears at the Interest Rate in effect for the Interest Period. Interest shall be calculated on the basis of the actual number of days elapsed and a 360 (three hundred and sixty) day year.

2.           Los intereses sobre el saldo insoluto de capital de este Pagaré deberán ser pagados el último día del Período de Intereses, a la Tasa de Interés vigente para el Período de Intereses. Los intereses serán computados por los días efectivamente transcurridos y sobre la base de años de 360 (trescientos sesenta) días.

3.           If any amount payable hereunder (whether principal of or interest on this Note) is not paid when due (whether at stated maturity, by acceleration or otherwise), then the Borrower unconditionally promises to pay, and the owed amounts shall bear, default interest, payable at the sole request of the Creditor, for the period from, and including, the due date thereof to, and including, the date the same is paid in full (“Default Interest Period”) at a rate per annum for such Default Interest Period equal to [●]%1.

3.           Si cualquier cantidad pagadera bajo este Pagaré (sea capital o intereses) no es pagada en la fecha en que se hace exigible (sea a su vencimiento original, o por su aceleración u otra causa), entonces el Suscriptor se obliga incondicionalmente a pagar, y las cantidades adeudadas devengarán, un interés penal, pagadero al mero requerimiento del Acreedor, por el período desde e incluyendo la fecha en que dicha cantidad se hizo exigible hasta e incluyendo la fecha en que la misma sea efectiva e íntegramente pagada (“Período de Intereses Penales”), a una tasa anual igual a un [●]%.

4.           Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made, extending its maturity to, the immediately succeeding Business Day in that calendar month, if there is one, or, if there is not, the immediately preceding Business Day; and in the case of any payment accruing interest, interest thereon shall be payable at the Interest Rate in effect for the period of such extension.

4.           Cuando algún pago que deba efectuarse bajo este Pagaré se haga exigible en un día distinto de un Día Hábil, dicho pago será efectuado, prorrogándose el vencimiento hasta, al Día Hábil inmediatamente siguiente en ese mes calendario, si existe ese día, o, si no existe, en el Día Hábil inmediatamente anterior; y si el pago devenga intereses, también deberá pagarse intereses, a la Tasa de Interés vigente, por el período de dicha extensión.

5.           All payments of principal, interest and other amounts under this Note shall be made no later than [●] p.m. (time of [city], [country])] on the corresponding due date, in lawful money of the [United States of America/Norway], in immediately available same day funds, [in the following account] of Creditor: [●]; or in any other place or account as Creditor, may, from time to time and with due anticipation, specify in writing to the Borrower.

5.           Todos los pagos de capital, intereses y otras cantidades bajo este Pagaré deberán efectuarse en o a más tardar a las [●] p.m. (hora de [ciudad], [país]) el día de vencimiento correspondiente, en moneda de curso legal de los [Estados Unidos de América/Noruega], en fondos inmediatamente disponibles, en la siguiente cuenta del Acreedor: [●]; o en cualquier otro lugar o cuenta que el Acreedor indique por escrito al Suscriptor, de tiempo en tiempo y con la debida anticipación.

6.           Should the Borrower default in the payment when due of principal or interests payable under this Note, or should the Borrower become bankrupt, the holder of this Note shall be entitled to declare the principal amount then outstanding, the accrued interest on this Note and all other amounts payable by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

6.           En caso que el Suscriptor incumpla su obligación de pagar a su vencimiento el capital o intereses adeudados bajo este Pagaré, o en caso de que el Suscriptor sea declarado en quiebra, el tenedor de este Pagaré tendrá derecho a declarar inmediata e íntegramente exigibles y pagaderos el monto de capital insoluto, los intereses devengados de este Pagaré y todas las demás cantidades que debe pagar el Suscriptor bajo este Pagaré, con lo cual dichas cantidades se considerarán de plazo vencido y exigibles, sin necesidad de protesto, reclamo, demanda, ni otras formalidades de ningún tipo, todas las que en este acto son expresamente renunciadas por el Suscriptor.

7.           All payments made by the Borrower hereunder shall be made free and clear of and without deduction for or on account of any present or future taxes, levies, duties, liabilities or similar charge of any nature, now or hereafter imposed on the Borrower, other than those affecting the overall net income of the Creditor (“Taxes”). If any Taxes are required to be withheld or deducted from or in connection with any amount payable under this Note, the Borrower shall pay to the Creditor such additional amounts as may be necessary to ensure that the Creditor receive a net amount equal to that which it would have received had such payment not been made subject to any Taxes.

7.            Todos los pagos realizados por el Suscriptor bajo este Pagaré serán efectuados libres de, y sin deducción o retención de, cualquier impuesto, tributo, contribución, derecho o carga de cualquier naturaleza, presente o futuro que se aplique al Suscriptor, que sean distintos de aquellos que afectan la renta global neta del Acreedor (“Impuestos”). Si se requiriere deducir o retener algún Impuesto por o con respecto a cualquier suma pagadera conforme a este Pagaré, el Suscriptor pagará al Acreedor aquellas sumas adicionales que sean necesarias para asegurarse que el Acreedor reciba un monto neto igual al que éste habría recibido si el respectivo pago no hubiera estado sujeto a Impuestos.

_________________
1 Include percentage according to the rules set out in Clause 10.3 (Default interest) of the Agreement.

8. For purposes of this Note, the following terms shall have the following meanings:	8. Para los efectos de este Pagaré, los siguientes términos tendrán los siguientes significados:

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in [Amsterdam, The Netherlands, London, United Kingdom, Oslo, Norway, Santiago, Chile] and [●]2.

“Día Hábil” significa un día (distinto de un sábado o domingo) en que los bancos estén abiertos al público en las ciudades de [Amsterdam, Hollandes, Londres, reino Unido, Oslo, Noruega, Santiago, Chile, y [●].

“Interest Period” means the interest period commencing on the date hereof and ending (but not including) on [●]3.	“Período de Intereses” significa el período de intereses que comienza en la presente fecha y que termina (sin incluir) el [●].

“Interest Rate” means [●]4 plus Margin.	“Tasa de Interés” significa [●] más Margen.

“Margin” means [●]5	“Margen” significa [●].

9.           The Borrower shall pay and reimburse to the holder hereof all costs and expenses, if any, which it may have incurred in connection with the enforcement of this Note, including reasonable attorneys' fees plus court costs.

9.           El Suscriptor pagará y reembolsará al portador de este Pagaré, a su mero requerimiento, todos los costos y gastos, si existieren, en que dicho portador haya incurrido con motivo del cobro forzado de este Pagaré, incluyendo los honorarios y gastos razonables de abogados.

10.            The undersigned hereby waives any diligence, presentment, demand, protest or notice of non-payment or dishonor in connection with the collection of this Note, consequently being the holder of this Note free of the obligation to protest; but the holder may decide to protest the Note nevertheless, at its sole determination.  In any event, if protest is performed over this Note, the Borrower promises to pay any expenses and taxes derived thereto.

10.           El Suscriptor por el presente acto renuncia a cualquier diligencia, presentación, demanda, protesto, o notificación de no pago o cualquier otra formalidad de cualquier tipo en relación con el cobro de este Pagaré, quedando el tenedor del mismo, en consecuencia, liberado de la obligación de protesto; pero si éste optare por la realización de dicha diligencia, podrá hacerla a su libre elección. En todo caso, en el evento de protesto, el Suscriptor se obliga a pagar los gastos e impuestos que se devenguen por dicho motivo.

________________
2 Insert city pursuant to rule included in the definition of “Business Day” in Clause 1.1 (Definitions) of the Agreement.
3 Insert the last day of the Interest Period selected for the Loan by the Chilean Borrower in the relevant Utilisation Request.
4 Include applicable IBOR rate, according to the selected currency for the Loan.
5 Include applicable Margin pursuant to the definition of “Margin” set out in Clause 1.1 (Definitions) of the Agreement.

11. This Note shall be governed by, and construed and enforced in accordance with the laws of the Republic of Chile.	11. Este Pagaré se regirá y será interpretado y exigible de conformidad con las leyes de la República de Chile.

12. The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the ordinary courts of justice sitting in the City and Commune of Santiago, Republic of Chile.
12.           El Suscriptor en este acto se somete irrevocablemente a la jurisdicción y competencia no exclusiva de los tribunales ordinarios de justicia con asiento en la ciudad y comuna de Santiago, República de Chile.

13.           This Note is executed in both the English and Spanish language, both of which shall bind the Borrower, but both of which shall constitute one and the same instrument; provided, however, that in the case of doubt as to the proper interpretation or construction of this Note, the Spanish text shall be controlling.

13.           Este Pagaré es suscrito en idiomas inglés y español, idiomas ambos que obligan al Suscriptor y que constituyen un mismo e idéntico instrumento; sujeto, empero, que en caso de duda sobre la adecuada interpretación o inteligencia de este Pagaré, el texto en español prevalecerá.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized representative on the date hereof.	EN FE DE LO CUAL, el Suscriptor ha hecho que este Pagaré sea suscrito por su representante debidamente autorizado en la fecha indicada en su encabezamiento.

FREE OF PROTEST.	LIBRE DE PROTESTO.

NO PRESENTATION NEEDED FOR PAYMENT.	NO SE REQUIERE LA PRESENTACIÓN PARA EL PAGO.

Borrower / Suscriptor:                                               [•]
Address / Domicilio:                                                  [•]
Tax Id N° / RUT:                                                         [•]
Representative/Representante:                               [•]
Id Card / CIN°:                                                            [•]

_____________________________________
Por:

SCHEDULE 4

TRANSACTION SECURITY DOCUMENTS

NO	SECURITY PROVIDER	SECURITY ASSET	SECURITY DOCUMENT	GOVERNING LAW
1	JØKELFJORD EDELFISK AS	Aquaculture Licences	Security Agreement	Norwegian law
2	JØKELFJORD LAKS AS	Aquaculture Licences	Security Agreement
3	JØKELSMOLT AS	Aquaculture Licences	Security Agreement
4	MARINE HARVEST ASA	Shares in Marine Harvest Holding AS	Share Pledge Agreement
5		Trade Receivables (No: Kundefordringer)	Security Agreement
6		Insurance Policies	Security Agreement
7		Intercompany Loans	Security Agreement
8	MARINE HARVEST FISH FEED AS	Aquaculture Licences	Security Agreement
9		Real Estate (in Bjugn municipality, Norway)	Security Agreement
10		Intercompany Loans	Security Agreement
11		Insurance Policies	Security Agreement
12	MARINE HARVEST HOLDING AS	Shares in Marine Harvest Norway AS	Share Pledge Agreement
13		Shares in Marine Harvest Fish Feed AS	Share Pledge Agreement
14		Trade Receivables (No: Kundefordringer)	Security Agreement
15		Intercompany Loans	Security Agreement
16		Insurance Policies	Security Agreement
17	MARINE HARVEST INTERNATIONAL B.V.	Shares in Marine Harvest Minority Holding AS	Share Pledge Agreement
18	MARINE HARVEST MINORITY HOLDING AS	Intercompany Loans	Security Agreement
19	MARINE HARVEST NORWAY AS	Shares in Sterling White Halibut AS	Share Pledge Agreement
20		Aquaculture Licences	Security Agreement
21		Operating Assets (No: Pant i Landbruksløsøre)	Security Agreement
22		Stock in Trade (No: Varelager)	Security Agreement
23		Trade Receivables (No: Kundefordringer)	Security Agreement
24		Intercompany Loans	Security Agreement

25		Insurance Policies	Security Agreement
26	MORPOL ASA	Intercompany Loans	Security Agreement
27		Trade receivables (No: Kundefordringer)	Security Agreement
28	STERLING WHITE HALIBUT AS	Aquaculture Licences	Security Agreement
29		Insurance Policies	Security Agreement
30	MARINE HARVEST HOLDING AS	Shares in Marine Harvest USA Holding, LLC	Membership Interest Pledge Agreement	Florida law, U.S.A.
31	MARINE HARVEST USA HOLDING, LLC	Shares in Marine Harvest USA, LLC	Membership Interest Pledge Agreement	Florida law, U.S.A.
32	MARINE HARVEST INTERNATIONAL B.V.	Shares in Marine Harvest North America Inc.	Share Pledge Agreement	B.C. law, Canada
33	MARINE HARVEST NORTH AMERICA INC.	Shares in Marine Harvest Canada Inc.	Share Pledge Agreement
34		All present and after acquired personal property (including Insurance Policies)	General Security Agreement
35		Intercompany Loans	Assignment of Intercompany Loans
36	MARINE HARVEST CANADA INC.	All present and after acquired personal property (including Insurance Policies)	General Security Agreement
37		Intercompany Loans	Assignment of Intercompany Loans
38	MARINE HARVEST INTERNATIONAL B.V.	Shares in Marine Harvest Pieters N.V.	Share Pledge Agreement	Belgian law
39	MARINE HARVEST MINORITY HOLDING AS	Shares in Marine Harvest Pieters N.V.	Share Pledge Agreement
40	MARINE HARVEST NORWAY AS	Shares in Marine Harvest Pieters N.V.	Share Pledge Agreement

41	MARINE HARVEST PIETERS N.V.	Receivables, including Insurance Policies, Intercompany Loans and Bank Accounts	Receivables and Bank Accounts Pledge Agreement
42		Pledge on Business Assets	Pledge on Business Assets and Pledge on Business Assets Mandate
43	MARINE HARVEST HOLLAND B.V.	Shares in Marine Harvest Chile S.A.	Pledge without conveyance over shares	Chilean law
44	MARINE HARVEST MINORITY HOLDING AS	Shares in Marine Harvest Chile S.A.	Pledge without conveyance over shares
45	AQUAMERICA INT. HOLDING	Shares in Marine Harvest Chile S.A.	Pledge without conveyance over shares
46	MARINE HARVEST HOLDING AS	Shares in Marine Harvest Chile S.A.	Pledge without conveyance over shares
47	PANAMERICA INT. HOLDING S.A.	Shares in Marine Harvest Chile S.A.	Pledge without conveyance over shares
48	MARINE HARVEST CHILE S.A.	Shares in Salmones Tecmar S.A.	Pledge without conveyance over shares
49	MARINE HARVEST HOLDING AS	Shares in Salmones Tecmar S.A.	Pledge without conveyance over shares
50	MARINE HARVEST CHILE S.A.	Shares in Ocean Horizons Chile S.A.	Pledge without conveyance over shares

51	MARINE HARVEST MINORITY HOLDING AS	Shares in Ocean Horizons Chile S.A.	Pledge without conveyance over shares
52	MARINE HARVEST CHILE S.A.	Aquaculture Licences	Mortgage
53	OCEAN HORIZONS CHILE S.A.	Aquaculture Licences	Mortgage
54	SALMONES TECMAR S.A.	Floating Charge of all assets (Biomass)	Pledge without conveyance
55	MARINE HARVEST CHILE S.A.	Floating Charge of all assets (Biomass)	Pledge without conveyance
56	OCEAN HORIZONS CHILE S.A.	Floating Charge of all assets (Biomass)	Pledge without conveyance
57	SALMONES TECMAR S.A.	Aquaculture Licences	Mortgage
58	MARINE HARVEST CHILE S.A.	Intercompany Loans	Pledge without conveyance
59		Insurance Policies	Endorsement and/or appointment of additional beneficiary
60	OCEAN HORIZONS CHILE S.A.	Insurance Policies	Endorsement and/or appointment of additional beneficiary
61	MARINE HARVEST ASA	Shares in Marine Harvest N.V.	Deed of pledge of shares	Dutch law
62	MARINE HARVEST N.V.	Shares in Marine Harvest International B.V.	Deed of pledge of shares
63	MARINE HARVEST INTERNATIONAL B.V.	Shares in Marine Harvest Holland B.V.	Deed of pledge of shares
64		Intercompany Loans	Receivables Pledge
65	MARINE HARVEST FAROES P/F	Biomass in respect of the Aquaculture Licences	Security Agreement	Faroese law
66	MARINE HARVEST ASA	Shares in Marine Harvest Faroes P/F	Share Pledge Agreement
67	MARINE HARVEST FAROES P/F	Insurance Policies	Security Agreement
68	MARINE HARVEST USA, LLC	Security Agreement covering all assets	Security Agreement	Florida law, U.S.A.
69	MARINE HARVEST ASA	Securities account in the name of Marine Harvest ASA opened in the books of Marine Harvest Kritsen SA, with related cash proceeds account	Securities Account Pledge Agreement and related statement of pledge	French law
70	LASCHINGER SEAFOOD GMBH	Stock, Inventory and Trade Receivables	Transfer of Title for Security Agreement (Sicherungs-übereignungsvertrag)	German law
71		Intercompany Loans	Security Assignment of Intercompany Loan Receivables (Sicherungsabtretungs-vertrag)

72		Insurance Policies	Insurance Assignment Agreement (Abtretung von Ansprüchen aus Versicherungsverträgen)
73	MARINE HARVEST INTERNATIONAL B.V.	Shares in Comhlucht Iascaireachta Fanad Teoranta	Share Charge	Irish law
74	SILVER KING SEAFOODS LTD	Aquaculture Licences	Deed of Charge and Assignment
75	COMHLUCHT IASCAIREACHTA FANAD TEORANTA	Shares in Fanad Pettigo Teoranta	Share Charge
76		Shares in Bradan Fanad Teoranta	Share Charge
77		Shares in Bradan (Maoil Rua) Teoranta	Share Charge
78		Shares in Feirm Farraige Oilean Chliara Teoranta (92.03%)	Share Charge
79		Shares in Silver King Seafood Ltd	Share Charge
80	BRADAN FANAD TEORANTA	Aquaculture Licences	Deed of Charge and Assignment
81	BRADAN (MAOIL RUA) TEORANTA	Aquaculture Licences	Deed of Charge and Assignment
82	FANAD PETTIGO TEORANTA	Aquaculture Licences	Deed of Charge and Assignment
83	FEIRM FARRAIGE OILEAN CHILARA	Aquaculture Licences	Deed of Charge and Assignment
84		Insurance Policies	Assignment of Insurances
85	COMHLUCHT IASCAIREACHTA FANAD TEORANTA	Insurance Policies	Assignment of Insurances
86	MARINE HARVEST USA HOLDING, LLC	Security Agreement covering all assets	Security Agreement	Florida law, U.S.A.
87	MARINE HARVEST HOLDING AS	Shares in Salmoamerica Corp.	Share Pledge Agreement	Panamanian law
88	SALMOAMERICA CORP.	Shares in Panamerica Int. Holding S.A.	Share Pledge Agreement
89		Shares in Aquamerica Int. Holding	Share Pledge Agreement
90	MORPOL ASA	Shares in Morpol S.A.	Registered and financial share pledge agreement	Polish law
91	MORPOL S.A.	Intercompany Loans, Stock, Inventory and Trade Receivables, Insurance Policies	Registered pledge agreement over enterprise
92		Submission to execution	Submission to execution statement
93	MARINE HARVEST INTERNATIONAL B.V.	Shares in Marine Harvest (Scotland) Ltd.	Share Pledge	Scots law
94	MARINE HARVEST (SCOTLAND) LTD.	All assets	Bond and Floating Charge
95		All assets (including Aquaculture Licences, Intercompany Loans and Insurance Policies)	Bond and Floating Charge

96	LAKELAND CAIRNDOW LTD	All assets (including Aquaculture Licences, Intercompany Loans and Insurance Policies)	Bond and Floating Charge

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:           DNB BANK ASA, as Agent

From:	[Name of Original Lender] (the “Transferring Lender”) and [Name of New Lender] (the “New Lender”)

Date:                      [           ]

MARINE HARVEST ASA – EUR 555,000,000 FACILITY AGREEMENT DATED 4 NOVEMBER 2014 (THE “AGREEMENT”)

1
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.6

2	We refer to Clause 26.5 (Procedure for transfer):

a)
The Transferring Lender and the New Lender agree to the Transferring Lender transferring to the New Lender all or part of the Transferring Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with 26.5 (Procedure for transfer).

b)	The proposed Transfer Date is [ ].

c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Transferring Lender’s obligations set out in paragraph c) of Clause 26.4 (Limitation of responsibility of Existing Lenders).

4	[The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is a Treaty Lender.]

_________________
6 NOTE: The Agent and the Existing Lender should seek confirmation from Dutch counsel that the transfer will not contravene Section 3:5 of the Dutch Financial Supervision Act (Wet op het financieel toezicht) if the value of the rights acquired by the New Lender is less than €100,000 or, if the competent authority has published its interpretation of the term ‘public’ as referred to in article 4.1.(1) of Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms, such other minimum amount as may be required for the New Lender not to be considered part of the public under such interpretation.

5	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6
The Parties agree that this transfer shall constitute a novation within the meaning of Article 1271 et seq. of the French Civil Code and that all rights relating to the Transaction Security in respect of Obligors shall be transferred and maintained in full force and effect.

7	This Transfer Certificate is governed by Norwegian law, with Oslo district court (No. Oslo tingrett) as legal venue.

8	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

THE SCHEDULE

Commitment/rights and obligations to be transferred

Existing Lender:	[ ]

New Lender:	[ ]

Total Commitment of Existing Lender:	[ ]

Total Commitment of New Lender:	[ ]

Transfer Date:	[ ]

Administrative Details / Payment Instructions of New Lender

[Facility Office address, fax number and attention details for notices and account details for payments.]

Existing Lender:	New Lender:
[ ]	[ ]
By: ________________________________	By: ________________________________
Name:	Name:
Title:	Title:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [           ].

Agent:
DNB BANK ASA
By: ________________________________
Name:
Title:

SCHEDULE 6

FORM OF ASSIGNMENT AGREEMENT

To:	DNB BANK ASA, as Agent and MARINE HARVEST ASA as Company, for and on behalf of each Obligor

From:                      [           ] (the “Existing Lender”) and [                                                                                     ] (the “New Lender”)

Date:                      [           ]

MARINE HARVEST ASA – EUR 555,000,000 FACILITY AGREEMENT DATED 4 NOVEMBER 2014 (THE “AGREEMENT”)

1
We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.7

2	We refer to Clause 26.6 (Procedure for assignment) of the Agreement:

a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitments and participations in Loans under the Agreement as specified in the Schedule.

b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Loans under the Agreement specified in the Schedule.

c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph b) above.

3	The proposed Transfer Date is [ ].

4	On the Transfer Date, the New Lender becomes Party to the relevant Finance Documents as a Lender.

__________________
7 NOTE: The Agent and the Existing Lender should seek confirmation from Dutch counsel that the transfer will not contravene Section 3:5 of the Dutch Financial Supervision Act (Wet op het financieel toezicht) if the value of the rights acquired by the New Lender is less than €100,000 or, if the competent authority has published its interpretation of the term ‘public’ as referred to in article 4.1.(1) of the Capital Requirements Regulation (EU/575/2013), such other minimum amount as may be required for the New Lender not to be considered part of the public under such interpretation.

5	The Facility Office and address, fax numbers and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph c) of Clause 26.4 (Limitation of responsibility of Existing Lenders).

7	[The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is a Treaty Lender.]

8
This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 26.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company), to the Company (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

9	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

10	This Assignment Agreement is governed by Norwegian law, with Oslo district court (No. Oslo tingrett) as legal venue.

11	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

Existing Lender:	[ ]

New Lender:	[ ]

Total Commitment of Existing Lender:	[ ]

Total Commitment of New Lender:	[ ]

Transfer Date:	[ ]

[Facility Office address, fax number and attention details for notices and account details for payments.]

Existing Lender:	New Lender:
[ ]	[ ]
By: ________________________________	By: ________________________________
Name:	Name:
Title:	Title:

This Assignment Agreement is accepted as an Assignment Agreement for the purposes of the Agreement by the Agent and the Transfer Date is confirmed as [           ].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

Agent:
DNB BANK ASA
By: ________________________________
Name:
Title:

SCHEDULE 7

FORM OF ACCESSION LETTER

To:           DNB BANK ASA, as Agent

From:                      [SUBSIDIARY] and MARINE HARVEST ASA

Date:                      [           ]

MARINE HARVEST ASA – EUR 555,000,000 FACILITY AGREEMENT DATED 4 NOVEMBER 2014 (THE “AGREEMENT”)

1	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2
[SUBSIDIARY] agrees to become an [Additional Borrower] [and] [Additional Guarantor] and to be bound by the terms of the Agreement as an [Additional Borrower] [and] [Additional Guarantor] pursuant to Clause 27.2 [(Additional Borrowers)] [and] [27.4 (Additional Guarantors)] of the Agreement. [SUBSIDIARY] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3	[SUBSIDIARY’s] administrative details are as follows:

Address:                            [                                           ]
Fax No:                               [                                           ]
Attention:                          [                                           ]

4	This Accession Letter is governed by Norwegian law.

MARINE HARVEST ASA	[SUBSIDIARY]
By: ________________________________	By: ________________________________
Name:	Name:
Title:	Title:

SCHEDULE 8

FORM OF RESIGNATION LETTER

To:           DNB BANK ASA, as Agent

From:                      [SUBSIDIARY] and MARINE HARVEST ASA

Date:

MARINE HARVEST ASA – EUR 555,000,000 FACILITY AGREEMENT DATED 4 NOVEMBER 2014 (THE “AGREEMENT”)

1	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2
Pursuant to Clause [27.3 (Resignation of a Borrower)] [and] [27.6 (Resignation of a Guarantor)] of the Agreement, we request that [RESIGNING BORROWER / GUARANTOR] be released from its obligations as a [Borrower] [and] [Guarantor] under the Agreement.

3	We confirm that:

a)	No Default is continuing or would result from the acceptance of this Resignation Letter; and

b)	[ ]8

4	This Resignation Letter is governed by Norwegian law.

MARINE HARVEST ASA	[SUBSIDIARY]
By: ________________________________	By: ________________________________
Name:	Name:
Title:	Title:

_________
8 Insert any conditions required by the Agreement

SCHEDULE 9

FORM OF COMPLIANCE CERTIFICATE

From:                      MARINE HARVEST ASA

To:           DNB BANK ASA, as Agent

Date:                      [           ]

MARINE HARVEST ASA – EUR 555,000,000 FACILITY AGREEMENT DATED 4 NOVEMBER 2014 (THE “AGREEMENT”)

1
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that as at [insert relevant Testing Date]:

a)	Total Assets was NOK [ ];

b)	Total Equity was NOK [ ];

c)	The Equity Ratio was [ ]%;

d)	EBITDA for the Relevant Period was NOK [ ];

e)	Net Interest Bearing Debt was NOK [ ]; and

f)	Gearing Ratio was [ ]:1, as a result of which the applicable Margin is []% per annum.

3	We set out below our calculations establishing the figures in paragraph 2 over:

[                    ]

4	[IF RELEVANT: Attached is an Intercompany Debt Certificate.]9

5
We further confirm that as at [insert relevant Testing Date] no Default is continuing,10 and further that there has been no change that would have a Material Adverse Effect since the date of the financial statements or the Compliance Certificate last submitted to you.

______________
9 Such certificate shall be delivered each 6 months pursuant to Clause 24.23 (Intra-Group Debt).
10 If this statement cannot be made, the Compliance Certificate should identify any Default and the steps, if any, being taken to remedy it.

Yours faithfully

MARINE HARVEST ASA

By: _______________________
Name:
Title:

SCHEDULE 10

PERMITTED EXISTING FINANCIAL INDEBTEDNESS AND SECURITY

Company	Country	Lender/Counterpart	Type of Loan/Facility	Currency	Amount	Purpose	Security
Marine Harvest ASA	Norway	Nordic Trustee (on behalf of bondholders)	Bond loan (ex convertible)	NOK	1,250,000,000	General corporate purposes	N/A
Marine Harvest ASA	Norway	Nordic Trustee (on behalf of bondholders)	Convertible bond loan	EUR	350,000,000	General corporate purposes	N/A
Marine Harvest ASA	Norway	Nordic Trustee (on behalf of bondholders)	Convertible bond loan	EUR	375,000,000	General corporate purposes	N/A
Amanda Foods Vietnam Ltd.	Vietnam	Bangkok Bank Vietnam	Long term bank loan	USD	760,000	Debt restructuring (maturing 2015)	Fixed assets
Marine Harvest Norway AS	Norway	Various leasing companies	Financial lease	NOK	13,000,000	Equipment financing	N/A
Marine Harvest Norway AS	Norway	Husbanken	Term loan	NOK	351,000	(To be repaid)
Marine Harvest Scotland Ltd.	Scotland	Clydesdale Bank	Hire purchase	GBP	158,000	Feed barge	Asset security (feed barge)
Marine Harvest Scotland Ltd.	Scotland	Clydesdale Bank	Marine Mortgage	GBP	268,000	Workboat	Asset security (boat)
Marine Central & Eastern Europe	Czech Republic	Leasing company	Financial lease	CZK	971,000	Equipment financing	N/A
Marine Harvest Lorient S.A.S	France	Leasing company	Financial lease	EUR	187,000	Equipment financing	N/A
Marine Harvest Kritsen SA	France		Long-term loan	EUR	16,000

SCHEDULE 11

FORM OF INCREASE CONFIRMATION

To:	[DNB BANK ASA] as Agent and MARINE HARVEST ASA as the Company

From:                      [THE INCREASE LENDER] (the “Increase Lender”)

Date:                      [                      ]

MARINE HARVEST ASA – EUR 555,000,000 FACILITY AGREEMENT DATED 4 NOVEMBER 2014 (THE “AGREEMENT”)

1
We refer to the Agreement. This is an Increase Confirmation for the purposes of the Agreement. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2	We refer to Clause 2.3 (Increase) of the Agreement.

3
The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Agreement.

4	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [ ].

5	On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender.

6	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.

7	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph f) of Clause 2.3 (Increase) of the Agreement.

8	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.

9	This Increase Confirmation is governed by Norwegian law.

10	This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

________________

Note:
The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the  Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:
Name:
Title:

This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Agreement by the Agent and the Increase Date is confirmed as [     ].

[DNB BANK ASA]

By:
Name:
Title:

SCHEDULE 12

FORM OF CHILEAN GUARANTEE

ENGLISH TRANSLATION

[CHILEAN GUARANTOR]

to

DNB BANK ASA, as Security Agent

In Santiago, Chile, on [DATE], before me [CHILEAN NOTARY PUBLIC] appear:

On the one hand: the Chilean company [CHILEAN GUARANTOR], corporate purpose [       ], taxpayer number (RUT) [       ], represented by [       ] [NATIONALITY], [MARITAL STATUS], [PROFESSION OR OCCUPATION], both domiciled for this purpose at [       ] (hereinafter the “Chilean Guarantor”);

And; On the other hand: DNB BANK ASA, a financial institution duly incorporated and in good standing under the laws of Norway, represented by [       ], [NATIONALITY], [MARITAL STATUS], [PROFESSION OR OCCUPATION] both domiciled for this purpose at [       ] (hereinafter the “Security Agent”);

The appearing parties, of legal age, and having evidenced their identity with the aforementioned identity cards, agree on the following guarantee:

1.           Background and General Representations

(a)           Syndicated Credit Agreement:

On 4 November 2014, a syndicate of foreign financial institutions lead by ABN Amro Bank N.V., Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., DNB Bank ASA and Nordea Bank Norge ASA, (hereinafter the “Finance Parties”, as defined in the Facility Agreement referred to below) and Marine Harvest ASA and certain of its subsidiaries, which include the Chilean companies [insert names of relevant Chilean companies] and other companies domiciled abroad, entered into a facility agreement (the “Facility Agreement”) pursuant to which the Lenders make available to the Borrowers (both as defined in the Facility Agreement) a multicurrency revolving credit facility in an aggregate amount equal to EUR 555,000,000. A copy of the Facility Agreement has been recorded on this same date in this same Notary Public office.

(b)           Guarantee:

In the Facility Agreement referred to in letter (a) above, the Finance Parties and the Chilean Guarantor entered into a guarantee agreement, by which the Chilean Guarantor, in accordance to the terms and limitations thereof, irrevocably and unconditionally guaranteed to each and all of the Secured Parties (as defined in the Facility Agreement, hereinafter the “Secured Parties”) the timely performance by each other Obligor (as defined in the Facility Agreement, hereinafter the “Obligor”) of all of that Obligor’s obligations under and pursuant to the Finance Documents (as defined in the Facility Agreement, hereinafter the “Finance Documents”).

The Facility Agreement and the guarantee agreement referred to in letters (a) and (b) above will jointly be referred to as the “Credit Agreement”. It is hereby stated that the term Credit Agreement includes all of the documents which are referred to in such agreement as “Finance Documents”.

(c)           Representations and Ratification:

The Chilean Guarantor represents the following to the benefit of the Secured Parties:

(i)
That it knows and accepts, in all its parts and without any qualification whatsoever, the Credit Agreement and acknowledges that its terms, characteristics, conditions, and its express stipulations are incorporated by reference in this guarantee agreement in all aspects which do not contradict nor conflict with such, particularly including, but not limited to the terms, characteristics, conditions, and express stipulations set forth in Section nineteen of the Facility Agreement entitled “Guarantee and Indemnity”;

(ii)
That the terms, characteristics, conditions, and express stipulations of the Credit Agreement, as well as the obligations and duties resulting, arising or which may arise from such contract, are valid, binding, and enforceable under Chilean laws in accordance to its terms and subject to the limitations and preventions set out in clauses [19.13 b) and 21.7 b)] of the Facility Agreement; and

(iii)
The Chilean Guarantor hereby ratifies completely and without any qualification whatsoever, each and all of the representations, indemnities, warranties, and statements made by it in the Credit Agreement, as well as all obligations and duties arising from the Credit Agreement, which are in force at the date hereof and will continue to be so in the future, being valid, true, correct, and accurate.

(d)           Enforceable Promise of Guarantee:

Under the provisions of Clause one point one of the Facility Agreement, entitled “Definitions and Interpretation”, and under the Schedule number twelve thereof entitled “Form of Chilean Guarantee”, the Chilean Guarantor committed itself to grant a guarantee to the Secured Parties under Chilean Law, that was named the “Chilean Guarantee”, to be autonomous and independent from the guarantee agreement identified in letter (b) above, in order to guarantee the timely performance by each other Obligor of all that Obligor’s obligations under and pursuant to the Finance Documents.

2.           Guarantee

The Chilean Guarantor hereby irrevocably, and jointly and severally guarantees, to the Security Agent, acting on behalf and for the benefit of each and all of the Secured Parties, the prompt performance in full by each other Obligor of all that Obligor’s obligations whatsoever, arising or which may arise under and pursuant to the Credit Agreement, becoming the Chilean Guarantor liable for the prompt and full payment of any money amounts to be paid to the Secured Parties, or to any of them, by any of the Obligor under the aforementioned contract, whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise, including, but not limited to capital amortization, interests, commissions, increased costs, taxes, indemnifications for damages or losses payable in accordance with the Credit Agreement, and overall, any other obligation of an Obligor under the Credit Agreement.

3.           Representations and Covenants

The Chilean Guarantor hereby expressly represents and agrees to the following to the Security Agent, acting on behalf and for the benefit of each and all of the Secured Parties:

(a)
The guarantee contained in this agreement is extended, ipso facto and with no need of further proceedings, with regard to the extension or reduction of terms, and overall, with regard to any amendment of the Credit Agreement and/or any of it Schedules that may be agreed upon under the provisions of the Credit Agreement, including, but not limited to, new Finance Parties, Additional Guarantors and/or Additional Borrowers, any novation due to change of creditor(s) or the creditors' assignment or transfer of rights under the Credit Agreement in the terms set forth in Section twenty-six of the Facility Agreement. In addition, the Chilean Guarantor commits itself to agree, during the entire term of this guarantee agreement, to any amendment of the Credit Agreement and/or any of its Schedules upon the sole request of the Finance Parties and/or the Security Agent;

(b)
This guarantee agreement covers all commissions, increased costs, indemnifications for damages or losses, taxes, expenses, fees (including legal fees), court and out of court collection costs, and overall any other cost or obligation whatsoever payable in accordance with the Credit Agreement resulting or that may result from the non-compliance of the guaranteed obligations;

(c)
In its condition as guarantor, it waives, until such time as the obligations secured hereunder have been paid or extinguished in full, any right it may have under articles 2339 (withdrawal right), 2355 (reduction right), 2356, 2357 (exclusion benefit) and 2367 (severance right) of the Chilean Civil Code;

(d)
For all legal purposes, the obligations of the Chilean Guarantor are indivisible, in such a way that each of its legal successors in interest will be bound to satisfy such obligations in their entirety and not only in a manner corresponding to such legal successor's own quota or part thereof;

(e)
Its liability and obligations as Guarantor will not be adversely affected or altered in any manner whatsoever by other guarantees or securities assumed or that may be assumed in the future for the safety of the guaranteed obligations, nor else by the modification, release, and/or cancellation of the mentioned guarantees.

4.           Legal Representations

[                               ], in representation of the Chilean Guarantor and to the benefit of the Secured Parties, declares himself to be entitled to perform the representations and statements as declared hereof in order to enter into this guarantee agreement under the terms set forth herein; and to have broad powers in this regard under the laws of Chile and the articles and by-laws of the Chilean Guarantor. The legal representative furthermore, declares that this agreement has been duly executed and signed by the Chilean Guarantor; that legal valid, binding, and enforceable obligations in accordance to its terms result hereof for the Chilean Guarantor; and that the delivery and signature of this agreement and the fulfilment of any of its terms and/or provisions does not infringe any binding law, rule, regulation, judgment, order, or decree for the Chilean Guarantor, nor causes a non-compliance or involves any breach of the articles and by laws of the mentioned company or any of the acts, contracts, or agreements delivered or entered into by said Chilean Guarantor and being in force as of the date hereof.

5.           Acceptance of the Guarantee

The Security Agent, being duly represented, hereby expressly accepts on behalf and for the benefit of the Secured Parties this guarantee granted by the Chilean Guarantor in this act.

6.           Obligation of the Chilean Guarantor

It will be the obligation and responsibility of the Chilean Guarantor to promptly fulfil, with respect to the Central Bank of Chile or with respect to whom it may be required, each and all foreign exchange obligations that from time to time may result applicable to this guarantee agreement, including but not limited to information duties, prior authorizations that may be required, and/or any other foreign exchange obligation that from time to time may result applicable. Likewise, it will be the obligation and responsibility of the Chilean Guarantor to give evidence in respect of the due and prompt fulfilment of such foreign exchange obligations to the Secured Parties or to the Security Agent at their sole request.

7.           Severability

Should any of the provisions contained herein be null or void, illegal or non-enforceable in any aspect, the validity, legality, and/or enforceability of the remaining provisions herein will not be impaired or weakened in whatsoever manner as a result thereof.  In this case, the void, illegal and/or non-enforceable provision shall be modified in such terms as to allow it to be as similar as possible to the original intent of the contracting parties; should its modification be impossible, subsequently it will have no effect or binding force for the contracting parties. Notwithstanding the above, should the provision impossible to be modified be a relevant provision hereof, the Parties hereto agree as from now to promptly start faithful negotiations, at the sole request from any of them, allowing for a restructuring of this contract under terms as similar as possible to the original intent of the contracting parties.

8.           Release of the Chilean Guarantee

If for any reason the Chilean Guarantor ceases to be a “Guarantor” (as defined in the Credit Agreement) in accordance with the terms of the Credit Agreement (specifically, but not limited pursuant to the provisions set out in clause 19.10 and 27.6 of the Facility Agreement), the Agent, acting on behalf and for the benefit of the Secured Parties, shall, at the cost and request of the Chilean Guarantor, promptly release and terminate the guarantee contained hereof.

9.           Expenses

Any expenses, costs, taxes, and/or duties arising from this agreement or to be incurred as a result of it will be borne solely by the Chilean Guarantor.

10.           Applicable Law

The Parties declare that this guarantee agreement will be governed by Chilean Law and that any discrepancy, doubt, or conflict that may arise or result therefrom will be submitted to the jurisdiction and non-exclusive competency of the ordinary courts of justice of the city and municipality (comuna) of Santiago. Consistent with the above and for any purpose resulting hereof, the parties by common consent set their special civil domicile in the city of Santiago.

LEGAL REPRESENTATIONS / SIGNATURES

SCHEDULE 13

TIMETABLES

	Loans in EUR and NOK	Loans in other currencies
Request for approval as an Optional Currency, if required, (Clause 4.3 (Conditions relating to Optional Currencies))	_	U-5 10:00 a.m.

Agent notifies the Lenders of the request (Clause 4.3 (Conditions relating to Optional Currencies))	_	U-5 3:00 p.m.

Responses by Lenders to the request (Clause 4.3 (Conditions relating to Optional Currencies))	_	U-4 1:00 p.m.

Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	_	U-4 5:00 p.m.

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))	U-3 10:00 a.m.	U-3 10:00 a.m.

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)

	U-3 11:00 a.m.	U-3 11:00 a.m.

Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a currency)	Quotation Day 3:00 p.m.	Quotation Day 3:00 p.m.

Agent gives notice in accordance with Clause 6.2 (Unavailability of a currency)	Quotation Day 5:00 p.m.	Quotation Day 5:00 p.m.

EURIBOR, LIBOR, NIBOR or CDOR is fixed	Quotation Day as of 11:00 a.m. (London time) in respect of NIBOR and 11:00 a.m. (Brussels time) in respect of EURIBOR	Quotation Day as of 11:00 a.m.

“U” =	Date of utilisation
“U – X” =	X Business Days prior to date of utilisation

SCHEDULE 14

ADDITIONAL OBLIGORS TO ACCEDE AT THE CLOSING DATE

Additional Obligors	Registered address	Registration number
Norway:
MARINE HARVEST HOLDING AS	Tordenskioldsgate 8-10 N-0160 Oslo, Norway	976 841 220

MARINE HARVEST MINORITY HOLDING AS	(as above)	988 044 091

MARINE HARVEST NORWAY AS	Sandviksbodene 77AB N-5035 Bergen, Norway	959 352 887

STERLING WHITE HALIBUT AS	N-4130 Hjemland, Norway	983 356 494

MARINE HARVEST FISH FEED AS	Sandviksbodene 78A N-5035 Bergen, Norway	911 610 744
MORPOL ASA	c/o Marine Harvest Holding AS Tordenskiolds gate 8-10 N-0160 Oslo, Norway	895 465 232
The Netherlands:
MARINE HARVEST N.V.	Vuurtorenweg 12, 8531 HJ Lemmer, The Netherlands	32105246

MARINE HARVEST INTERNATIONAL B.V.	(as above)	32107477

MARINE HARVEST HOLLAND B.V.	(as above)	32116823

Belgium:
MARINE HARVEST PIETERS NV.	Kolvestraat 4, 8000 Brugge, Belgium	0426019644
Scotland:
MARINE HARVEST (SCOTLAND) LTD.	1st Floor, Admiralty Park, Rosyth, Fife KY11 2YW, Scotland	SC138843
LAKELAND CAIRNDOW LTD.	(as above)	SC197037

France:
MARINE HARVEST KRITSEN SAS	Zone Artisanale du Vern 29400 Landivisiau –France	411 795 610 R.C.S. BREST
Poland:
MORPOL S.A.	Duninowo 39, 76-270 Ustka, Poland	KRS 0000232673
Germany:
LASCHINGER SEAFOOD GMBH	Ziegeleiweg 12, 31177 Harsum, Germany	HRB 203935

Panama:
SALMOAMERICA CORP.	Plaza 2000, 16th Floor, 50th Street, Panama, Republic of Panama	374469

AQUAMERICA INTERNATIONAL HOLDING S.A.	(as above)	375645

PANAMERICA INTERNATIONAL HOLDING S.A.	(as above)	375647

USA:
MARINE HARVEST USA HOLDING, LLC	57 Little River Drive, Belfast, Maine 04915, U.S.A.	19990696DC

MARINE HARVEST USA, LLC	8550 NW, 17th Street, Miami, Florida 33178, U.S.A.	L01000011779

Chile:
MARINE HARVEST CHILE S.A.	Ruta 226 Km 8 Camino El Tepual, Puerto Montt, Chile	96.633.780-K

OCEAN HORIZONS S.A.	(as above)	96.655.340-5

SALMONES TECMAR S.A.	(as above)	79.809.870-5

Canada:
MARINE HARVEST NORTH AMERICA INC.	#124-1334 Island Highway, Campbell River, B.C. V9W 8C9, Canada	C0783353

MARINE HARVEST CANADA INC.	(as above)	BC0812200

Ireland:
COMHLUCHT IASCAIREACHTA FANAD TEORANTA	Fanad Fisheries, Kindrum, Fanad, Letterkenny, Co. Donegal	66929

BRADAN (MAOIL RUA) TEORANTA	(as above)	166348

FANAD PETTIGOE TEORANTA	(as above)	236995

BRADAN FANAD TEORANTA	(as above)	104180

SILVER KING SEAFOODS LIMITED	(as above)	383723

FEIRM FARRAIGE OILEAN CHLIARA TEORANTA	c/o Comlucht Iascaireachta Fanad Teoranta, Fanad Fisheries, Kindrum, Fanad, Letterkenny, Co. Donegal	109902

Faroe Islands:
MARINE HARVEST FAROES P/F	Ternubrekka 5, FO-695 Hellur, Faroe Islands	1296

SIGNATORIES:

The Company:
MARINE HARVEST ASA
By: ________________________________
Name: HENRIK HEIBERG	ESPEN REFSLI
Title: ATTORNEY-IN-FACT	ATTORNEY-IN-FACT

The Original Borrower:
MARINE HARVEST ASA
By: ________________________________
Name: PÅL-SVERRE JØRGENSEN	ESPEN REFSLI
Title: ATTORNEY-IN-FACT	ATTORNEY-IN-FACT

The Original Guarantor:
MARINE HARVEST ASA
By: ________________________________
Name: PÅL-SVERRE JØRGENSEN	ESPEN REFSLI
Title: ATTORNEY-IN-FACT	ATTORNEY-IN-FACT

The Original Lenders:
ABN AMRO BANK N.V.
By: ________________________________
Name: S.H. LIMPENS	M.P. SCHÜMAKER
Title: EXECUTIVE DIRECTOR	DIRECTOR

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.
By: ________________________________
Name: T.B.H. SERVATIUS	J.P. VAN AALST
Title: DIRECTOR, (PROXY B)	EXECUTIVE DIRECTOR, (PROXY AB)

DNB BANK ASA
By: ________________________________
Name: RUNE NILSEN
Title: SENIOR VICE PRESIDENT

NORDEA BANK NORGE ASA
By: ________________________________
Name: TERJE OLSEN
Title: REGION BANK MANAGER

The Arrangers:
ABN AMRO BANK N.V.
By: ________________________________
Name: S.H. LIMPENS	M.P. SCHÜMAKER
Title: EXECUTIVE DIRECTOR	DIRECTOR

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.
By: ________________________________
Name: T.B.H. SERVATIUS	J.P. VAN AALST
Title: DIRECTOR, (PROXY B)	EXECUTIVE DIRECTOR, (PROXY AB)

DNB MARKETS, a part of DNB BANK ASA
By: ________________________________
Name: RUNE NILSEN
Title: SENIOR VICE PRESIDENT

NORDEA BANK NORGE ASA
By: ________________________________
Name: TERJE OLSEN
Title: REGION BANK MANAGER

The Original Hedging Counterparties:
ABN AMRO BANK N.V.
By: ________________________________
Name: S.H. LIMPENS	M.P. SCHÜMAKER
Title: EXECUTIVE DIRECTOR	DIRECTOR

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.
By: ________________________________
Name: T.B.H. SERVATIUS	J.P. VAN AALST
Title: DIRECTOR, (PROXY B)	EXECUTIVE DIRECTOR, (PROXY AB)

DNB BANK ASA
By: ________________________________
Name: RUNE NILSEN
Title: SENIOR VICE PRESIDENT

NORDEA BANK FINLAND PLC
By: ________________________________
Name: TERJE OLSEN
Title: REGION BANK MANAGER

The Agent:
DNB BANK ASA
By: ________________________________
Name: RUNE NILSEN
Title: SENIOR VICE PRESIDENT

The Security Agent:
DNB BANK ASA
By: ________________________________
Name: RUNE NILSEN
Title: SENIOR VICE PRESIDENT